                                                                     EXHIBIT 4.1

================================================================================

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                 Master Servicer

                                       and

                              LENNAR PARTNERS, INC.
                                Special Servicer

                                       and

                        WELLS FARGO BANK MINNESOTA, N.A.
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of February 11, 2003

                         ------------------------------

                                  $937,264,149

                  Commercial Mortgage Pass-Through Certificates

                                 Series 2003-C3

================================================================================

                                            ARTICLE I
                                           DEFINITIONS
SECTION 1.01    Defined Terms....................................................................     3

                                              ARTICLE II
                    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                                  ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01    Conveyance of Mortgage Loans and ED Loan REMIC Interests..........................   62

SECTION 2.02    Acceptance of the Trust Fund by Trustee...........................................   64

SECTION 2.03    Mortgage Loan Seller's Repurchase or Substitution of Mortgage
                Loans for Document Defects and  Breaches of Representations and
                Warranties........................................................................   66

SECTION 2.04    Representations and Warranties of Depositor.......................................   69

SECTION 2.05    Conveyance of Mortgage Loans and ED Loan REMIC;
                Acceptance of REMIC I and Grantor Trust by Trustee................................   71

SECTION 2.06    Issuance of REMIC I Regular Interests; Execution, Authentication
                and Delivery of Class R-I Certificates............................................   71

SECTION 2.07    Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee........   71

SECTION 2.08    Execution, Authentication and Delivery of REMIC II Certificates...................   71

SECTION 2.09    Execution, Authentication and Delivery of Class Z-I, Class Z-II
                and Class Z-III Certificates......................................................   72

                                            ARTICLE III
                            ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01    Administration of the Mortgage Loans..............................................   72

SECTION 3.02    Collection of Mortgage Loan Payments..............................................   74

SECTION 3.03    Collection of Taxes, Assessments and Similar Items; Servicing
                Accounts; Reserve Accounts........................................................   76

SECTION 3.04    Certificate Account, Interest Reserve Account, Additional Interest
                Account, Distribution Account and Companion Distribution
                Account...........................................................................   80

SECTION 3.05    Permitted Withdrawals from the Certificate Account, Interest
                Reserve Account, the Additional Interest Account and the
                Distribution Account..............................................................   84

SECTION 3.06    Investment of Funds in the Servicing Accounts, the Reserve
                Accounts, the Certificate Account, the Interest Reserve Account,
                the Distribution Account, the Additional Interest Account and the
                REO Account.......................................................................   89

SECTION 3.07    Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.....   91

SECTION 3.08    Enforcement of Alienation Clauses.................................................   94

SECTION 3.09    Realization Upon Defaulted Mortgage Loans; Required Appraisals....................   96

SECTION 3.10    Trustee and Custodian to Cooperate; Release of Mortgage Files.....................  100

SECTION 3.11    Servicing Compensation............................................................  101

SECTION 3.12    Property Inspections; Collection of Financial Statements; Delivery
                of Certain Reports................................................................  105

SECTION 3.13    Annual Statement as to Compliance.................................................  108

SECTION 3.14    Reports by Independent Public Accountants.........................................  109

SECTION 3.15    Access to Certain Information.....................................................  109

SECTION 3.16    Title to REO Property; REO Account................................................  112

SECTION 3.17    Management of REO Property........................................................  114

SECTION 3.18    Resolution of Defaulted Mortgage Loans and REO Properties.........................  117

SECTION 3.19    Additional Obligations of Master Servicer and Special Servicer....................  121

SECTION 3.20    Modifications, Waivers, Amendments and Consents...................................  121

SECTION 3.21    Transfer of Servicing Between Master Servicer and Special
                Servicer; Record Keeping..........................................................  128

SECTION 3.22    Sub-Servicing Agreements..........................................................  131

SECTION 3.23    Representations and Warranties of Master Servicer and Special Servicer............  133

SECTION 3.24    Sub-Servicing Agreement Representation and Warranty...............................  136

SECTION 3.25    Designation of Controlling Class Representative...................................  136

SECTION 3.26    [RESERVED]........................................................................  138

SECTION 3.27    Companion Paying Agent............................................................  138

SECTION 3.28    Companion Register................................................................  139

                                            ARTICLE IV
                                   PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01    Distributions.....................................................................  139

SECTION 4.02    Statements to Certificateholders; CMSA Loan Periodic Update File..................  151

SECTION 4.03    P&I Advances......................................................................  156

SECTION 4.04    Allocation of Realized Losses and Additional Trust Fund
                Expenses; Allocation of Certificate Deferred Interest; Allocation of
                Appraisal Reduction Amounts.......................................................  158

SECTION 4.05    Calculations......................................................................  160

SECTION 4.06    Use of Agents.....................................................................  161

                                            ARTICLE V
                                        THE CERTIFICATES

SECTION 5.01    The Certificates..................................................................  161

SECTION 5.02    Registration of Transfer and Exchange of Certificates.............................  162

SECTION 5.03    Book-Entry Certificates...........................................................  167

SECTION 5.04    Mutilated, Destroyed, Lost or Stolen Certificates.................................  168

SECTION 5.05    Persons Deemed Owners.............................................................  168

                                            ARTICLE VI
                THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                                CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01    Liability of Depositor, Master Servicer and Special Servicer......................  169

SECTION 6.02    Merger, Consolidation or Conversion of Depositor or Master
                Servicer or Special Servicer......................................................  169

SECTION 6.03    Limitation on Liability of Depositor, Master Servicer and Special Servicer........  169

SECTION 6.04    Resignation of Master Servicer and the Special Servicer...........................  170

SECTION 6.05    Rights of Depositor and Trustee in Respect of Master Servicer and
                the Special Servicer..............................................................  171

SECTION 6.06    Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.........  172

SECTION 6.07    Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.........  172

SECTION 6.08    Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.........  172

SECTION 6.09    Designation of Special Servicer by the Controlling Class..........................  172

SECTION 6.10    Master Servicer or Special Servicer as Owner of a Certificate.....................  173

SECTION 6.11    The Controlling Class Representative..............................................  174

                                            ARTICLE VII
                                              DEFAULT

SECTION 7.01    Events of Default.................................................................  175

SECTION 7.02    Trustee to Act; Appointment of Successor..........................................  180

SECTION 7.03    Notification to Certificateholders................................................  181

SECTION 7.04    Waiver of Events of Default.......................................................  182

SECTION 7.05    Additional Remedies of Trustee Upon Event of Default..............................  182

                                            ARTICLE VIII
                                      CONCERNING THE TRUSTEE

SECTION 8.01    Duties of Trustee.................................................................  182

SECTION 8.02    Certain Matters Affecting Trustee.................................................  184

SECTION 8.03    Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans..  185

SECTION 8.04    Trustee May Own Certificates......................................................  186

SECTION 8.05    Fees and Expenses of Trustee; Indemnification of Trustee..........................  186

SECTION 8.06    Eligibility Requirements for Trustee..............................................  186

SECTION 8.07    Resignation and Removal of Trustee................................................  187

SECTION 8.08    Successor Trustee.................................................................  188

SECTION 8.09    Merger or Consolidation of Trustee................................................  189

SECTION 8.10    Appointment of Co-Trustee or Separate Trustee.....................................  189

SECTION 8.11    Appointment of Custodians.........................................................  190

SECTION 8.12    Appointment of Authenticating Agents..............................................  191

SECTION 8.13    Access to Certain Information.....................................................  192

SECTION 8.14    Appointment of REMIC Administrators...............................................  192

SECTION 8.15    Representations, Warranties and Covenants of Trustee..............................  193

SECTION 8.16    Appointment of Paying Agent.......................................................  194

SECTION 8.17    Reports to the Securities and Exchange Commission; Available Information..........  195

SECTION 8.18    Maintenance of Mortgage File......................................................  198

                                              ARTICLE IX
                                             TERMINATION

SECTION 9.01    Termination Upon Repurchase or Liquidation of All Mortgage Loans..................  198

SECTION 9.02    Additional Termination Requirements...............................................  201

                                              ARTICLE X
                                      ADDITIONAL TAX PROVISIONS

SECTION 10.01   REMIC Administration..............................................................  202

SECTION 10.02   Grantor Trust Administration......................................................  207

                                              ARTICLE XI
                                       MISCELLANEOUS PROVISIONS

SECTION 11.01   Amendment.........................................................................  209

SECTION 11.02   Recordation of Agreement; Counterparts............................................  211

SECTION 11.03   Limitation on Rights of Certificateholders........................................  211

SECTION 11.04   Governing Law.....................................................................  212

SECTION 11.05   Notices...........................................................................  212

SECTION 11.06   Severability of Provisions........................................................  213

SECTION 11.07   Grant of a Security Interest......................................................  213

SECTION 11.08   Streit Act........................................................................  213

SECTION 11.09   Successors and Assigns; Beneficiaries.............................................  213

SECTION 11.10   Article and Section Headings......................................................  214

SECTION 11.11   Notices to Rating Agencies........................................................  214

SECTION 11.12   Complete Agreement................................................................  215

EXHIBITS

     Exhibit Description                     Exhibit No.                    Section Reference
--------------------------------             -----------            ----------------------------------
Form of Class A-1 Certificate                    A-1                  Section 1.01 Definition of
                                                                      "Class A-1 Certificate"

Form of Class A-2 Certificate                    A-2                  Section 1.01 Definition of
                                                                      "Class A-2 Certificate"

Form of Class IO-I Certificate                   A-3                  Section 1.01 Definition of
                                                                      "Class IO-I Certificate"

Form of Class IO-II Certificate                  A-4                  Section 1.01 Definition of
                                                                      "Class IO-II Certificate"

Form of Class B Certificate                      A-5                  Section 1.01 Definition of
                                                                      "Class B Certificate"

Form of Class C Certificate                      A-6                  Section 1.01 Definition of
                                                                      "Class C Certificate"

Form of Class D Certificate                      A-7                  Section 1.01 Definition of
                                                                      "Class D Certificate"

Form of Class E Certificate                      A-8                  Section 1.01 Definition of
                                                                      "Class E Certificate"

Form of Class F Certificate                      A-9                  Section 1.01 Definition of
                                                                      "Class F Certificate"

Form of Class G Certificate                     A-10                  Section 1.01 Definition of
                                                                      "Class G Certificate"

Form of Class H Certificate                     A-11                  Section 1.01 Definition of
                                                                      "Class H Certificate"

Form of Class J Certificate                     A-12                  Section 1.01 Definition of
                                                                      "Class J Certificate"

Form of Class K Certificate                     A-13                  Section 1.01 Definition of
                                                                      "Class K Certificate"

Form of Class L Certificate                     A-14                  Section 1.01 Definition of
                                                                      "Class L Certificate"

Form of Class M Certificate                     A-15                  Section 1.01 Definition of
                                                                      "Class M Certificate"

Form of Class N Certificate                     A-16                  Section 1.01 Definition of
                                                                      "Class N Certificate"

Form of Class O Certificate                     A-17                  Section 1.01 Definition of
                                                                      "Class O Certificate"

Form of Class P Certificate                     A-18                  Section 1.01 Definition of
                                                                      "Class P Certificate"

     Exhibit Description                     Exhibit No.                    Section Reference
--------------------------------             -----------            ----------------------------------
Form of Class R-I Certificate                   A-19                  Section 1.01 Definition of
                                                                      "Class R-I Certificate"

Form of Class R-II Certificate                  A-20                  Section 1.01 Definition of
                                                                      "Class R-II Certificate"

Form of Class Z-I Certificate                   A-21                  Section 1.01 Definition of
                                                                      "Class Z-I Certificate"

Form of Class Z-II Certificate                  A-22                  Section 1.01 Definition of
                                                                      "Class Z-II Certificate"

Form of Class Z-III Certificate                 A-23                  Section 1.01 Definition of
                                                                      "Class Z-III Certificate"

Mortgage Loan Schedule                            B                   Section 1.01 Definition of
                                                                      "Mortgage Loan Schedule"

Schedule of Exceptions to                        C-1                  Section 2.02(a)
Mortgage File Delivery

Form of Custodial Certification                  C-2                  Section 2.02(a)

Form of Master Servicer                          D-1                  Section 1.01 Definition of
Request for Release                                                   "Request for Release";
                                                                      Section 2.03(b);Section
                                                                      3.10(a); and Section 3.10(b)

Form of Special Servicer                         D-2                  Section 1.01 Definition of
Request for Release                                                   "Request for Release";
                                                                      Section 3.10(b)

Calculation of NOI/Debt                           E                   Section 1.01 Definition of
Service Coverage Ratios                                               "Net Operating Income"

Form of Updated Collection                        F                   Section 1.01 Definition of
Report                                                                "Updated Collection Report"

Form of Transferor Certificate                   G-1                  Section 5.02(b)

Form of Transferee Certificate for QIBs          G-2                  Section 5.02(b)

Form of Transferee Certificate for               G-3                  Section 5.02(b)
Non-QIBs

Form of Transferee Certificate                    H                   Section 5.02(c)

Form of Transfer Affidavit                       I-1                  Section 5.02(d)(i)(2)
and Agreement Pursuant to
Section 5.02(d)(i)(2)

     Exhibit Description                     Exhibit No.                    Section Reference
--------------------------------             -----------            ----------------------------------
Form of Transferor Certificate                   I-2                  Section 5.02(d)(i)(4)
Pursuant to Section 5.02(d)(i)(4)

Form of Notice and Acknowledgment                J-1                  Section 6.09

Form of Acknowledgment of Proposed               J-2                  Section 6.09
Special Servicer

Form of CMSA Property File Report                 K                   Section 3.12(c)

Form of Comparative Financial Status              L                   Section 1.01 Definition of
Report                                                                "Comparative Financial Status
                                                                      Report"

Form of REO Status Report                         M                   Section 1.01 Definition of
                                                                      "REO Status Report"

Form of Watch List                                N                   Section 1.01 Definition of
                                                                      "Watch List"

Form of Delinquent Loan Status Report             O                   Section 1.01 Definition of
                                                                      "Delinquent Loan Status Report"

Form of Historical Loan Modification              P                   Section 1.01 Definition of
Report                                                                "Historical Loan Modification
                                                                      Report"

Form of Historical Liquidation Report             Q                   Section 1.01 Definition of
                                                                      "Historical Liquidation Report"

Form of NOI Adjustment Worksheet                  R                   Section 1.01 Definition of
                                                                      "NOI Adjustment Worksheet"

Form of Operating Statement Analysis              S                   Section 1.01 Definition of
                                                                      "Operating Statement Analysis"

Form of Interim Delinquent Loan Status            T                   Section 1.01 Definition of
Report                                                                "Interim Delinquent Loan Status
                                                                      Report"

Form of CMSA Loan Periodic Update File            U                   Section 1.01 Definition of
                                                                      "CMSA Loan Periodic Update File"

      Exhibit Description                    Exhibit No.                   Section Reference
--------------------------------             -----------            ----------------------------------
Form of Certificateholder Confirmation           V-1                  Section 3.15(a)
Certificate Request by Beneficial
Holder

Form of Prospective Purchaser                    V-2                  Section 3.15(a)
Certificate

Form of CMSA Bond File Report                     W                   Section 1.01 Definition of
                                                                      "CMSA Bond File Report"

Form of CMSA Collateral Summary File              X                   Section 1.01 Definition of
                                                                      "CMSA Collateral Summary File"

Form of CMSA Financial File                       Y                   Section 1.01 Definition of
                                                                      "CMSA Financial File"

Form of CMSA Loan Setup File                      Z                   Section 1.01 Definition of
                                                                      "CMSA Loan Setup File"

Initial Companion Holders                        AA                   Section 3.28

Class IO-II Reference Rate                       BB                   Section 1.01 Definition of
                                                                      "Class IO Reference Rate"

Form of Purchase Option Notice                   CC                   Section 3.18(e)

Form of Defeasance Certificate                   DD                   Section 3.20(h)

Form of Depositor Certification                  EE                   Section 8.17(b)

Form of Trustee Certification                    FF                   Section 8.17(c)

                         POOLING AND SERVICING AGREEMENT

         This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of February 11, 2003, among WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, WACHOVIA BANK, NATIONAL ASSOCIATION, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, and WELLS FARGO BANK MINNESOTA, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be the Mortgage Loans.

         As provided herein, it is intended that the ED Loan be held as the sole asset of a separate REMIC, that the ED Loan REMIC Regular Interest be held as an asset of REMIC I, and that the ED Loan REMIC Residual Interest be represented by the Class R-I Certificates.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Majority Mortgage Loans (exclusive of that portion of the interest payments thereon that constitutes Additional Interest), the ED Loan REMIC Regular Interest and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Residual Interest will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law, and will be represented by the Class R-I Certificates.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

         The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), the Corresponding Components of the Class IO Certificates and the Original Class Principal Balance for each Class of Sequential Pay Certificates (the "Corresponding Certificates").

                                                                              Original
                                                     Corresponding             REMIC I                 Corresponding
   Corresponding           Original Class           REMIC I Regular           Principal              Components of Class
   Certificates           Principal Balance          Interests (1)             Balance               IO Certificates (1)
 ----------------         -----------------        -----------------        -------------          ----------------------
    Class A-1              $  259,086,000               LA-1-1              $   9,343,000               IO-A-1-1

                                                        LA-1-2              $  43,460,000               IO-A-1-2

                                                        LA-1-3              $  54,159,000               IO-A-1-3

                                                                              Original
                                                     Corresponding             REMIC I                 Corresponding
   Corresponding           Original Class           REMIC I Regular           Principal            Components of Class
   Certificates           Principal Balance          Interests (1)             Balance              IO Certificates (1)
 ----------------         -----------------        -----------------        -------------         ----------------------
                                                        LA-1-4              $  42,729,000               IO-A-1-4

                                                        LA-1-5              $  31,569,000               IO-A-1-5

                                                        LA-1-6              $  77,826,000               IO-A-1-6

    Class A-2              $  477,837,000               LA-2-1              $  12,010,000               IO-A-2-1

                                                        LA-2-2              $  65,590,000               IO-A-2-2

                                                        LA-2-3              $ 400,237,000               IO-A-2-3

    Class B                $  36,319,0000                 LB                $  36,319,000                 IO-B

    Class C                $   12,888,000                 LC                $  12,888,000                 IO-C

    Class D                $   25,775,000                 LD                $  25,775,000                 IO-D

    Class E                $   12,887,000                 LE                $  12,887,000                 IO-E

    Class F                $   10,544,000                 LF                $  10,544,000                 IO-F

    Class G                $   12,888,000                 LG                $  12,888,000                 IO-G

    Class H                $   12,887,000                 LH                $  12,887,000                 IO-H

    Class J                $   22,260,000                 LJ                $  22,260,000                 IO-J

    Class K                $    9,373,000                 LK                $   9,373,000                 IO-K

    Class L                $    7,029,000                 LL                $   7,029,000                 IO-L

    Class M                $    2,343,000                 LM                $   2,343,000                 IO-M

    Class N                $    7,030,000                 LN                $   7,030,000                 IO-N

    Class O                $    4,686,000                 LO                $   4,686,000                 IO-O

    Class P                $   23,432,149                 LP                $  23,432,149                 IO-P

         (1) The REMIC I Regular Interest and the Components of the Class IO Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding REMIC I Regular Interest" and the "Corresponding Components," respectively, with respect to each other.

         The portion of the Trust Fund consisting of: (i) the Additional Interest and the Additional Interest Account, (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, and
(iii) the ED Loan REMIC Residual Interest shall be treated as a grantor trust (the "Grantor Trust") for federal income tax purposes. As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I or REMIC II. The Class Z-I, Class Z-II and Class Z-III Certificates represent undivided beneficial interests in the portion of the Grantor Trust representing Additional Interest and the Additional Interest Account as described herein. The Class R-I Certificates will represent undivided beneficial interests in the portion of the Grantor Trust representing the ED Loan REMIC Residual Interest.

         Two mortgage loans (the "Companion Loans") with an aggregate original principal amount of $20,740,000 are not part of the Trust Fund but are secured by corresponding Mortgages that secure related Mortgage Loans (each, an "AB Mortgage Loan" and, collectively, the "AB Mortgage Loans") that are part of the Trust Fund. As and to the extent provided herein, the Companion Loans will be serviced and administered in accordance with this Agreement. Amounts attributable to the Companion Loans will not be assets of the Trust Fund, and will be owned by the Companion Holders.

         In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01      Defined Terms.

         Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "AB Mortgage Loan": The certain Mortgage Loans identified on the Mortgage Loan Schedule as loan numbers 12 and 85.

         "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class IO Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued for the related Interest Accrual Period on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and, with respect to the Class IO-I and Class IO-II Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

         "Accrued Component Interest": With respect to each Component of the Class IO-I and Class IO-II Certificates for any Distribution Date, one month's interest at the Class IO-I Strip Rate or Class IO-II Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury

Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

         "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days.

         "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule.

         "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

         "Additional Interest Account": The segregated account, accounts or subaccounts created and maintained by the Trustee pursuant to Section 3.04(d) which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Additional Interest Account." The Additional Interest Account shall not be an asset of the ED Loan REMIC, REMIC I or REMIC II.

         "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

         "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer and the Trustee on Advances (to the extent not offset by Penalty Interest and late payment charges) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Penalty Interest and late payment charges), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xii), (xiii), (xiv) and
(xx) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause
(ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

         "Additional Yield Amount": With respect to any Distribution Date and the Regular Certificates (other than the Class IO Certificates and any Excluded Class) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected on a Mortgage Loan or an REO Loan during the related Collection Period, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Regular Certificates then receiving principal over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Regular Certificates on such Distribution Date pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

         "Advance": Any P&I Advance or Servicing Advance.

         "Adverse REMIC Event": As defined in Section 10.01(h).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the Mortgage Rate for such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

         "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, prepared in accordance with 12 CFR Section
225.62 and conducted in accordance with the standards of the American Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider.

         "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as calculated by the Master Servicer as of the first Determination Date immediately succeeding the Master Servicer obtaining knowledge of the occurrence of the Required Appraisal Date if no new Required Appraisal is required or the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Mortgage Loan (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid Servicing Fees and all accrued but unpaid Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held for the purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related Mortgage Loan document) held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the outstanding principal balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

         "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File.

         "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

         "Artesia": Artesia Mortgage Capital Corporation or its successor in interest.

         "Artesia Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Artesia Mortgage Loan Purchase Agreement.

         "Artesia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of February 11, 2003, between the Depositor and Artesia and relating to the transfer of the Artesia Mortgage Loans to the Depositor.

         "Asset Status Report": As defined in Section 3.21(d).

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

         "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

         "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business at the end of the related Collection Period (or, in the event that the Collection Period is deemed to end on the P&I Advance Date, amounts on deposit as of 3:00 p.m. New York City time) and the amounts collected by or on behalf of the Master Servicer as of the close of business on the last day of such Collection Period (or, in the event that the Collection Period is deemed to end on the P&I Advance Date, amounts collected by or on behalf of the Master Servicer as of 3:00 p.m. New York City time) and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account as of the last day of the related Collection Period, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and (v) for each Distribution Date occurring in March, and for the final Distribution Date if the final Distribution Date occurs in February or, if such year is not a leap year, in January, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(d), net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xv), (xix) and (xx) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section 3.05(b),
(iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Certificate Account or the Distribution Account in error.

         "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

         "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

         "Bid Allocation": With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicer Fee Amount for the Master Servicer or such Sub-Servicer, as the case may be, as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for the Master Servicer and all of the Sub-Servicers as of such date of determination.

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

         "Borrower Reserve Agreement": With respect to any Mortgage Loan, the related borrower reserve agreement, replacement reserve agreement or similar agreement executed by the Mortgagor and setting forth the terms and amounts required to be reserved or escrowed for the related Mortgaged Property, in each case pledged as additional collateral under the related Mortgage.

         "Breach": As defined in Section 2.03(a).

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, or the cities in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Columbia, Maryland) or the offices of the Master Servicer (which as of the Closing Date is Charlotte, North Carolina) are located, are authorized or obligated by law or executive order to remain closed.

         "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate": Any one of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

         "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for

Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of and in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3." Subject to the related Intercreditor Agreement and taking into account that each Companion Loan is subordinate to its related AB Mortgage Loan to the extent set forth in the related Intercreditor Agreement, each subaccount described in the next to last paragraph of Section 3.04(a) that is part of the Certificate Account shall be for the benefit of the related Companion Holder, to the extent funds on deposit in such subaccount are attributed to the related Companion Loan.

         "Certificate Deferred Interest": The amount by which interest distributable to any Class of Sequential Pay Certificates is reduced by the amount of Mortgage Deferred Interest allocable to such Class on any Distribution Date.

         "Certificate Factor": With respect to any Class of Regular Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance, Class IO-I Notional Amount or Class IO-II Notional Amount, as applicable, of such Class of Regular Certificates and the denominator of which is the Original Class Principal Balance or Original Notional Amount of such Class of Regular Certificates.

         "Certificate Notional Amount": With respect to any Class IO-I or Class IO-II Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class IO-I or Class IO-II Notional Amount, as applicable.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

         "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) only a Permitted Transferee shall be the Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer or the Trustee, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A Certificates": The Class A-1 and Class A-2 Certificates.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class IO Certificates": The Class IO-I and Class IO-II Certificates

         "Class IO-I Certificate": Any one of the Certificates with a "Class IO-I" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing the Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class IO-I Notional Amount": With respect to the Class IO-I Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

         "Class IO-I Strip Rate": With respect to any Class of Components (other than the Class IO-II Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates. In the case of the Class IO-II Components (i) for any Distribution Date occurring on or before the related Class IO-II Component Crossover Date, (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class IO-II Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Class IO-II Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class IO-I Strip Rate be less than zero).

         "Class IO-II Certificate": Any one of the Certificates with a "Class IO-II" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing the IO-II Components and a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class IO-II Component Crossover Date": (i) With respect to Component IO-A-1-2, the Distribution Date occurring in February 2004, (ii) with respect to Component IO-A-1-3, Component IO-F, Component IO-G, Component IO-H, Component IO-J, Component IO-K and Component IO-L, the Distribution Date occurring in February 2005, (iii) with respect to Component IO-A-1-4, the Distribution Date occurring in February 2006, (iv) with respect to Component IO-A-1-5, the Distribution Date occurring in February 2007, (v) with respect to Component IO-A-1-6 and Component IO-A-2-1, the Distribution Date occurring in August 2007,
(vi) with respect to Component IO-A-2-2, the Distribution Date in February 2009, and (vii) with respect to Component IO-A-2-3, Component IO-B, Component IO-C, Component IO-D, and Component IO-E, the Distribution Date in February 2010.

         "Class IO-II Components": Each of Component IO-A-1-2, Component IO-A-1-3, Component IO-A-1-4, Component IO-A-1-5, Component IO-A-1-6, Component IO-A-2-1, Component IO-A-2-2, Component IO-A-2-3, Component IO-B, Component IO-C, Component

IO-D, Component IO-E, Component IO-F, Component IO-G, Component IO-H, Component IO-J, Component IO-K and Component IO-L.

         "Class IO-II Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class IO-II Components.

         "Class IO-II Reference Rate": For any Distribution Date, the rate per annum corresponding to such Distribution Date on Exhibit BB.

         "Class IO-II Strip Rate": With respect to each of the Class IO-II Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Class IO-II Component Crossover Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Class IO-II Reference Rate for such Distribution Date minus 0.03% per annum minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class IO-II Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Class IO-II Component Crossover Date, 0% per annum.

         "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

         "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates outstanding from time to time. As of the Closing Date, the Class Principal

Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). The Class Principal Balance of any Class of Sequential Pay Certificates will be increased on any Distribution Date by the amount of any Certificate Deferred Interest allocated to such Class on such Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

         "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing the REMIC I Residual Interest and the ED Loan REMIC Residual Interest.

         "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

         "Class Z-I Certificate": Any one of the Certificates with a "Class Z-I" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

         "Class Z-II Certificate": Any one of the Certificates with a "Class Z-II" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

         "Class Z-III Certificate": Any one of the Certificates with a "Class Z-III" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a proportionate interest in the Additional Interest that is described in Section 4.01(b).

         "Closing Date": February 12, 2003.

         "CMSA": The Commercial Mortgage Securities Association (formerly the Commercial Real Estate Secondary Market and Securitization Association) or any successor organization.

         "CMSA Bond File": The monthly report in the "CMSA Bond File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit W, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Bond File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

         "CMSA Collateral Summary File": The monthly report in the "CMSA Collateral Summary File" format substantially in the form of and containing the information called for therein, a form of which is attached hereto as Exhibit X, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee.

         "CMSA Financial File": The monthly report in the "CMSA Financial File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit Y, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Financial File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

         "CMSA Loan Periodic Update File": The monthly report in the "CMSA Loan Periodic Update File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit U, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee, the Master Servicer and the Special Servicer.

         "CMSA Loan Setup File": The report in the "CMSA Loan Setup File" format substantially in the form of and containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit Z, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Loan Setup File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Trustee, the Master Servicer and the Special Servicer.

         "CMSA Property File": The monthly report in the "CMSA Property File" format substantially in the form of and containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit K, or such other form for the presentation of such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Property File" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

         "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

         "Collection Period": With respect to any Distribution Date, the period that begins on the twelfth day in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the

Cut-off Date) and ending on and including the eleventh day in the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a Business Day, any Periodic Payments or Principal Prepayments with respect to the Mortgage Loans relating to a Due Date occurring in such Collection Period (but for the application of the next Business Day convention) received on the Business Day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

         "Commission": The Securities and Exchange Commission or any successor agency.

         "Companion Distribution Account": With respect to the Companion Loans, the separate account created and maintained by the Companion Paying Agent pursuant to Section 3.04(b) and held on behalf of the Companion Holders, which shall be entitled "Wachovia Bank, National Association, as Companion Paying Agent for the Companion Holders of the Companion Loans relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3." The Companion Distribution Accounts shall not be assets of the Trust Fund, but instead each Companion Distribution Account shall be held by the Companion Paying Agent on behalf of the applicable Companion Holder. Any such account shall be an Eligible Account.

         "Companion Holder": With respect to any Companion Loan, the owner of the Mortgage Note representing such Companion Loan. As of the Closing Date, the Companion Holder of each Companion Loan is Capital Lease Funding, L.L.C.

         "Companion Loan": As defined in the Preliminary Statement.

         "Companion Paying Agent": The paying agent appointed pursuant to
Section 3.27.

         "Companion Register": The register maintained by the Companion Paying Agent pursuant to Section 3.28.

         "Comparative Financial Status Report": A report substantially containing the content described in Exhibit L attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, calculated as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years stated separately, and (iv) the "base year" (representing the original analysis of information used as of the Cut-off Date), or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable. For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

         "Component": Each of Component IO-A-1-1, Component IO-A-1-2, Component IO-A-1-3, Component IO-A-1-4, Component IO-A-1-5, Component IO-A-1-6, Component IO-A-2-1, Component IO-A-2-2, Component IO-A-2-3, Component IO-B, Component IO-C, Component IO-D, Component IO-E, Component IO-F, Component IO-G, Component IO-H, Component IO-J, Component IO-K, Component IO-L, Component IO-M, Component IO-N, Component IO-O and Component IO-P.

         "Component IO-A-1-1": One of twenty-three components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-1 as of any date of determination.

         "Component IO-A-1-2": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-2 as of any date of determination.

         "Component IO-A-1-3": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-3 as of any date of determination.

         "Component IO-A-1-4": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-4 as of any date of determination.

         "Component IO-A-1-5": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-5 as of any date of determination.

         "Component IO-A-1-6": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1-6 as of any date of determination.

         "Component IO-A-2-1": One of forty-four components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-1 as of any date of determination.

         "Component IO-A-2-2": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-2 as of any date of determination.

         "Component IO-A-2-3": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional

Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2-3 as of any date of determination.

         "Component IO-B": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

         "Component IO-C": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

         "Component IO-D": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

         "Component IO-E": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE as of any date of determination.

         "Component IO-F": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF as of any date of determination.

         "Component IO-G": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG as of any date of determination.

         "Component IO-H": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH as of any date of determination.

         "Component IO-J": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ as of any date of determination.

         "Component IO-K": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK-1 as of any date of determination.

         "Component IO-L": One of twenty-three components of the Class IO-I Certificates and one of the nineteen components of the Class IO-II Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

         "Component IO-M": One of twenty-three components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

         "Component IO-N": One of twenty-three components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

         "Component IO-O": One of twenty-three components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

         "Component IO-P": One of twenty-three components of the Class IO-I Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as of any date of determination.

         "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

         "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is (i) greater than 25% of the Original Class Principal Balance thereof and (ii) equal to or greater than 1.0% of the sum of the Original Class Principal Balances of all the Sequential Pay Certificates; provided, however, that if no Class of Sequential Pay Certificates satisfies clause (b) above, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class IO Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1 and Class A-2 Certificates shall be deemed a single Class of Certificates.

         "Controlling Class Representative": As defined in Section 3.25.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) - Wachovia Bank Commercial Mortgage Trust, Series 2003-C3, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn: Corporate Trust Services (CMBS) - Wachovia Bank Commercial Mortgage Trust, Series 2003-C3.

         "Corrected Mortgage Loan": Any Mortgage Loan and, if applicable, any Companion Loan, that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan."

         "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

         "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

         "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Class of Corresponding Certificates or any Component of the Class IO Certificates.

         "Crossed Group": With respect to any Mortgage Loan, such Mortgage Loan and all other Mortgage Loans that are cross-collateralized and cross-defaulted with such Mortgage Loan.

         "Crossed Loan": A Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

         "Crossed Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the Debt Service Coverage Ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the Loan-To-Value Ratio for any remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller is not greater than the Loan-To-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller; and (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that the repurchase of or substitution for a Crossed Loan, including, without limitation, any modification relating to such repurchase or substitution, shall not cause an Adverse REMIC Event.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

         "Cut-off Date": With respect to any Mortgage Loan or Companion Loan, the Due Date for such Mortgage Loan or Companion Loan in February, 2003.

         "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Mortgage Loan or Companion Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

         "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent sixty days or more in respect to a Periodic Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the Due Date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that, if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

         "Defeasance Collateral": With respect to any Defeasance Loan, the United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

         "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificate": As defined in Section 5.03(a).

         "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit O attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but constituted Specially Serviced Mortgage Loans, or were in foreclosure but were not REO Property and the status of resolution or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

         "Depositor": Wachovia Commercial Mortgage Securities, Inc. or its successor in interest.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the fourth Business Day prior to such Distribution Date.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Yield Maintenance Charge or Prepayment Premium received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

         "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class IO Certificates)(to not less than zero) by
(i) the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date (other than the Class IO Certificates,) and (ii) with respect to each such Class (other than the Class IO Certificates), such Class' share of any Certificate Deferred Interest allocated to such Class in accordance with Section 4.04(c).

         "Distribution Account": The segregated account, accounts or subaccounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to
Section 3.04(b) which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3."

         "Distribution Date": The fifteenth day of any month, or if such fifteenth day is not a Business Day, the Business Day immediately succeeding, commencing on March 17, 2003.

         "Distribution Date Statement": As defined in Section 4.02(a).

         "Document Defect": As defined in Section 2.03(a).

         "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date or any Companion Loan on or prior to its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date or any Companion Loan after its maturity date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan or Companion Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

         "EDGAR": The Commission's Electronic Data Gathering, Analysis and Retrieval system.

         "ED Loan": That certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 129.

         "ED Loan REMIC": The REMIC that was created pursuant to the ED Loan REMIC Declaration and that is constituted by the ED Loan, proceeds thereof, amounts with respect thereto held in the Certificate Account, the Distribution Account, and the REO Account, and those items with respect to the ED Loan specified in clauses (iii), (iv) (with respect to the Artesia Mortgage Loan Purchase Agreement) and (vi) of the definition of "REMIC I."

         "ED Loan REMIC Declaration": The declaration, dated July 24, 2000, that created a REMIC, the assets of which consist of the ED Loan.

         "ED Loan REMIC Interests": Collectively, the ED Loan REMIC Residual Interest and the ED Loan REMIC Regular Interest.

         "ED Loan REMIC Regular Interest": The uncertificated "regular interest," within the meaning of Code Section 860G(a)(1), in the ED Loan REMIC. The principal balance of the ED Loan REMIC Regular Interest shall equal the outstanding Stated Principal Balance of the ED Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Loan). Payments and other collections of amounts received on or in respect to the ED Loan (or any related REO Property) shall be deemed distributable on the ED Loan REMIC Regular Interest.

         "ED Loan REMIC Residual Interest": The sole class of "residual interest," within the meaning of Code Section 860G(a)(2), in the ED Loan REMIC. The ED Loan REMIC Residual Interest shall be represented by the Class R-I Certificates.

         "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated at least (A) "AA-" by Fitch and
(B) "AA-" by S&P (or "A-" provided the short-term unsecured debt obligations are rated at least "A-1" by S&P) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated at least "F-1" by Fitch and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR
Section 9.10(b), having in either case
a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

         "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Restricted Certificate": Any Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate; provided, that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions related to ERISA Restricted Certificates contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

         "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

         "Event of Default": One or more of the events described in Section 7.01(a).

         "Exchange Act": Securities Exchange Act of 1934, as amended.

         "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates.

         "Exemptions": Department of Labor Prohibited Transaction Exemption ("PTE") 96-22, PTE 93-32 and PTE 93-31, each as amended by PTE 97-34 and PTE 2000-58 as each may be amended from time to time, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor.

         "FHLMC": Freddie Mac or any successor.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan (and, if applicable, any defaulted Companion Loan) or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by any of the Mortgage Loan Sellers, pursuant to the Wachovia Mortgage Loan Purchase

Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer pursuant to
Section 3.18(c), 3.18(d), 3.18(e) or 3.18(h) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to
Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

         "Fitch": Fitch Ratings or its successor in interest. If neither Rating Agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "FNMA": Federal National Mortgage Association or any successor.

         "Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Grantor Trust Assets.

         "Grantor Trust Assets": The segregated pool of assets consisting of (i) any Additional Interest with respect to the ARD Loans after their respective Anticipated Repayment Dates, (ii) amounts held from time to time in the Additional Interest Account that represent Additional Interest, and (iii) the ED Loan REMIC Residual Interest and amounts in the Distribution Account distributable thereon.

         "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the Code and Treasury Regulations Section 301.7701 4(c).

         "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

         "Historical Liquidation Report": A report substantially containing the information described in Exhibit Q attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or Special Servicer, as applicable.

         "Historical Loan Modification Report": A report substantially containing the information described in Exhibit P attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof or such other form for the presentation of such information as may be approved from time to time by the CMSA for commercial mortgage securities generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

         "Holder": A Certificateholder.

         "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

         "Impound Reserve": As defined in Section 3.16(c) hereof.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, any Companion Holder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, any Companion Holder or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, any Companion Holder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee or any Affiliate thereof, as the case may be.

         "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

         "Independent Contractor": Any Person that would be an "independent contractor" with respect to the ED Loan REMIC or REMIC I within the meaning of
Section 856(d)(3) of the

Code if the ED Loan REMIC or REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee and the Master Servicer), so long as such ED Loan REMIC or REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and such ED Loan REMIC or REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

         "Insured Environmental Event": As defined in Section 3.08(c).

         "Insured Event": With respect to a Lease Enhancement Policy, any occurrence, condition or event that gives rise or with the passage of time will give rise to a claim under the Lease Enhancement Policy.

         "Intercreditor Agreement": Intercreditor Agreement Among Note Holders, dated as of April 1, 2002, between Capital Lease Funding, LLC, as lead lender and Wachovia Bank, National Association, as co-lender, together with, with respect to loan number 12, the Intercreditor Agreement Supplement, dated as of December 26, 2002, and, with respect to loan number 85, the Intercreditor Agreement Supplement, dated as of October 24, 2002, regarding the administration of such Loan Pair and the allocation of all amounts received by the holders of the notes constituting any portion thereof.

         "Interest Accrual Period": With respect to each Class of Regular Certificates or REMIC I Regular Interests and any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. Notwithstanding the foregoing, each Interest Accrual Period is deemed to consist of 30 days for purposes of calculating interest on the Regular Certificates, and REMIC I Regular Interests. With respect to the ED Loan REMIC Regular Interest, the period commencing on the Due Date in the month prior to the month in which a Distribution Date occurs and ending on the day preceding the following Due Date.

         "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Wachovia Bank, National Association, as Master Servicer for Wells Fargo Bank Minnesota, N.A., as Trustee, on behalf of and in trust for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3."

         "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in February of each year and in January of each year that is not a leap year, an amount equal to one day's interest at the related Mortgage Rate (without regard to the second proviso in the definition thereof) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date. With respect to each Interest Reserve Loan and the first Distribution Date, an amount equal to two days' interest at the related Net Mortgage Rate (without regard to the second proviso in the definition thereof) on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date).

         "Interest Reserve Loan": Each Majority Mortgage Loan that is an Actual/360 Mortgage Loan, and, in the case of the ED Loan, the ED Loan REMIC Regular Interest.

         "Interested Person": The Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

         "Interim Delinquent Loan Status Report": A report substantially containing the content described in Exhibit T attached hereto, setting forth those Mortgage Loans which, as of the last day of the calendar month immediately preceding the preparation of such report, were delinquent.

         "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at "www.ctslink.com/cmbs" and "www.wachovia.com," respectively, or such other address as provided to the parties hereto from time to time.

         "Investment Account": As defined in Section 3.06(a).

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

         "Late Collections": With respect to any Mortgage Loan or Companion Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan or Companion Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO

Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

         "Lease Enhancement Policy": With respect to Mortgage Loan numbers 12 and 85 on the Mortgage Loan Schedule, any non-cancelable lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgaged Property.

         "Lease Enhancement Policy Insurer": With respect to the Lease Enhancement Policy, Lexington Insurance Company; together with any assignee, successor or subsequent insurer thereunder.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder, the Companion Holder, the Special Servicer pursuant to Section 3.18(c), 3.18(d) or 3.18(e), or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; or (iii) such REO Property is purchased by the Companion Holder as described in Section 3.18(d).

         "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan or defaulted AB Mortgage Loan by the Majority Subordinate Certificateholder, the Companion Holder, the Special Servicer pursuant to Section 3.18(c), Section 3.18(d) or Section 3.18(e); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller, pursuant to the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable; (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder pursuant to Section

9.01 or (vii) the purchase of an REO Property by the Companion Holder pursuant to Section 3.18(d).

         "Loan Pair": Collectively, a Companion Loan and the related AB Mortgage Loan.

         "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

         "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until such specified date.

         "Majority Mortgage Loans": All of the Mortgage Loans other than the ED Loan.

         "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates (other than any Holder which is an Affiliate of the Depositor or a Mortgage Loan Seller) entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that, if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 Certificates and the Class A-2 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

         "Master Servicer": Wachovia Bank, National Association, its successor in interest (including the Trustee as successor pursuant to Section 7.02), or any successor master servicer appointed as herein provided.

         "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan the fee payable to the Master Servicer pursuant to Section 3.11(a).

         "Master Servicing Fee Rate": With respect to each Mortgage Loan the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule. In the case of the ED Loan, "Mortgage Loan" shall refer to the ED Loan REMIC Regular Interest for purposes of this definition as the context requires.

         "Money Term": With respect to any Mortgage Loan, the maturity date, Mortgage Rate, Stated Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a Prepayment Premium or Yield Maintenance Charge in connection with a Principal Prepayment (but not any late fees or default interest provisions).

         "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

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

         "Mortgage Deferred Interest": With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification and any Distribution Date, the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan.

         "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

                  (i) the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

                  (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

                  (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

                  (iv) an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage,
         (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, or in blank;

                  (v) an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, or in blank;

                  (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

                  (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

                  (viii) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, as assignee, or in blank;

                  (ix) an original or copy of (a) any Ground Lease, or (b) any guaranty, ground lessor estoppel, environmental insurance policy or Lease Enhancement Policy;

                  (x) any intercreditor agreement relating to permitted debt of the Mortgagor;

                  (xi) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan;

                  (xii) with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each mortgage note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided; and

                  (xiii) with respect to the ED Loan, the original or a copy of the ED Loan REMIC Declaration;

provided that, whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clauses
(vi) and (ix) (solely with respect to any guaranty) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, and other security documents contained in the related Mortgage File. As used in this Agreement, the term "Mortgage Loan" does not include any Companion Loan.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

                  (i)      the Mortgage Loan number;

                  (ii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

                  (iii)    the Cut-off Date Balance;

                  (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

                  (v)      the original Mortgage Rate;

                  (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) the Stated Maturity Date and, in the case of an ARD Loan, the Anticipated Repayment Date;

                  (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

                  (viii)   the original and remaining amortization term;

                  (ix)     whether the Mortgage Loan is secured by a Ground
                           Lease;

                  (x)      the Master Servicing Fee Rate;

                  (xi) whether such Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

                  (xii)    the related Mortgage Loan Seller;

                  (xiii) whether such Mortgage Loan is insured by an environmental policy;

                  (xiv) whether such Mortgage Loan is cross-defaulted or cross-collateralized with any other Mortgage Loan;

                  (xv)     whether such Mortgage Loan is a Defeasance Loan;

                  (xvi) whether the Mortgage Loan is secured by a letter of credit;

                  (xvii)   whether such Mortgage Loan is an Interest Reserve
                           Loan;

                  (xviii) whether payments on such Mortgage Loan are made to a lock-box;

                  (xix) the amount of any Reserve Funds escrowed in respect of each Mortgage Loan;

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

                  (xx)     whether such Mortgage Loan is an ED Loan;

                  (xxi) the number of grace days after the Due Date until Periodic Payments incur late payment charges; and

                  (xxii) the number of units or square feet related to the Mortgaged Property.

         "Mortgage Loan Seller": Wachovia, Artesia, Nomura or their respective successors in interest.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan or Companion Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

         "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

         "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding, provided, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Penalty Interest or Additional Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Interest Reserve Loan, the Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year will be determined exclusive of the Interest Reserve Amounts for such months (in each case unless such Due Date occurs in a January or February in which the final Distribution Date occurs), and (B) preceding the Due Date in March, and in the event the final Distribution Date occurs in February or, if such year is not a leap year, in January, preceding the Due Date in such February or January, will be determined inclusive of the Interest Reserve Amounts for February and, if applicable, January of the same year, and for the Due Date in March of 2003, the Interest Reserve Amounts deposited into the Interest Reserve Account on the Closing Date; provided, further, that, if the Mortgage Rate of the related Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, solely for purposes of calculating the Pass-Through Rate, the Mortgage Rate for such Mortgage Loan shall be calculated without regard to

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

such event. In the case of the ED Loan, "Mortgage Loan" shall refer to the ED Loan REMIC Regular Interest for purposes of this definition and not the underlying Mortgage Loan or REO Loan.

         "Mortgaged Property": The property subject to the lien of a Mortgage.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Mortgage Loans.

         "Net Investment Earnings": With respect to (i) the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period and (ii) the Distribution Account, Additional Interest Account and Companion Distribution Account (if any) for the related Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above on funds held in such accounts, exceeds the aggregate of all losses, if any, incurred during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above in connection with the investment of such funds in accordance with Section 3.06.

         "Net Investment Loss": With respect to (i) the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account or the REO Account (if any) for any Collection Period and (ii) the Distribution Account, Additional Interest Account and Companion Distribution Account (if any) for the related Distribution Date, the amount by which the aggregate of all losses, if any, incurred during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above in connection with the investment of funds held in such accounts in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period with respect to the accounts described in clause (i) above and as of such related Distribution Date with respect to the accounts described in clause (ii) above on such funds.

         "Net Mortgage Rate": With respect to any Majority Mortgage Loan, the ED Loan REMIC Regular Interest or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

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

         "Net Operating Income or NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

         "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the ED Loan REMIC or REMIC I, as applicable, including any lease renewed, modified or extended on behalf of such REMIC if such REMIC has the right to renegotiate the terms of such lease.

         "NOI Adjustment Worksheet": A report prepared by the Special Servicer, with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan or, if applicable, Loan Pair, substantially containing the content described in Exhibit R attached hereto, presenting the computations made in accordance with the methodology described in Exhibit R to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement and in accordance with the most recent CMSA standards, as such standards may change from time to time.

         "Nomura": Nomura Credit & Capital, Inc. or its successor in interest.

         "Nomura Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Nomura Mortgage Loan Purchase Agreement.

         "Nomura Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of February 11, 2003, between the Depositor and Nomura and relating to the transfer of the Nomura Mortgage Loans to the Depositor.

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

         "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer or the Trustee, as applicable, in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, REO Loan or Companion Loan.

         "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan, REO Loan or Companion Loan by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee in accordance with the Servicing Standard, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan, Companion Loan or REO Property.

         "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class IO, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Z-I, Class Z-II, Class Z-III, Class R-I or Class R-II Certificate.

         "Non-United States Person": Any Person other than a United States
Person.

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

         "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

         "Operating Statement Analysis": With respect to each Mortgage Loan and Mortgaged Property, a report prepared by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan or, if applicable, Loan Pair substantially containing the content described in Exhibit S attached hereto and conforming to the most recent CMSA standard, as such standards may change from time to time.

         "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of the ED Loan REMIC, REMIC I or REMIC II as a REMIC; (b) the qualification of the Grantor Trust as a grantor trust; (c) compliance with the REMIC Provisions or (d) the resignation of the Master Servicer or Special Servicer pursuant to Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor, as applicable.

         "Option Price": As defined in Section 3.18(c).

         "Original Class Principal Balance": With respect to any Class of Regular Certificates (other than the Class IO Certificates), the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

         "Original Class IO-I Notional Amount": $937,264,149.

         "Original Class IO-II Notional Amount": $890,430,000.

         "Original Notional Amount": The Original Class IO-I Notional Amount or the Original Class IO-II Notional Amount, as the context requires.

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to:

                  (i) the Class A-1 Certificates for any Distribution Date, 4.037% per annum;

                  (ii) the Class A-2 Certificates for any Distribution Date, 4.867% per annum;

                  (iii) the Class B Certificates for any Distribution Date, 4.973% per annum;

                  (iv) the Class C Certificates for any Distribution Date, 5.033% per annum;

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

                  (v) the Class D Certificates for any Distribution Date, the lesser of (1) 5.072% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

                  (vi) the Class E Certificates for any Distribution Date, the lesser of (1) 5.141% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

                  (vii) the Class F Certificates for any Distribution Date, the lesser of (1) 5.605% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

                  (viii) the Class G Certificates for any Distribution Date, the lesser of (1) 5.704% per annum and (2) the Weighted Average Net Mortgage Rate for such date;

                  (ix) the Class H Certificates for any Distribution Date, the Weighted Average Net Mortgage Rate for such date less 0.05% per annum;

                  (x) the Class J Certificates for any Distribution Date, 4.982% per annum;

                  (xi) the Class K Certificates for any Distribution Date, 4.982% per annum;

                  (xii) the Class L Certificates for any Distribution Date, 4.982% per annum;

                  (xiii) the Class M Certificates for any Distribution Date, 4.982% per annum;

                  (xiv) the Class N Certificates for any Distribution Date, 4.982% per annum;

                  (xv) the Class O Certificates for any Distribution Date, 4.982% per annum;

                  (xvi) the Class P Certificates for any Distribution Date, 4.982% per annum;

                  (xvii) the Class IO-I Certificates, for the initial Distribution Date, 0.086% per annum, and for any subsequent Distribution Date, the weighted average of Class IO-I Strip Rates for the Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date); and

                  (xviii) the Class IO-II Certificates for the initial Distribution Date, 1.223% per annum, and for any subsequent Distribution Date, the weighted average of the Class IO-II Strip Rates for the respective Class IO-II Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

         "Paying Agent": The paying agent appointed pursuant to Section 8.16. If no such paying agent has been appointed or if such paying agent has been so appointed but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

         "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

         "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

         "Penalty Interest": With respect to any Mortgage Loan or Companion Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan or Companion Loan (or successor REO Loan) accrued at the related Mortgage Rate.

         "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, Class Z-I Certificate, Class Z-II Certificate or Class Z-III Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Periodic Payment": With respect to any Mortgage Loan or Companion Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan or Companion Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

         "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change or be liquidated prior to maturity. Interest may either be fixed or variable. In addition, such obligations may not have a rating from S&P with an "r" highlighter. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of S&P and Fitch or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

                  (v) units of money market funds that maintain a constant asset value and which are rated in the highest applicable rating category by Fitch (if rated by Fitch) and which are rated "AAAm" or "AAAm G" by S&P (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

                  (vi) any other obligation or security that constitutes a "cash flow investment" within the meaning of Section 860G(a)(6) of the Code and is acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee; provided, however, in no event shall such other obligation or security be rated less than "AA/A-1" or "AA/F1+" by S&P or Fitch, respectively;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

         "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, a Plan, a Non-United States Person, or a Person with respect to whom income on the Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person.

         "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": As defined in Section 5.02(c).

         "Plurality Residual Certificateholder": As to any taxable year of the ED Loan REMIC, REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

         "Policy Termination Event": With respect to any Lease Enhancement Policy, any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability thereunder by the related insurer.

         "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus), except that it is assumed that each ARD Loan is repaid on its Anticipated Repayment Date.

         "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and if applicable, the Additional Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and ending on the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

         "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal

Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive. A Prepayment Interest Shortfall in respect of the ED Loan shall be a Prepayment Interest Shortfall in respect of the ED Loan REMIC Regular Interest. Notwithstanding the foregoing, the Master Servicer shall not be required to pay any Prepayment Interest Shortfall with respect to any assumption of that certain Mortgage Loan identified on the Mortgage Loan Schedule as loan number 11 on or before March 11, 2003 as more particularly described in the related Mortgage Loan documents.

         "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

         "Primary Collateral": With respect to any Crossed Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross collateralization provisions of such Crossed Loan.

         "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

         "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

         (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously received or advanced with respect to a Distribution Date prior to the related Collection Period;

         (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

         (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related

Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

         (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause
(a), (b) or (c) above, payments that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

         (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

         (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

         (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan or Companion Loan that is received in advance of its scheduled Due Date; provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

         "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.00%.

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

         "Privileged Person": Any Certificateholder, Certificate Owner, any Person identified to the Trustee or the Master Servicer, as applicable, as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Companion Holder (only with respect to its Companion Loan), any Underwriter, any designee of the Depositor or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by Section 3.15 or
Section 4.02 unless such Person has delivered to the Trustee or the Master Servicer, as applicable, a certification in the form of Exhibit V-1 or Exhibit V-2, as applicable.

         "Prospectus": The prospectus dated January 28, 2003, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

         "Prospectus Supplement": The final prospectus supplement dated January 28, 2003 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

         "PTE 95-60": As defined in Section 5.02(c).

         "Purchase Option": As defined in Section 3.18(c).

         "Purchase Option Notice": As defined in Section 3.18(e).

         "Purchase Price": With respect to any Mortgage Loan (or REO Loan) to be purchased by a Mortgage Loan Seller pursuant to the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer as described in
Section 3.18(c), 3.18(d) or 3.18(e) or by the Depositor, the Special Servicer, the Majority Subordinate Certificateholder or the Master Servicer pursuant to
Section 9.01, a cash price equal to the outstanding principal balance of such Mortgage Loan (or REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances made with respect to such Mortgage Loan, (b) all related and unreimbursed Servicing Advances plus any accrued and unpaid interest thereon, (c) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (b) above) and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or condemnation proceeds or otherwise), or, in the case of any Loan Pair, the purchase price specified in the related Intercreditor Agreement; provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

         "Qualified Bidder": As defined in Section 7.01(c).

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A" by Fitch and "A" by S&P (or the obligations of which are

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guaranteed or backed by a company having such a claims paying ability)(or, for purposes of general liability insurance only, with respect to the required Fitch rating, if not rated by Fitch, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)), and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate (or, with respect to the required Fitch rating, if not rated by Fitch, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)) but in no event lower than "A" by S&P and "A" by Fitch (or, if not rated by Fitch, then at least "A" by two other nationally recognized statistical rating organizations (which may include S&P)), or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

         "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File;
(ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class),

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

which approval may not be unreasonably withheld or delayed; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of the ED Loan REMIC, REMIC I or REMIC II or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided, that no Mortgage Loan shall have a Mortgage Rate, net of the related Master Servicing Fee Rate and Trustee Fee Rate, that is less than the lowest Pass-Through Rate of any Class of Sequential Pay Certificates bearing a fixed rate. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

         "Rated Final Distribution Date": The Distribution Date in February, 2035, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agency": Each of Fitch and S&P.

         "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the

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consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment). A Realized Loss with respect to the ED Loan shall be a Realized Loss with respect to the ED Loan REMIC
Regular Interest.

         "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

         "Registered Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D or Class E Certificate.

         "Regular Certificate": Any REMIC II Certificate other than a Class R-II Certificate.

         "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate; provided, however, with respect to interest on Servicing Advances on any Loan Pair, the rate per annum shall be equal to the Prime Rate plus 1.0% to the extent so provided in the related Intercreditor Agreement.

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Majority Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding all Additional Interest on such Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts held from time to time in the Interest Reserve Account and, to the extent related to REMIC I, the Certificate Account, the Distribution Account and any REO Account; (iii) any REO Property acquired in respect of a Majority Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17, 18 and 19 of each of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement and the Nomura Mortgage Loan Purchase Agreement with respect to such Majority Mortgage Loans; (v) the ED Loan REMIC Regular Interest and collections thereon; and (vi) the rights of the mortgagee under all Insurance Policies with respect to such Mortgage Loans, in each case exclusive of the interest of the holder of a Companion Loan therein. The ED Loan, collections thereon, any related REO Property acquired in respect thereof and the related rights of the Depositor under clause (iv) and (vi) shall be held as assets of the ED Loan REMIC.

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

         "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the Original REMIC Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b) and shall be increased on such Distribution Date by Certificate Deferred Interest deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c).

         "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

         "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Net Mortgage Rate.

         "REMIC I Residual Interest": The sole class of "residual interest," within the meaning of Code Section 860G(a)(2), in REMIC I and evidenced by the Class R-I Certificates.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

         "REMIC II Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO-I, Class IO-II, Class J, Class K, Class L, Class M, Class N, Class O, Class P or Class R-II Certificate.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3."

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(h).

         "REO Extension": As defined in Section 3.16(a).

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         "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the ED Loan REMIC or REMIC I and deemed to provide for Periodic Payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan (or, if applicable, Companion Loan) as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, or the Trustee for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer or the Trustee for other related Servicing Advances as provided in this Agreement) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

         "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders (subject to the related Intercreditor Agreement with respect to a Mortgaged Property securing a Loan
Pair) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

         "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

         "REO Status Report": A report substantially in the form of and containing the information described in Exhibit M attached hereto, or in such other form for the presentation of

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

such information as may be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA website, is reasonably acceptable to the Special Servicer and setting forth with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

         "REO Tax": As defined in Section 3.17(a)(i).

         "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

         "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer

         "Required Appraisal Date": With respect to any Required Appraisal Mortgage Loan, the earliest date on which any of the items specified in clauses
(i) through (vi) of the first paragraph of the definition of Required Appraisal Mortgage Loan occurs.

         "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty (60) days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment),
(iv) with respect to which a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which a Mortgagor declares bankruptcy or with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date unless the Master Servicer has on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 60 days after the Due Date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Required Appraisal Mortgage Loan); provided, however, that a Required Appraisal Mortgage Loan will cease to be a Required Appraisal Mortgage Loan;

         (a)      with respect to the circumstances described in clauses (i) and
(iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

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

         (b)      with respect to the circumstances described in clauses (iv),
(v) and (vi) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

         "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or letter update or internal valuation, if applicable, and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update or internal valuation, if applicable, of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

         "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

         "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

         "Residual Certificate": A Class R-I Certificate or Class R-II Certificate.

         "Responsible Officer": When used with respect to (i) the initial Trustee, any officer or assistant officer in the Corporate Trust Services Group of the initial Trustee, and (ii) any successor trustee, any officer or assistant officer in the corporate trust department of the successor trustee, or any other officer or assistant officer of the successor trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the successor trustee because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Servicer Reports": Each of the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet and Comparative Financial Status Report. If a Restricted Servicer Report is filed with the Commission, it shall thereafter be an Unrestricted Servicer Report.

         "S&P": Standard and Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which

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

designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Sarbanes Oxley Act": The Sarbanes Oxley Act of 2002.

         "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner.

         "Securities Act": The Securities Act of 1933, as amended.

         "Senior Certificate": Any Class A-1, Class A-2 or Class IO Certificate.

         "Sequential Pay Certificates": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate.

         "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Collection Period and
(b) the difference between the Master Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.

         "Servicer Reports": Any of the Restricted Servicer Reports, the Unrestricted Servicer Reports, the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Financial File and the CMSA Property File.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, the Special Servicer or the Trustee in connection with the servicing of a Mortgage Loan or Companion Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and Section 3.03(c), (b) the preservation, insurance, restoration, protection and management

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

of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the REO Account) and Section 3.20(h) (to the extent not paid by the related Mortgagor) and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

         "Servicing Fees": With respect to each Mortgage Loan, Companion Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

         "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including management agreements, cash management agreements, lockbox agreements, franchise comfort letters (and evidence of required notification of transfer), appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

         "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

         "Servicing-Released Bid": As defined in Section 7.01(c).

         "Servicing-Retained Bid": As defined in Section 7.01(c).

         "Servicing Standard": With respect to the Master Servicer or the Special Servicer, as applicable, the servicing and administration of the Mortgage Loans and Companion Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers
(i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own

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portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis and the best interests of the Certificateholders and the Trust Fund or, if a Loan Pair is involved, with a view towards the maximization of recovery on such Loan Pair to the Certificateholders and the related Companion Holder and the Trust Fund (as a collective whole, taking into account that the Companion Loans are subordinate to the related AB Mortgage Loans to the extent set forth in the related Intercreditor Agreement) and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, any Mortgage Loan Seller or any other party to the transaction or any of their Affiliates; (ii) the ownership of any Certificate or Companion Loan by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management by the Master Servicer or the Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property; (vi) any obligation of the Master Servicer or any Affiliate of the Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller; (vii) any obligation of the Master Servicer or any Affiliate of the Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt the Master Servicer or Special Servicer or any Affiliate of either has extended to any Mortgagor or any Affiliate of such Mortgagor.

         "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

         "Similar Law": As defined in Section 5.02(c).

         "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

         "Special Servicer": Lennar Partners, Inc., or any successor special servicer appointed as herein provided.

         "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

         "Specially Serviced Mortgage Loan": Any Mortgage Loan or Companion Loan as to which any of the following events have occurred:

         (a) the related Mortgagor shall have (i) failed to make when due any Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan or Companion Loan within 60 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in

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the commitment, the related Mortgage Loan will immediately become a Specially
Serviced Mortgage Loan), or (ii) failed to make when due any Periodic Payment (other than a Balloon Payment), and such failure has continued unremedied for 60 days; or

         (b) the Master Servicer or Special Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

         (c) there shall have occurred a default (other than as described in clause (a) above) that the Master Servicer or Special Servicer shall have determined, in its good faith and reasonable judgment, materially impairs the value of the Mortgaged Property as security for the Mortgage Loan and, if applicable, Companion Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided, that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the Special Servicer determines that the related Mortgagor does not need to maintain terrorism insurance as provided in Section 3.07(a), no default related to the failure to obtain such insurance shall be deemed to be outstanding for purposes of this clause(c); or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that, if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicer Fees shall be payable); or

         (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

         (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Companion Loan shall be deemed to be a Specially Serviced Mortgage Loan if the related AB Mortgage Loan becomes a Specially Serviced Mortgage Loan and an AB Mortgage Loan shall be deemed to be a Specially Serviced Mortgage Loan if the related

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Companion Loan becomes a Specially Serviced Mortgage Loan; provided, further, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage
Loan:

                  (i)      with respect to the circumstances described in clause
         (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

                  (ii) with respect to the circumstances described in clauses (b), (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and
         (f), no later than the entry of an order or decree dismissing such proceeding;

                  (iii)    with respect to the circumstances described in clause
         (c) above, when such default is cured; and

                  (iv)     with respect to the circumstances described in clause
         (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan (or, with respect to an AB Mortgage Loan, the related Companion Loan, or, with respect to a Companion Loan, the related AB Mortgage Loan) to continue to be characterized as a Specially Serviced Mortgage Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

         "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c). With respect to the ED Loan REMIC, July 24, 2000.

         "State and Local Taxes": Taxes imposed by the States of New York and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

         "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

         "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the

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related date of substitution, whether or not received), plus (y) any Mortgage
Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Collection Period minus (z) the sum of:

                  (ii) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed to Certificateholders on or before such date of determination;

                  (iii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination;

                  (iv) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date or the related date of substitution, as the case may be, to the extent distributed to Certificateholders on or before such date of determination; and

                  (v) any amount of reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Distribution Date.

         With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                  (vi) the principal portion of any P&I Advance made with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

                  (vii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

         A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

         With respect to any Companion Loan on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Companion Loan. In the case of the ED Loan, "Mortgage Loan" shall refer to the ED Loan REMIC Regular Interest for purposes of this definition as the context requires.

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         "Subordinated Certificate": Any Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Z-I, Class Z-II, Class Z-III, Class R-I or Class R-II Certificate.

         "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

         "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

         "Successful Bidder": As defined in Section 7.01(c).

         "Tax Matters Person": With respect to the ED Loan REMIC, REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

         "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the ED Loan REMIC, REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

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

         "Trust Fund": Collectively, (i) all of the assets of the ED Loan REMIC, REMIC I and REMIC II, and (ii) the Grantor Trust Assets.

         "Trustee": Wells Fargo Bank Minnesota, N.A., its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Mortgage Loan and REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). In the case of the ED Loan, "Mortgage Loan" shall refer to the ED Loan REMIC Regular Interest for purposes of this definition as the context requires.

         "Trustee Fee Rate": 0.0026% per annum.

         "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

         "Underwriter": Each of Wachovia Securities, Inc., Nomura Securities International, Inc. or Banc of America Securities LLC or, in each case, its successor in interest.

         "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

         "Unrestricted Servicer Reports": Each of the Updated Collection Report, Delinquent Loan Status Report, Historical Loan Modification Report, Historical Liquidation Report, Interim Delinquent Loan Status Report and REO Status Report.

         "Updated Collection Report": A report substantially containing the content described in Exhibit F attached hereto and available each month on the P&I Advance Date, setting forth each Mortgage Loan or REO Loan with respect to which the Master Servicer received a Periodic Payment after the Determination Date and before the P&I Advance Date for the related month.

         "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates. Ninety-six percent

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

(96%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof; provided, further, however, that the aggregate Appraisal Reduction Amount shall not reduce the Class Principal Balance of any Class for purposes of determining the Controlling Class, the Controlling Class Representative or the Majority Subordinate Certificateholder. Four percent (4%) in the aggregate of the Voting Rights shall be allocated to the Class IO Certificates (allocated, pro rata, between the Class IO-I and Class IO-II Certificates based upon their Notional Amounts). The Class Z-I, Class Z-II, Class Z-III and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

         "Wachovia": Wachovia Bank, National Association or its successor in interest.

         "Wachovia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of February 11, 2003 between the Depositor and Wachovia and relating to the transfer of the Wachovia Mortgage Loans to the Depositor.

         "Wachovia Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Wachovia Mortgage Loan Purchase Agreement.

         "Watch List": As of each Determination Date a report, substantially in the form of Exhibit N attached hereto (or such other form for the presentation of such information as may be recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for below, is reasonably acceptable to the Master Servicer), identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, other than Mortgage Loans whose operating results for the first year of operations represent less than seven months of operating history, (ii) that is delinquent in respect of its real estate taxes, (iii) for which any outstanding Advance exists and has been outstanding for 30 days or more, (iv) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months and is less than 1.40x, (v) for which any lease relating to more than 25% of the rentable area of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months (without being replaced by one or more tenants or leases), (vi) that is late in making its Periodic Payment three or more times in the preceding twelve months, (vii) with overdue material deferred maintenance at the related Mortgaged Property or
(viii) that is 30 or more days delinquent; provided that a Mortgage Loan will not be identified on the Watch List solely because the related borrower has failed to deliver operating statements, rent rolls or other financial statements required to be delivered under the Mortgage Loan documents.

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

         "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Rates applicable to the Mortgage Loans as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date; provided, however, that in the case of the ED Loan, "Mortgage Loan" shall refer to the ED Loan REMIC Regular Interest for purposes of this definition.

         "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

         "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.0%.

         "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X {(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X {(1+ .055/2)^0.16667}-1) where
..055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

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                                   ARTICLE II

                  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS
                AND WARRANTIES; ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01      Conveyance of Mortgage Loans and ED Loan REMIC
Interests.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 9, 10, 11, 12, 13, 14, 16, 17 and 18 of each of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement and the Nomura Mortgage Loan Purchase Agreement, (iii) the ED Loan REMIC Interests and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date. The transfer of the Mortgage Loans, the ED Loan REMIC Interests and the related rights and property accomplished hereby is absolute and, notwithstanding
Section 11.07, is intended by the parties to constitute a sale.

                  (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement and the Nomura Mortgage Loan Purchase Agreement, as applicable, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. The Special Servicer may request the Master Servicer to deliver a copy of the Servicing File for any Mortgage Loan (other than a Specially Serviced Mortgage Loan) at the expense of the Special Servicer. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement the Nomura Mortgage Loan Purchase Agreement and this Section 2.01(b).

                  (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument

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

(certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File," with evidence of recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

         If, on the Closing Date as to any Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or (v) of the definition of "Mortgage File," the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Wachovia Mortgage Loan Purchase Agreement, Artesia Mortgage Loan Purchase Agreement or Nomura Mortgage Loan Purchase Agreement, as applicable, and Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan; provided that all required original assignments with respect to such Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 120 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit).

                  (d) The Trustee shall, for a fee paid to the Trustee by the Depositor on the Closing Date as to each Mortgage Loan, promptly (and in any event within 90 days following the later of (i) the Closing Date, (ii) the delivery of all the assignments and UCC Financing Statements to the Trustee, and
(iii) the date on which the Trustee receives, with respect to the original recorded or filed documents relating to such assignments and UCC Financing Statements, all necessary recording and filing information required for the recording or filing of such assignments and UCC Financing Statements) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents (to the extent the Trustee has actual knowledge that such documents are to be recorded) relating to each such Mortgage Loan, in favor of the Trustee referred to in clause (iv)(a), (b) and (c), respectively, of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." The applicable Mortgage Loan Seller shall reimburse

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the Trustee for all reasonable costs and expenses incurred for recording any documents described in clause (iv)(c) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that the recorded original should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller pursuant to the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable, to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. Upon request, the Trustee shall forward to the Master Servicer a copy of each of the aforementioned recorded assignments to the extent that the Trustee has received a copy thereof, to the extent not previously provided.

                  (e) All documents and records in the Servicing File in possession of the Depositor or the Mortgage Loan Sellers (except attorney client privileged communications and internal correspondence and credit analysis of the Mortgage Loan Sellers) that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letters of credit), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer.

                  (f) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement and the Nomura Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

         SECTION 2.02      Acceptance of the Trust Fund by Trustee.

                  (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in
Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of each of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement

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and the Nomura Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans, the ED Loan REMIC Interests and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, with respect to any original document in the Mortgage File for a Loan Pair, any present or future Companion Holder. The Trustee hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the schedule of exceptions, which is attached hereto as Exhibit C-1 without regard to the proviso in the definition of "Mortgage File," each of the original executed Mortgage Notes as described in clause (i) of the definition of Mortgage File are in its possession. In addition, within ninety (90) days after the Closing Date (and if any exceptions are noted, again every 90 days thereafter until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Majority Subordinate Certificateholder, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C-2) to each of the Depositor, the Master Servicer, the Special Servicer and each Mortgage Loan Seller (with copies to the Majority Subordinate Certificateholder) that, with respect to each Mortgage Loan (other than with respect to a Companion Loan) listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii),
(iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi), (viii) and (ix)(a) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses
(v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct, (iv) solely with respect to the Companion Loans, all documents specified in clause
(xii) of the definition of Mortgage File are in its possession, and (v) solely with respect to the ED Loan, the original or a copy of the ED Loan REMIC Declaration are in its possession. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a) that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor); provided, however, that to the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements filed in the county of the state where the related Mortgaged Property is located, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements to be assigned to the Trust Fund will be delivered by the related Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC. The Trustee will submit such UCC Financing Statements for

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filing in the state of incorporation of the related Mortgagor as so indicated on the documents provided.

                  (b) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

         SECTION 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

                  (a) If any party hereto discovers or receives notice that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the other parties hereto, to the Majority Subordinate Certificateholder and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Subordinate Certificateholder as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the Master Servicer of such determination and promptly after receipt of such notice, the Master Servicer shall request in writing (with a copy to the other parties hereto, the Majority Subordinate Certificateholder, the Rating Agencies and the Controlling Class Representative (if different from the Majority Subordinate Certificateholder)) that the applicable Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than ninety (90) days after any party to this Agreement discovers such Document Defect or Breach)
(i) cure such Document Defect or Breach, as the case may be, in accordance with
Section 3(c) of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable, (ii) repurchase the affected Mortgage Loan in accordance with
Section 3(c) of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage

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Loan Purchase Agreement; provided, however, that if such Document Defect or
Breach is capable of being cured but not within such ninety (90) day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such ninety
(90) day period, the applicable Mortgage Loan Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan); and provided, further, with respect to such additional ninety (90) day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional ninety (90) day period; and provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease or any letter of credit) shall be considered to materially and adversely affect the interests of the Certificateholders in, or the value of, the related Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligations. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. In connection with a repurchase of the ED Loan, as contemplated by this Section 2.03(a), the REMIC Administrator shall effect a "qualified liquidation" of the ED Loan REMIC in accordance with the REMIC Provisions. In the case of a substitution for the ED Loan, all references in this Agreement to the ED Loan shall be to the Qualified Substitute Mortgage Loan substituted therefor.

         If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the immediately preceding paragraph, (ii) such Mortgage Loan is a Crossed Loan, and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the related Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution and repurchase of Mortgage Loans set forth herein. In the event that the remaining Crossed Loans in

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

such Crossed Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group. Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents. All other terms of the Mortgage Loans shall remain in full force and effect without any modification thereof.

                  With respect to any Crossed Loan, to the extent that the applicable Mortgage Loan Seller is required to repurchase or substitute for such Mortgage Loan in the manner prescribed in this Section 2.03(a) while the Trustee continues to hold any other Crossed Loans in the related Crossed Group, the applicable Mortgage Loan Seller and the Depositor will, as set forth in the related Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other's Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral.

                  (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and

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

expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the related Mortgage Loan Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage Loan is a Qualified Substitute Mortgage Loan.

                  (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I or, in the case of a substitution for the ED Loan, the ED Loan REMIC. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund, the ED Loan REMIC or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

                  (d) The Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement and the Nomura Mortgage Loan Purchase Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

                  (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Sellers under Section 3 of the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement and the Nomura Mortgage Loan Purchase Agreement.

         SECTION 2.04      Representations and Warranties of Depositor.

                  (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

                  (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina;

                  (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                  (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

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                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

                  (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

                  (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor;

                  (viii) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto; and

                  (ix) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

                  (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

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         SECTION 2.05      Conveyance of Mortgage Loans and ED Loan REMIC;
Acceptance of REMIC I and Grantor Trust by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans (other than the Additional Interest), the ED Loan REMIC and the other property comprising REMIC I to the Trustee for the benefit of the Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans, the ED Loan REMIC and the other property comprising REMIC I and the portion of the Grantor Trust comprised of Additional Interest, and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-I Certificates, REMIC II as the holder of the REMIC I Regular Interests and, as to Additional Interest, the Grantor Trust for the benefit of the Holders of the Class Z-I, Class Z-II and Class Z-III Certificates.

         SECTION 2.06 Issuance of REMIC I Regular Interests; Execution, Authentication and Delivery of Class R-I Certificates.

         Concurrently with the assignment to it of the Mortgage Loans (other than the Additional Interest) and the ED Loan REMIC and in exchange therefor, the Trustee acknowledges the issuance of the REMIC I Regular Interests, to or upon the order of the Depositor and, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations representing the REMIC I Residual Interest and the ED Loan REMIC Residual Interest.

         SECTION 2.07 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

         The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

         SECTION 2.08 Execution, Authentication and Delivery of REMIC II Certificates.

         Concurrently with the assignment to it of the REMIC I Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an affiliate of the Depositor, the Trustee, as Certificate Registrar, has executed, and the Trustee, as Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

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         SECTION 2.09      Execution, Authentication and Delivery of Class Z-I,
Class Z-II and Class Z-III Certificates.

         Concurrently with the assignment to it of the Additional Interest and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Z-I Certificates, the Class Z-II Certificates and the Class Z-III Certificates.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

         SECTION 3.01      Administration of the Mortgage Loans.

                  (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans and Companion Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders and in the case of the Companion Loans, the Companion Holder, in accordance with any and all applicable laws, the terms of this Agreement (and, with respect to a Loan Pair, the related Intercreditor Agreement), the terms of the respective Mortgage Loans, and, if applicable, the Companion Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. With respect to any Loan Pair, in the event of a conflict between this Agreement and the related Intercreditor Agreement, the Intercreditor Agreement will control; provided, in no event shall the Master Servicer or Special Servicer take any action or omit to take any action in accordance with the terms of any Intercreditor Agreement that would cause such servicer to violate the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans and the Companion Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans, Companion Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, make all calculations, and prepare, or cause to be prepared, all reports required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

                  (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done

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any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans and Companion Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Intercreditor Agreement, the Companion Holder to execute and deliver, on behalf of the Certificateholders, the Companion Holder and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(h). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

                  (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent. Unless the same Person acts as both Master Servicer and Special Servicer, the Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

                  (d) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer make a Servicing Advance with respect to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

                  (e) Servicing and administration of each Companion Loan shall continue hereunder for so long as the corresponding AB Mortgage Loan or any related REO Property is part of the Trust Fund or for such longer period as any amounts payable by the related Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

         SECTION 3.02      Collection of Mortgage Loan Payments.

                  (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans and Companion Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the

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Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Consistent with the foregoing and subject to
Section 3.20, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan or Companion Loan.

                  (b) All amounts collected in respect of any Mortgage Loan or Companion Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage (and, with respect to a Loan Pair, the related Intercreditor Agreement) or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; fifth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and sixth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such

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Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xv) of Section 3.05(a) from amounts so applied.

                  (c) Within 60 days after the Closing Date, the Master Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit.

                  (d) In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee nor the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

                  (e) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents.

                  (f) Within 30 days after the Closing Date, the Master Servicer shall notify each Lease Enhancement Policy Insurer that (i) both the Master Servicer and the Special Servicer shall be sent notices under each Lease Enhancement Policy and (ii) Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, shall be named the insured party under each Lease Enhancement Policy. In the event that the Master Servicer has actual knowledge of an Insured Event under any Lease Enhancement Policy, the Master Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. With respect to each Lease Enhancement Policy, the Master Servicer and the Special Servicer shall each review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy. The Special Servicer shall prepare and file a "proof of loss" form with the Lease Enhancement Policy Insurer within five Business Days after receiving notice or obtaining actual knowledge of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer shall abide by the terms and conditions relating to enforcing claims and monitor the dates by which any claim or action must be taken (including delivering any notices to the Lease Enhancement Policy Insurer or performing any actions required under each policy)

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

under each Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy for the benefit of the Certificateholders. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy and of any Policy Termination Event of which the Master Servicer does not already have notice.

                  (g) In the event that the Master Servicer receives notice of any Policy Termination Event, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer, the Trustee and the Rating Agencies of such Policy Termination Event in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Mortgage Loan may not have been transferred to the Special Servicer in accordance with Section 3.21 hereof, address such Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Policy Termination Event shall be paid by the Master Servicer as a Servicing Advance at the request of the Special Servicer or if such advance is deemed to be a Nonrecoverable Advance such fees shall be reimbursable to the Special Servicer as an Additional Trust Fund Expense from the Certificate Account pursuant to Section 3.05(a).

         SECTION 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

                  (a) The Master Servicer shall, as to all Mortgage Loans and Companion Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer or the Trustee for any unreimbursed Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of the applicable Mortgage Loan to be paid to the Mortgagor; (vi) withdraw amounts deposited in error or (vii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with
Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting the ED Loan REMIC, REMIC I, REMIC II or the Grantor Trust.

                  (b) The Master Servicer (or the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) shall (i) maintain accurate records with respect to the related

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Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan or Companion Loan or, if such Mortgage Loan or Companion Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans or Companion Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

                  (c) The Master Servicer shall, as to all Mortgage Loans and Companion Loans, subject to Section 3.01(d), make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans or Companion Loans, notwithstanding that the terms of such Mortgage Loans or Companion Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

                  The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In

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addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing
Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

                  If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

                  (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Trustee shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable, subject to the terms of the related Intercreditor Agreement with respect to a Loan Pair, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made, and to the extent that such late payment charges and Penalty Interest are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Mortgage Loans then on deposit in the Certificate Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer or the Trustee be entitled to reimbursement from funds on deposit in the Certificate Account for any Servicing Advance made with respect to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full.

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                  (e)      The determination by the Master Servicer that it has
made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be conducted pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Specially Serviced Mortgage Loan or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that, if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

                  (f) The Master Servicer shall, as to all Mortgage Loans and Companion Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below if permitted under the related Mortgage Loan documents. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising the ED Loan REMIC, REMIC I, REMIC II or the Grantor Trust. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

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         SECTION 3.04      Certificate Account, Interest Reserve Account,
Additional Interest Account, Distribution Account and Companion Distribution Account.

                  (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders and, to the extent funds on deposit in the Certificate Account are allocable to the related Companion Loans, the related Companion Holders, but solely to the extent set forth in the related Intercreditor Agreement and subject to any provisions relating to subordination of rights. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans or Companion Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans or Companion Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i) all payments on account of principal of the Mortgage Loans or Companion Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans or Companion Loans, including Additional Interest;

                  (iii) all Prepayment Premiums and Yield Maintenance Charges;

                  (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan or Companion Loan;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06(b) in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                  (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

                  (viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

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                  (ix) any amount required to be deposited by the Master
         Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

                  (x) any amount required to be deposited by the Master Servicer pursuant to Section 3.03(d) and 4.03(d) in connection with reimbursing the Trust Fund for interest paid on a P&I Advance or Servicing Advance, as applicable;

                  (xi) any amount paid by a Mortgagor to cover items for which a Servicing Advance has been previously made and for which the Master Servicer, the Special Servicer or the Trustee, as applicable, has been previously reimbursed out of the Certificate Account; and

                  (xii) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.11(b) and 3.11(d), respectively, in connection with reimbursing the Trust Fund for Additional Trust Fund Expenses.

                  The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances as provided in Sections 3.03(d) or 4.03(d) or Additional Trust Fund Expenses as provided in Section 3.11(d)) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

                  The Master Servicer may maintain, as part of the Certificate Account, a subaccount for each Companion Loan on behalf of and in trust for the benefit of the related Companion Holder, into which subaccount the Master Servicer shall deposit or cause to be deposited all amounts described in the first paragraph of this Section 3.04(a) to the extent allocable to the related Companion Loan in accordance with this Agreement and the related Intercreditor Agreement, and out of which subaccount the Master Servicer may make withdrawals to the extent withdrawals of such funds are provided for in Section 3.05(a) of this Agreement or in the related Intercreditor Agreement. Each such subaccount shall be entitled "Wachovia Bank, National Association, as Master Servicer, on behalf of and in trust for the [the related Companion Holder]."

                  Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan or Companion Loan, the Special Servicer shall promptly, but

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in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

                  (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Companion Paying Agent shall establish and maintain an account for distributions to the Companion Loans (the "Companion Distribution Account") to be held in trust for the benefit of the Companion Holder. The Distribution Account and the Companion Distribution Account shall be Eligible Accounts. The Master Servicer shall deliver to the Paying Agent each month on or before 1:30 p.m. New York City time (or 3:00 p.m. New York City time if the last day of the Collection Period is deemed to be the P&I Advance Date) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v) and (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums, Yield Maintenance Charges and/or Additional Interest received on the Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the third paragraph of
Section 9.01.

         The Master Servicer shall (i) deliver to the Companion Paying Agent each month on or before 1:30 p.m. New York City time on the P&I Advance Date therein, for deposit in the Companion Distribution Account, or (ii) if the Master Servicer is the Companion Paying Agent, deposit on the P&I Advance Date into the Companion Distribution Account, an aggregate amount of immediately available funds equal to the amount available to be distributed to the related Companion Holder pursuant to the related Intercreditor Agreement.

         In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

                  (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

                  (ii) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to
         Section 9.01.

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         The Paying Agent shall, upon receipt, deposit in the Distribution
Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

         All such amounts deposited in respect of the ED Loan shall be deemed to be assets of the ED Loan REMIC and distributed in respect of the ED Loan REMIC Regular Interest and the ED Loan REMIC Residual Interest as set forth in the ED Loan REMIC Declaration.

                  (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account). The Depositor shall cause each Mortgage Loan Seller, on the Closing Date, to deposit in the Interest Reserve Account the Interest Reserve Amounts to be distributed on the first Distribution Date for its Interest Reserve Loans.

                  (d) Prior to any Collection Period during which Additional Interest is received, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Trustee, on behalf of the Certificateholders shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Z-I, Class Z-II and Class Z-III Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Additional Interest Account an amount equal to the Additional Interest received during the applicable Collection Period.

         Following the distribution of Additional Interest to Class Z-I, Class Z-II and Class Z-III Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest, the Trustee shall terminate the Additional Interest Account.

                  (e) Funds in the Certificate Account, the Interest Reserve Account, the Distribution Account and the Additional Interest Account may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Paying Agent shall give written notice to the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

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         SECTION  3.05     Permitted Withdrawals from the Certificate Account,
Interest Reserve Account, the Additional Interest Account and the Distribution Account.

                  (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) (A) to remit to the Paying Agent for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a); and (B) to deposit in, or remit to the Companion Paying Agent for deposit in, each Companion Distribution Account the amounts required to be so deposited pursuant to the second paragraph of Section 3.04(b) and any amount relating to a Companion Loan that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances, the Trustee's and Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of the related Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee)
         (A) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made and (B) if the P&I Advance was made in respect to an AB Mortgage Loan, received in respect of the related Companion Loan;

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                  (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Specially Serviced Mortgage Loan or Corrected Mortgage Loan (whether in the form of payments or Liquidation Proceeds) or such REO Loan (whether in the form of REO Revenues or Liquidation Proceeds) that are allocable as a recovery of principal or interest thereon (provided that no Principal Recovery Fee shall be payable out of (i) Insurance Proceeds and (ii) any Liquidation Proceeds received in connection with a condemnation or the purchase of any Mortgage

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         Loan or REO Property by a Mortgage Loan Seller pursuant to the Wachovia
         Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder, the Companion Holder or the Special Servicer as described in Section 3.18(c), Section 3.18(d),
         Section 3.18(e) or Section 3.18(h) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01);

                  (vi) to reimburse the Trustee or itself, in that order, for any unreimbursed Servicing Advances, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause
         (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan, Companion Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse the Trustee or itself, in that order, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan, Companion Loan or any REO Property, any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

                  (viii) at such time as it reimburses the Trustee or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Trustee or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with
         Section 3.03(d) or 4.03(d), as applicable; the Master Servicer's rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) subject to the terms of the Intercreditor Agreement with respect to the related Loan Pair, out of late payment charges and Penalty Interest collected on or in respect of the related Mortgage Loan (and if the Advance was made with respect to an AB Mortgage Loan, out of such amounts collected on or in respect of the related Companion Loan) and REO Loan, during the Collection Period in which such Advance is reimbursed (the use of such late payment charges and Penalty Interest to be allocated between the Master Servicer and the Special Servicer on a pro rata basis based on the amount of late payment charges and Penalty Interest that the Master Servicer and the Special Servicer have received as additional servicing compensation during such period), and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account;

                  (ix) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.12(a);

                  (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the

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         Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period; (B) any Prepayment Interest Excesses, and (C) Penalty Interest and late payment charges (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) or Additional Trust Fund Expenses pursuant to Section 3.11(b) or inspection expenses pursuant to Section 3.12(a));

                  (xi) to pay to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d) (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) or Additional Trust Fund Expenses pursuant to Section 3.11(d) or inspection expenses pursuant to Section 3.12(a));

                  (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c);

                  (xiii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                  (xiv) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(d) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (D) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xv) to pay itself, the Special Servicer, any of the Mortgage Loan Sellers, the Majority Subordinate Certificateholder, a Companion Holder, or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xvi) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
         Section 3.04(c);

                  (xvii) to remit to the Trustee for deposit into the Additional Interest Account the amounts required to be deposited pursuant to
         Section 3.04(d);

                  (xviii) to remit to the Paying Agent for deposit into the Distribution Account the amounts required to be deposited pursuant to
         Section 3.04(b);

                  (xix) to remit to the Companion Paying Agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to Section 3.04(b);

                  (xx) to pay the cost of any Environmental Assessment or any remedial, corrective or other action pursuant to Section 3.09(c);

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                  (xxi) to withdraw any amounts deposited in error;

                  (xxii) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Certificate Account; and

                  (xxiii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii)-(xxiii) above. Upon request, the Master Servicer shall provide to the Trustee such records and any other information in the possession of the Master Servicer to enable the Trustee to determine the amounts attributable to the ED Loan REMIC (with respect to the ED Loan), REMIC I (with respect to the Majority Mortgage Loans and the ED Loan REMIC Regular Interest) and the Companion Loans. The Master Servicer shall, to the extent permitted by the terms of the related Intercreditor Agreement, make claims for reimbursement from the related Companion Holder in connection with related Servicing Advances and interest thereon and other related expenses so as to minimize the total amount of withdrawals on the Certificate Account for such items. Nothing in the foregoing sentence shall limit the Master Servicer's rights to be reimbursed for claims relating to the Companion Loans that are reimbursable claims pursuant to the terms of this Agreement. Notwithstanding anything in this Section 3.05(a) to the contrary, in no event shall the Master Servicer withdraw from funds on deposit in the Certificate Account any amount to be applied to, or to provide reimbursement for, any amounts referenced in this
Section 3.05(a) (other than amounts referenced in clause (xix)) which relate to any Companion Loan to the extent the related AB Mortgage Loan has been paid in full in a prior Collection Period.

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third party contractors) or the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer (or such third party contractors) or the Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan or Companion Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

                  (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

                  (i) to be deemed to transfer from the ED Loan REMIC to REMIC I amounts distributable in respect of the ED Loan REMIC Regular Interest and the Grantor Trust

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         amounts distributable with respect to the ED Loan REMIC Residual
         Interest, to make deemed distributions to itself as holder of the REMIC I Regular Interests, and to make distributions to Certificateholders on each Distribution Date, pursuant to Sections 4.01 and 9.01, as applicable;

                  (ii) to pay the Trustee or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05 to the extent not paid pursuant to Section 4.01(i);

                  (iii) to pay the Trustee the Trustee Fee as contemplated by
         Section 8.05(a) hereof with respect to the Majority Mortgage Loans and the ED Loan REMIC Regular Interest and to pay the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account as provided in
         Section 3.06, but only to the extent of the Net Investment Earnings with respect to such account for the related Distribution Date;

                  (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(d), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 4.01(i);

                  (v) to pay any and all federal, state and local taxes imposed on the ED Loan REMIC, REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

                  (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

                  (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

                  (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         Taxes imposed on the ED Loan REMIC, REMIC I or REMIC II shall be allocated to the related REMIC, and amounts withdrawn from the Distribution Account pursuant to clauses (ii) and (iv) above shall be allocated by the REMIC Administrator between the ED Loan REMIC and REMIC I in proportion to the Stated Principal Balances of their related Mortgage Loans.

                  (c) The Companion Paying Agent may, from time to time, make withdrawals from the Companion Distribution Account as contemplated by
Section 4.01(i).

                  (d) The Master Servicer shall on each P&I Advance Date to occur in March of each year, and in the event the final Distribution Date occurs in February or, if such year is not a

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leap year, in January, the P&I Advance Date to occur in such February or
January, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, (i) an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period and, if applicable, the related Collection Period, or (ii) with respect to the first Distribution Date, an amount equal to the Interest Reserve Amount deposited into the Interest Reserve Account pursuant to Section 3.04(c) on the Closing Date.

                  (e) The Paying Agent shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

         SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account, the Distribution Account, the Additional Interest Account and the REO Account.

                  (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest Reserve Account or the Certificate Account (each, for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Trustee may direct in writing any depository institution maintaining the Distribution Account or the Additional Interest Account (also, for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, the Interest Reserve Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO Account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account or the Interest Reserve Account), the Special Servicer on behalf of the Trustee for the benefit of Certificateholders (with respect to Permitted Investments of amounts in the REO Account) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account or Additional Interest Account) for the benefit of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, with respect to any Investment Account maintained by them, and itself, with respect to the Distribution Account and the Additional Interest Account, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment

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that is either (i) a "certificated security," as such term is defined in the
UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer, the Special Servicer or the Trustee shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts, the Interest Reserve Account and Reserve Accounts), the Special Servicer (in the case of the REO Account) or the Trustee (with respect to Permitted Investments of amounts in the Distribution Account and Additional Interest Account) shall:

                           (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account or the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account or Additional Interest Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each related Distribution Date, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its (or the Paying Agent's on its behalf) withdrawal in accordance with Section 3.05(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Interest Reserve Account and the Certificate Account, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Account) and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account and Additional Interest Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than, in the case of the Master Servicer and Special Servicer, the end of the Collection Period during which

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such loss was incurred and in the case of the Trustee, no later than 12:00 noon,
New York City time, on the Distribution Date, the amount of the Net Investment Loss, if any, for such Collection Period or on such Distribution Date, provided, that none of the Master Servicer, the Special Servicer or the Trustee shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Trustee, the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may (or, in the event of a default by the Trustee, the Master Servicer or Special Servicer shall) and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

         SECTION 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                  (a) The Master Servicer (with respect to Mortgage Loans and Companion Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans and to the extent that the Trust Fund has an insurable interest) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided, further, that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. The Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure

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against loss to property and do not relate to an REO Property) a "standard"
mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee;
(iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) include coverage in an amount not less than the lesser of
(x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan document; and (vii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan or Companion Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or Companion Loans so permit.

         Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain (and in the case of the Special Servicer, with respect any Specially Serviced Mortgage Loan) and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the Special Servicer, in consultation with the Controlling Class Representative has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located; provided, however, the Controlling Class Representative shall not have more than three Business Days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Controlling Class Representative, the Special Servicer shall not be required to do so; provided, further that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

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                  (b)      If the Master Servicer or the Special Servicer shall
obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans, Companion Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

                  Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrade or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss

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payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

                  For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

         SECTION 3.08      Enforcement of Alienation Clauses.

                  (a) Upon receipt of any request of a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Master Servicer shall promptly forward such request to the Special Servicer, who, if otherwise permitted pursuant this Agreement, will analyze such waiver, including the preparation of written materials in connection with such analysis, and will close the related transaction. With respect to all Mortgage Loans and Companion Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer (after providing the Controlling Class Representative, 12 Business Days notice of such proposed action pursuant to Section 6.11(a) or Section 6.11(c), as the case may be, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer (after providing the Controlling Class Representative, 12 Business Days notice of such proposed action pursuant to Section 6.11(a) or Section 6.11(c), as the case may be, which notice shall be given by the Special Servicer no later than three Business Days after receipt of such request) has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and each other party hereto an Officers' Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision of any Mortgage Loan (i) with respect to which the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are one of the ten largest Mortgage Loans or concentrations of Mortgage Loans, as of the date of such waiver request, without receiving prior written confirmation from Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates or (ii) with respect to which (a) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of such Mortgage Loan and the Stated Principal Balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan, are greater than 2% of the aggregate Stated Principal Balance of all Mortgage Loans, (c) such Mortgage Loan is one of the ten largest Mortgage Loans as of the date of the waiver (by Stated Principal Balance), or (d) such Mortgage Loan has a

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Loan-to-Value Ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a Debt Service Coverage Ratio (calculated to include the additional debt from any encumbrance) of 1.2x or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates. With respect to a waiver of a due-on-sale provision, the Special Servicer shall not waive any such restriction without receiving prior written confirmation from S&P and Fitch that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided that, if the Mortgage Loan does not meet the criteria set forth in clause (ii)(a), (ii)(b) or (ii)(c) of the prior sentence, the Special Servicer may waive such requirement without confirmation by S&P in accordance with the Servicing Standard; and provided, further, that, if the Mortgage Loan does not meet the criteria set forth in clauses (ii)(a), or
(ii)(b) of the immediately preceding sentence, the Special Servicer may waive such requirement without approval by Fitch in accordance with the Servicing Standard.

                  (b) Notwithstanding any other provisions of this Section 3.08, the Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) (without the Special Servicer's consent) or the Special Servicer (with respect to Specially Serviced Mortgage Loans), may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

                  (c) Within ninety (90) days of the Closing Date, with respect to each of the Mortgage Loans covered by an environmental insurance policy, the Master Servicer shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders, to be an insured (and for the Master Servicer, on behalf of the Trust Fund, to make claims) under such environmental insurance policy. In the event that the Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, the Master Servicer shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such

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policy to realize the full value thereof for the benefit of the
Certificateholders in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

                  In the event that the Master Servicer receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, the Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the related Companion Holder (in the case of an AB Mortgage
Loan) the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with
Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

         SECTION 3.09 Realization Upon Defaulted Mortgage Loans; Required Appraisals.

                  (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans or Companion Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in
Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or Companion Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan or defaulted Companion Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any

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REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

                  With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, and in lieu of an Appraisal, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer will deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative and the Trustee within 10 Business Days of obtaining such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

                  Notwithstanding the foregoing, in no event shall the Master Servicer or the Special Servicer obtain an appraisal of a Companion Loan pursuant to this Section 3.09(a) to the extent the related AB Mortgage Loan has been paid in full.

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund (to the extent not allocable to a Companion Loan) will not cause the imposition of a tax on the ED Loan REMIC, REMIC I or REMIC II under the REMIC Provisions or cause the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (c)      Notwithstanding the foregoing provisions of this
Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the

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Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative and the Master Servicer), that:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

                  The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be at the expense of the Trust Fund (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement and any Environmental Assessment ordered after the related AB Mortgage Loan has been paid in full); and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall be at the expense of the Trust Fund.

                  (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and there is no

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breach of a representation or warranty requiring repurchase under the Wachovia
Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, as applicable, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Controlling Class Representative and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

                  (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

                  (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan or Companion Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

                  (g) The Master Servicer shall, with the reasonable cooperation of the Special Servicer, prepare and file information returns with respect to reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to any Mortgaged Property required by Sections 6050J and 6050P of the Code and each year deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J and 6050P of the Code.

                  (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan, Companion Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

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                  (i)      Upon reasonable request of the Master Servicer, the
Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

         SECTION 3.10 Trustee and Custodian to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

                  (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

                  (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or

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REO Property or to any legal action brought to obtain judgment against any
Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.11      Servicing Compensation.

                  (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. No Master Servicing Fee shall be payable with respect to the Companion Loans unless such fee is expressly set forth in the related Intercreditor Agreement. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  (b) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest, assumption application fees, modification fees for Mortgage Loan or Companion Loan modifications made by the Master Servicer pursuant to Section 3.20(i), defeasance fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan or Companion Loan and, with respect to late payment charges and penalty charges, accrued during the time that such Mortgage Loan or Companion Loan was not a Specially Serviced Mortgage Loan, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account; provided that the Master Servicer's right to

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receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances as provided in Sections 3.03(d) and 4.03(d) or Additional Trust Fund Expenses or interest on Advances pursuant to this Section 3.11(b). To the extent the Master Servicer or the Special Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses related to such Mortgage Loan during the preceding 12 month period immediately preceding the receipt of such late payment charges or Penalty Interest and not previously reimbursed to the Trust Fund, the Master Servicer shall deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the sum of the amount of interest paid to the Master Servicer on Advances related to such Mortgage Loan during the preceding 12 month period for which the Trust Fund has not been previously reimbursed and the amount of Additional Trust Fund Expenses related to such Mortgage Loan incurred during the preceding 12 month period and not previously reimbursed to the Trust Fund. To the extent that the Master Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Master Servicer shall deposit such late payment charges and Penalty Interest in the Certificate Account. Penalty Interest or late payment charges in respect of any Mortgage Loan or Companion Loan which has accrued during the period when the related Mortgage Loan is not a Specially Serviced Mortgage Loan shall be additional compensation to the Master Servicer even if collected during the period when the related Mortgage Loan or Companion Loan is a Specially Serviced Mortgaged Loan. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses; (ii) interest or other income earned on deposits in the Certificate Account and the Interest Reserve Account, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan or Companion Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby.

                  The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement. The Master Servicer shall not waive or agree to any discount of any portion of assumption fees to which the Special Servicer is entitled.

                  (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or

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other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans, Companion Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

                  As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan or Companion Loan for so long as it remains a Corrected Mortgage Loan (net of any portion of such collection payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee for any related unpaid or unreimbursed Master Servicing Fees and/or Advances). The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan and, if applicable, Companion Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related borrower had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

                  In addition, with respect to each Specially Serviced Mortgage Loan and REO Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and calculated by application of the Principal Recovery Fee Rate to, all amounts (whether in the form of payments of Liquidation Proceeds or REO Revenues or a full or discounted payoff by the Mortgagor) received in respect of such Mortgage Loan or Companion Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a full or partial recovery of principal, interest and expenses in accordance with Section 3.02(b) or the definition of "REO Loan," as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of (i) Insurance Proceeds and (ii) Liquidation Proceeds resulting from receipt of condemnation proceeds or the purchase of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement or the Nomura Mortgage Loan Purchase Agreement, by the Majority

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Subordinate Certificateholder, the Companion Holder or the Special Servicer
pursuant to Section 3.18(c), Section 3.18(d), Section 3.18(e) or Section 3.18(h) or by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01; and provided, further, that no Principal Recovery Fee shall be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the Liquidation Proceeds.

                  The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

                  (d) Additional servicing compensation in the form of: (i) all late payment charges, Penalty Interest and assumption application fees received on or with respect to Specially Serviced Mortgage Loans actually collected that, with respect to late payment charges and penalty charges, accrued during the time that the related Mortgage Loan was a Specially Serviced Mortgage Loan, (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan or Companion Loan that is not a Specially Serviced Mortgage Loan and one-hundred percent (100%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan, and (iii) modification fees collected on all Mortgage Loans or Companion Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account provided that the Special Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances and property inspection costs in respect of the related Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or Additional Trust Fund Expenses pursuant to this
Section 3.11(d). To the extent the Master Servicer or the Special Servicer receives late payment charges or Penalty Interest on a Mortgage Loan for which interest on Advances or Additional Trust Fund Expenses related to such Mortgage Loan during the preceding 12 month period and not previously reimbursed to the Trust Fund, the Special Servicer shall transfer to the Master Servicer for deposit in the Certificate Account, on or prior to the P&I Advance Date following the collection of such late payment charges or Penalty Interest, an amount equal to the lesser of (i) the amount of late payment charges or Penalty Interest received on such Mortgage Loan or (ii) the sum of the amount of interest paid to the Master Servicer on Advances related to such Mortgage Loan incurred during the preceding 12 month period for which the Trust Fund has not been previously reimbursed and the amount of Additional Trust Fund Expenses related to such Mortgage Loan during the preceding 12 month period and not previously reimbursed to the Trust Fund. To the extent that the Special Servicer is not entitled to late payment charges or Penalty Interest pursuant to the immediately preceding sentence, the Special Servicer shall promptly transfer such late payment charges and Penalty Interest to the Master Servicer who shall deposit such late payment charges and Penalty Interest in the Certificate Account. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection

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Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account

                  (e) The Master Servicing Fee with respect to the ED Loan shall be deemed to be an expense of REMIC I, and the Special Servicing Fee, Workout Fee, Principal Recovery Fee and additional servicing compensation described in Section 3.11(b) and Section 3.11(d) with respect to the ED Loan shall be deemed to be an expense of the ED Loan REMIC.

         SECTION 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

                  (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan (i) becomes a Specially Serviced Mortgage Loan or
(ii) the related Debt Service Coverage Ratio set forth in the Comparative Financial Status Report is below 1.0x, provided that such expense shall be reimbursable first out of Penalty Interest and late payment charges otherwise payable to the Special Servicer and received in the Collection Period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense (except to the extent that such Additional Trust Fund Expense is payable out of the proceeds of any Companion Loan pursuant to the related Intercreditor Agreement and this Agreement and with respect to any inspection occurring after the related AB Mortgage Loan has been paid in full). Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan and the Special Servicer for each Specially Serviced Mortgage Loan and REO Loan shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of each Mortgaged Property securing a Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a then current principal balance (or allocated loan amount) of less than $2,000,000 at the time of such inspection, every other calendar year) beginning in 2003; provided, however, the Master Servicer shall not be required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the immediately preceding six months. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware,
(ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any visible waste committed on the Mortgaged Property. The Master Servicer shall deliver such reports to the Trustee within 45 days of the related inspection and the Trustee shall, subject to Section 3.15, make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee at all times after the Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall deliver copies of any such inspection reports to Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected

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(at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further, that the Master Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

                  With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the Special Servicer may reasonably request.

                  The Special Servicer shall, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer, the Controlling Class Representative and the Trustee which shall include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice shall be provided by the Trustee to each Rating Agency and upon request to each Certificateholder and the Depositor.

                  (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA Property File; (ii) a Comparative Financial Status Report and
(iii) CMSA Financial File. Not later than 5:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a Historical Liquidation Report; (ii) a Historical Loan Modification Report; (iii) an REO Status Report and (iv) a Delinquent Loan Status Report. Not later than 4:00 p.m. (New York City time) on the second Business Day of each calendar month, the Special Servicer shall deliver or cause to be delivered to the Master Servicer (in electronic format acceptable to the Master Servicer and the Special Servicer) an Interim Delinquent Loan Status Report.

                  (c) Not later than 4:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) (A) the most recent Historical Loan Modification Report, Historical Liquidation Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (B) a CMSA Property File, a Comparative Financial Status Report and CMSA Financial File, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (C) a Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); (D) a Watch List Report with the required information as of such Determination Date and (E) an Updated Collection Report. Not later than 4:00 p.m. (New York City time) on the third Business Day of each calendar

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month, the Master Servicer shall deliver or cause to be delivered to the Trustee
(in electronic format acceptable to the Master Servicer and the Trustee) an Interim Delinquent Loan Status Report.

                  (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master Servicer shall deliver to the Trustee the reports set forth in
Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in
Section 3.12(b) and this Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to
Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

                  The Special Servicer, in the case of any Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law and the related Mortgage Loan documents.

                  The Special Servicer shall promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall deliver copies of the operating statements and rent rolls received or obtained by it to the Rating Agencies, the Trustee, the Special Servicer or the Controlling Class Representative in each case (other than the Rating Agencies and the Controlling Class Representative which shall be sent copies within 30 days following the Master Servicer's receipt) upon request.

                  Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and, with respect to any NOI Adjustment Worksheet prepared or updated by the Special Servicer, forward to the Master Servicer, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

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                  The Special Servicer with respect to each Specially Serviced
Mortgage Loan and REO Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be, but in no event less frequently than annually by June 30th of each year. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO Property, as the case may be, to prepare the NOI Adjustment Worksheet for such property. Copies of Operating Statement Analyses and NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Special Servicer or the Controlling Class Representative in each case upon request.

         SECTION 3.13      Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer shall deliver to the Depositor, the Trustee, the Underwriters, the Controlling Class Representative, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before March 15 of each year (or April 30 of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.17(a) are no longer required to be filed), beginning March 15, 2004, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the ED Loan REMIC, REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "Grantor Trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. With respect to each year that the reports described in Section 8.17(a) are filed, the Trustee shall review such Officer's Certificate and inform the Depositor, the Master Servicer and the Special Servicer of any material exceptions that any Responsible Officer has actual knowledge of prior to March 25 of the year received.

         SECTION 3.14      Reports by Independent Public Accountants.

         On or before March 15 of each year (or April 30 of each year with respect to which the Depositor has informed the Master Servicer that reports described in Section 8.17(a) are no longer required to be filed), beginning March 15, 2004, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the

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American Institute of Certified Public Accountants to furnish a statement to the
Trustee, Underwriters, Rating Agencies, Controlling Class Representative, Depositor and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 2003) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer. With respect to each year that the reports described in Section 8.17(a) are filed, prior to February 15 of each calendar year, beginning February 15, 2004, the Trustee shall notify the Depositor, the Master Servicer and the Special Servicer of any material deficiencies in such servicer's compliance with the terms of this Agreement during the preceding calendar year of which a Responsible Officer of the Trustee has actual knowledge.

         SECTION 3.15      Access to Certain Information.

                  (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below), the Special Servicer (with respect to the items in clauses (c),
(d), (e), (f), (g), (h) and (i) below) and the Trustee (with respect to the items in clause (b) and (i) below and to the extent any other items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of Wells Fargo Bank Minnesota, N.A., at its Corporate Trust Office, except with respect to documents which constitute part of the Mortgage Files, which will be maintained at its offices in Minnesota), during normal business hours, or send to the requesting party, such party having been certified to the Trustee, the Master Servicer or the Special Servicer, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any Person identified by a Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to
Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in
Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any,

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collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance pursuant to
Section 3.20(d) including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to their reasonable requests.

                  In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative, in connection with providing access to or copies of any items in accordance with this Agreement, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (a) in the case of Certificate Owners and the Controlling Class Representative, a confirmation executed by the requesting Person substantially in the form of
Exhibit V-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner and the Controlling Class Representative may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit V-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative, by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee, the Master Servicer or the Special Servicer, as applicable, pursuant to this Section
3.15 that has previously been made available via the Trustee's, the Master Servicer's or Special Servicer's Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission, and the Trustee, the Master Servicer or the Special Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section
3.15 that has previously been made

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available via the Trustee's, the Master Servicer's or Special Servicer's
Internet Website without restriction as to access, as applicable, or has previously been filed with the Commission.

                  Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

                  The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

                  (b) The Master Servicer may but is not required to, make available on or prior to the Distribution Date in each month to any interested party (i) the Distribution Date Statement via its Internet Website, (ii) as a convenience for interested parties this Agreement, the Prospectus and the Prospectus Supplement on its Internet Website and (iii) any other items at the request of the Depositor on its Internet Website.

                  The Master Servicer may, but is not required to, make available each month via its Internet Website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA Loan Setup File and the CMSA Loan Periodic Update File, and (ii) to any Privileged Person, with the use of a password provided by the Master Servicer, the Restricted Servicer Reports, the CMSA Financial File and the CMSA Property File. Any (y) Restricted Servicer Report or Unrestricted Servicer Report (other than the Interim Delinquent Loan Status Report) that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related Distribution Date, and (z) Interim Delinquent Loan Status Report that is not available on the Master Servicer's Internet Website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the third Business Day of each calendar month shall be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the Master Servicer, upon request, to any Person otherwise entitled to access such report on the Master Servicer's Internet Website.

                  In connection with providing access to the Master Servicer's Internet Website, the Master Servicer may require registration and the acceptance of a disclaimer.

                  If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes)

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apply in writing to the Trustee, and such application states that the
Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                  (c) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. Neither the Master Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Section 3.15. The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. In addition, the Trustee, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Trustee, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

         SECTION 3.16      Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, if applicable, the Companion Holder, as their interests shall appear. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which the ED Loan REMIC or REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by the ED Loan REMIC or REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of the ED Loan REMIC, REMIC I or REMIC II or cause the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance by the Master Servicer.

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general

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assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders and, if applicable, the Companion Holder, as their interests shall appear, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property within 2 Business Days of receipt. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On the last day of the related Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in addition to the Impound Reserve, the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and other related expenses).

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

         SECTION 3.17      Management of REO Property.

                  (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such REO Property would be subject to tax as "net income from foreclosure property" within the meaning of the

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         REMIC Provisions (such tax referred to herein as an "REO Tax"), and the
         Special Servicer does not engage in any of the activities described in the definition of "Directly Operate" that would cause the REO Property to cease to qualify as "foreclosure property" within the meaning of
         Section 860G(a)(8) of the Code, then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the good faith and reasonable judgment of the Special Servicer, such alternative is commercially feasible and would result in a greater net recovery on a present value basis than earning income subject to an REO Tax) acquire such Mortgaged Property as REO Property and so lease or manage such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that such method of operation is commercially feasible and would result in a greater net recovery on a present value basis than leasing or other method of operating the REO Property that would not incur an REO Tax, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

                  The Special Servicer's decision as to how each REO Property shall be managed shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective

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Mortgaged Property. Both the Special Servicer and the REMIC Administrator may,
at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiv) consult with counsel.

                  (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve and protect such REO Property for the benefit of the Certificateholders (or, if the REO Property was formerly a Mortgaged Property securing an AB Mortgage Loan, the Certificateholders and the related Companion Holder (as a collective whole)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or either result in the receipt by the ED Loan REMIC or REMIC I, as applicable, of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper management, maintenance and disposition of such REO Property, including without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such REO Property.

                  To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

                  (c) Unless Section 3.17 (a)(i) applies, the Special Servicer shall contract with any Independent Contractor (if required by the REMIC Provisions for the REO Property to remain classified as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code) for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

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                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

         SECTION 3.18      Resolution of Defaulted Mortgage Loans and REO
Properties.

                  (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or an REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a) and 9.01.

                  (b) Within 60 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Mortgage Loan; provided, further, that, the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such new Appraisal, if applicable. The Special Servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing

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Advance), then the Trustee shall provide notice of such failure to a Servicing
Officer of the Master Servicer by facsimile transmission sent to telecopy (704) 593-7731 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone (704) 593-7836 or (704) 593-7867 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

                  (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during (or deemed to be during) the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the last day of related Collection Period; provided, that, (x) if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer or the Trustee shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (A) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this clause (y), minus the product of (1) such Appraisal Reduction Amount and (2) the per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) applicable to the Class of Certificates to which such Appraisal Reduction Amount is allocated pursuant to Section 4.04(d) and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y).

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I

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Advance or that any proposed P&I Advance, if made, would constitute a
Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that, if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

                  (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable, subject to the terms of the Intercreditor Agreement with respect to the related Loan Pair, first out of late payment charges and Penalty Interest received on the related Mortgage Loan or REO Property during the Collection Period in which such reimbursement is made and then from general collections on the Mortgage Loans then on deposit in the Certificate Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding payment of principal and interest or Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

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                  (e)      In no event shall the Master Servicer or the Trustee
make a P&I Advance with respect to any Companion Loan.

         SECTION 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses; Allocation of Certificate Deferred Interest; Allocation of Appraisal Reduction Amounts.

                  (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class P Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, second, to the Class O Certificates, until the remaining Class Principal Balance thereof has been reduced to zero, third, to the Class N Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class M Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class L Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class K Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class J Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; ninth, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; tenth, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eleventh, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; twelfth, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; thirteenth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourteenth, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; and fifteenth pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates and the Class A-2 Certificates, until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Regular Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Regular Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

                  (b) On each Distribution Date, following the deemed distributions of principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund

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Expenses made in respect of the REMIC I Regular Interests pursuant to Section
4.01(h), the REMIC I Principal Balance (or aggregate REMIC I Principal Balance with respect to the REMIC I Regular Interests corresponding to the Class A-1 and Class A-2 Certificates) of the Corresponding REMIC I Regular Interests (after taking account of such deemed distributions) shall be reduced as a result of Realized Losses and Additional Trust Fund Expenses to equal the Class Principal Balance of the Class of Corresponding Certificates that will be outstanding immediately following such Distribution Date; provided, that Realized Losses and Additional Trust Fund Expenses shall be allocated:

                  (i) with respect to the Class A-2 Certificates, first, in respect of REMIC I Regular Interest LA-2-1; second, in respect of REMIC I Regular Interest LA-2-2; and third, in respect of REMIC I Regular Interest LA-2-3; in each case, until their respective REMIC I Principal Balances are reduced to zero; and

                  (ii) with respect to the Class A-1 Certificates, first, in respect of REMIC I Regular Interest LA-1-1; second, in respect of REMIC I Regular Interest LA-1-2; third, in respect of REMIC I Regular Interest LA-1-3; fourth, in respect of REMIC I Regular Interest LA-1-4, fifth, in respect of REMIC I Regular Interest LA-1-5, and sixth, in respect of REMIC I Regular Interest LA-1-6; in each case, until their respective REMIC I Principal Balances are reduced to zero.

                  (c) On any Distribution Date, the amount of any Mortgage Deferred Interest will be allocated as Certificate Deferred Interest to each outstanding Class of Sequential Pay Certificates in reverse alphabetical order (except with respect to the Class A-1 and Class A-2, which amounts shall be applied pro rata (based on remaining Class Principal Balances) to such Certificates), in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date. On each such Distribution Date, the Certificate Principal Balance of each Class of Certificates to which Certificate Deferred Interest has been allocated shall be increased by the amount of Certificate Deferred Interest allocated to such Class. The amount of Certificate Deferred Interest allocated to any Class of Sequential Pay Certificates shall be allocated to, and will increase the REMIC I Principal Balances of the Corresponding REMIC I Regular Interests; provided, however, that with respect to the Class A-1 and Class A-2 Certificates, allocations to the related REMIC I Regular Interests shall be made in accordance with the priority set forth in Section 4.04(b). Mortgage Deferred Interest with regard to the ED Loan shall be allocated to and shall increase the principal balance of the ED Loan REMIC Regular Interest.

                  (d) Any Appraisal Reduction Amounts shall be allocated only for purposes of determining the amount of P&I Advances with respect to the related Mortgage Loan, as follows: to the Class Principal Balance of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Class Principal Balances. On any Distribution Date, an Appraisal Reduction Amount that otherwise would be allocated to a Class of Certificates shall be allocated to the next most subordinate Class to the extent that the Class Principal Balance on such Distribution Date for such Class of Certificates (prior to taking the Appraisal Reduction Amount into account) is less than the Appraisal Reduction Amount for the Distribution Date. The Master Servicer shall report to the Trustee on or before each Determination Date all

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Appraisal Reduction Amounts and the Trustee shall report to the Master Servicer no later than 10:00 a.m. on the related P&I Advance Date the Pass-Through Rates necessary to calculate the allocation required by this Section 4.04(d).

         SECTION 4.05      Calculations.

         The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

         SECTION 4.06      Use of Agents.

         The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations or liabilities, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility)

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01      The Certificates.

                  (a) The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 in the case of the Registered Certificates,

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$1,000,000 in the case of the Class IO Certificates, and $250,000 in the case of
Non-Registered Certificates (other than the Residual Certificates and the Class IO Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class Z-I Certificates, the Class Z-II Certificates, Class Z-III Certificates, Class R-I Certificates and the Class R-II Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         SECTION 5.02      Registration of Transfer and Exchange of
Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-6113, shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

                  (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and

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effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  In connection with transfer of the Non-Registered Certificates, the Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

                  Notwithstanding the foregoing, for so long as any Non-Registered Certificate is a Book-Entry Certificate, (a) each prospective transferor of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer.

                  (c) No transfer of a Certificate or any interest therein shall be made to any "employee benefit plan" subject to Title I of ERISA, a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, or any entity deemed to hold plan assets of the foregoing by reason of such a plan's investment in such entity (each, a "Plan") unless (A) in the case of a Certificate other than a Residual Certificate, a Class Z-I Certificate, a Class Z-II Certificate or a Class Z-III Certificate, the transferee is an insurance company general account which is eligible for, and satisfies all the requirements of, exemptive relief under Sections I and III of Department

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of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") or (B) in
the case of a Certificate other than an ERISA Restricted Certificate, a Residual Certificate, a Class Z-I Certificate, a Class Z-II Certificate or a Class Z-III Certificate, the transferee (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and (2) satisfies all the requirements of the Exemptions as in effect at the time of such transfer. Each Person who acquires a Certificate in Definitive Certificate form shall be required to certify in writing in the form attached as Exhibit H hereto that it meets the foregoing conditions and that it will not transfer such Certificate in violation of the foregoing, and each Person who acquires a Certificate in Book-Entry Certificate form shall be deemed to have represented that the foregoing conditions are satisfied and that it will not transfer such Certificate in violation of the foregoing.

                  (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                           (2) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee; that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee; that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee; that it has historically paid its debts as they have come due, intends to pay its debts as they come due in the future and intends to pay all taxes associated with the Residual Certificate as they come due; and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                           (3) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause
                  (B) above, if a Responsible

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                  Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                           (4) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                           (5)      Each Person holding or acquiring an
                  Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                  (ii)     (A)      If any purported Transferee shall become a
         Holder of a Residual Certificate in violation of the provisions of this
         Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause
                  (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole

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                  discretion of the Certificate Registrar, and the Certificate
                  Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iii) The Certificate Registrar shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or agent thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The transferor of such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                           (1) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                           (2) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause the ED Loan REMIC, REMIC I or REMIC II to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

                  (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

                  (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate

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and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

                  (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

         SECTION 5.03      Book-Entry Certificates.

                  (a) Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if

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they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

         SECTION 5.04      Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the

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applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05      Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person whose name each Certificate is registered as of the date of determination as the owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

                 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL
                SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

         SECTION 6.01 Liability of Depositor, Master Servicer and Special Servicer.

         The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

         SECTION 6.02 Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

         Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

         The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special

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Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

         SECTION 6.03 Limitation on Liability of Depositor, Master Servicer and Special Servicer.

         None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Holders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee, the Certificateholders or the Companion Holders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section 3.11(b) and the last sentence of the definition of Servicing Advances); (ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of Section 8.05.

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         SECTION 6.04      Resignation of Master Servicer and the Special
Servicer.

         The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates,
(iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

         Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

         SECTION 6.05 Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

         The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to

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perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

         SECTION 6.06 Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

         The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

         SECTION 6.07 Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

         The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

         SECTION 6.08 Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

         The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

         SECTION 6.09      Designation of Special Servicer by the Controlling
Class.

         The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such Holder or Holders shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders may also select a Controlling Class Representative that may advise and direct the Special Servicer and whose approval is required for certain actions, as described herein. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee

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shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of
(1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

         SECTION 6.10 Master Servicer or Special Servicer as Owner of a Certificate.

         The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer

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and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

         SECTION 6.11      The Controlling Class Representative.

                  (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, the second paragraph of this Section 6.11(a), the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof, which notification with respect to the action described in clause (vi) below shall be copied by the Special Servicer to the Master Servicer (provided that, if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

                  (iii) any proposed sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to
         Section 3.18);

                  (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

                  (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

                  (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause; and

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                  (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

                  In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any applicable law, any provision of this Agreement or the REMIC Provisions (and the Special Servicer shall disregard any such direction or objection), including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer or the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

                  (b) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class or itself, as the case may be, that the Controlling Class Representative shall not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class or itself, as the case may be, and that the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

                                  ARTICLE VII

                                     DEFAULT

         SECTION 7.01      Events of Default.

                  (a) "Event of Default," wherever used herein, means any one of the following events:

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                  (i) any failure by the Master Servicer to deposit into the
         Certificate Account, which failure, in the case of deposits and remittance to the Certificate Account, continues unremedied one Business Day after the date upon which such deposit was required to have been made hereunder, or to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement, which failure, in the case of deposits and remittances to the Distribution Account, continues unremedied until 10:00 a.m., New York City time on the related Distribution Date, provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

                  (ii) any failure by the Special Servicer to timely deposit into the REO Account or to timely deposit into, or to timely remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement; or

                  (iii) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

                  (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any

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         failure which is not curable within such 30-day period, the Master
         Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

                  (x) the Trustee shall have received a written notice from Fitch (which the Trustee shall promptly forward to the Master Servicer or the Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action, if such Master Servicer or the Special Servicer, as applicable, is not replaced; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall have sixty (60) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Master Servicer or the Special Servicer or the downgrade of any Class of Certificates; or

                  (xi) the Master Servicer fails to be rated at least "CMS3" by Fitch or the Special Servicer fails to be rated at least "CSS3" by Fitch; or

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                  (xii) the Master Servicer or the Special Servicer, as the case may be, is removed from S&P's approved master servicer list or special servicer list, as the case may be, and such removal continues for a period of 60 days; or

                  (xiii) the Master Servicer shall fail to remit to the Paying Agent for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date; provided, however, that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made.

                  (b) If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the immediate transfer to the Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the

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Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

                  (c) If the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under
Section 7.01(a)(x), (xi) or (xii) and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after receipt of such termination notice, the Master Servicer shall continue to serve as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c); provided the Trustee has requested the Master Servicer to continue to serve as the Master Servicer during such period. Upon receipt of the "request for proposal" materials, the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the Master Servicer to be terminated pursuant to Section 7.01(b) shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination to the Master Servicer. The materials provided to the Trustee shall provide for soliciting bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.0 basis points per Mortgage Loan serviced (each, a "Servicing-

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Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section
3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor
Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after termination of the Master Servicer.

                  Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Master Servicer to be terminated pursuant to Section 7.01(b) the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation. In connection with such remittance, the Trustee is entitled to be reimbursed by the Master Servicer for the Trustee's "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing as contemplated by clause (i) of this paragraph and by the definition of "Bid Allocation".

                  If the Successful Bidder has not entered into this Agreement as successor Master Servicer within such 45-day period or no Successful Bidder was identified within such 45-day period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

         SECTION 7.02      Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided that, if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by

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Section 7.01 shall not be considered a default by the Trustee hereunder.
Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to
Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above and subject to its obligations under
Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation); provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         SECTION 7.03      Notification to Certificateholders.

                  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant

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to Section 7.01, any appointment of a successor to the Master Servicer or the
Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

         SECTION 7.04      Waiver of Events of Default.

         The Holders representing at least 66 2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i), (ii) , (x) or (xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

         SECTION 7.05      Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01      Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such

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duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement; and

                  (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to the Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

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         SECTION 8.02      Certain Matters Affecting Trustee.

         Except as otherwise provided in Section 8.01 and Article X:

                  (a) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (c) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section
10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

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                  (f)      the Trustee may execute any of the trusts or powers
hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

                  (g) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless, in the case of the Trustee, the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

                  (h) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

         SECTION 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. Except as set forth in
Section 8.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer unless the Trustee is acting as Paying Agent. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

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         SECTION 8.04      Trustee May Own Certificates.

         The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

         SECTION 8.05      Fees and Expenses of Trustee;
Indemnification of Trustee.

                  (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account as provided in
Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder at the Trustee Fee Rate. No Trustee Fee shall be payable with respect to the Companion Loans. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it. The Trustee Fee with respect to the ED Loan shall be an expense of REMIC I in respect of the ED Loan REMIC Regular Interest.

                  (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, as applicable, made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

         SECTION 8.06      Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a long

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term unsecured debt rating of at least "AA-" by S&P (or "A+" so long as the
Trustee maintains a short-term unsecured debt rating of "A-1" by S&P) and "AA-" by Fitch or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency as confirmed in writing. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided that, if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is qualified, downgraded or withdrawn thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, the Underwriters, the Depositor, or any obligor with respect to Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such Person.

         SECTION 8.07      Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor and the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different from the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other

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circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee if necessary, acceptable to the Master Servicer and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this
Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

         SECTION 8.08      Successor Trustee.

                  (a)      Any successor trustee appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

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                  (b)      No successor trustee shall accept appointment as
provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

         SECTION 8.09      Merger or Consolidation of Trustee.

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10      Appointment of Co-Trustee or Separate
Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

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                  (c)      Any notice, request or other writing given to the
Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

         SECTION 8.11      Appointment of Custodians.

         The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be

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provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

         SECTION 8.12      Appointment of Authenticating Agents.

                  (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as

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Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

         SECTION 8.13      Access to Certain Information.

         The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

         SECTION 8.14      Appointment of REMIC Administrators.

                  (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. If Wells Fargo Bank Minnesota, N.A. is removed as Trustee, then Wells Fargo Bank Minnesota, N.A. shall be terminated as REMIC Administrator.

                  (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

                  (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section

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8.14, the Trustee may appoint a successor REMIC Administrator, in which case the
Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

         SECTION 8.15      Representations, Warranties and Covenants of Trustee.

         The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

                  (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely

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         to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

                  (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

                  (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

         SECTION 8.16      Appointment of Paying Agent.

         The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a short term debt rating of at least "A-1" or a long term debt rating of at least "AA-" by S&P or a rating of at least "AA-" (or its equivalent) by Fitch, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. Any such appointment of a third party Paying Agent and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may (A) thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or (B) terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Paying Agent, any provision or requirement herein requiring notice or any information to be provided to the Paying Agent shall be construed to require that such notice, information or documentation also be provided to the

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Trustee. If the Trustee appoints a Paying Agent other than the Trustee, the
Trustee shall promptly notify the Master Servicer of such appointment and give to the Master Servicer the Paying Agent's wiring instructions and notice address.

         SECTION 8.17 Reports to the Securities and Exchange Commission; Available Information.

                  (a) The Trustee, the Master Servicer and the Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, until directed in writing by the Depositor to discontinue such filings. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such documents on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and
(ii) the termination of the Trust Fund. Notwithstanding the foregoing, in the event that the Securities and Exchange Commission does not accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form.

                  (b) A Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the Distribution Date Statement for such Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's and the Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit EE (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if the Commission determines that the Certification may be executed by multiple Persons, the Trustee shall sign the Certification, subject to the succeeding paragraph and Section 8.17(d) through 8.17(f), in respect of items 1 through 3 thereof, the Master Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the Master Servicer, and the Special Servicer shall cause its respective senior officers in charge of servicing to sign the Certification in respect of items 4 and 5 thereof to the extent such items relate to the duties and actions of the Special Servicer, and the Trustee may rely on the Certification signed by the Master Servicer and Special Servicer to

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the same extent as provided in Section 8.17(c) below. The Master Servicer may rely on the Certification signed by the Special Servicer to the same extent as provided in Section 8.17(c) below.

         In the event the Commission determines that the Certification may be executed by multiple Persons, and with respect to the Trustee's obligation in the preceding paragraph to sign the Certification in respect of item 3, the Trustee's obligation to sign such Certification shall be conditioned upon the Trustee and the Depositor entering into an agreement with respect to the payment of a reasonable additional fee for the reasonable costs and expenses necessary for the Trustee to sign such Certification; provided, that in no event shall such fee exceed $15,000 annually. In the event that such agreement is not reached, the Depositor may continue to sign the portion of the Certification which the Trustee does not sign.

         Although it is the parties intent that compliance by the parties with provisions of this Section 8.17 will constitute compliance with the review and certifications required by Section 302(a) of the Sarbanes-Oxley Act (the "Section 302 Requirements") or other applicable law, or the interpretation thereof by the Commission's staff (including the issuance of additional guidance by such staff), if it is determined that additional or modified procedures are required, or, similarly, to the extent that certain certifications or procedures are not required, the parties hereto agree to negotiate in good faith to modify the provisions of this Section 8.17 to comply with such change or additional guidance. Notwithstanding any other provision herein, no consent of any Certificateholder shall be required to make any such modification or amendment to this Section 8.17 to make such changes as are described above. In addition, in no event shall the provisions set forth in this Section 8.17(b) limit the ability of, or impose an obligation on, the Trustee or the Master Servicer to conduct additional investigations determined by it to be necessary or appropriate (in accordance with the written advice of counsel) to comply with the Section 302 Requirements.

                  (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit FF) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Master Servicer and Special Servicer shall each sign a certification (in the form attached hereto as Exhibit FF) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates in respect of items 3 through 5 of the Certification. In addition, if the Certification may be signed jointly by the Trustee and the Master Servicer, the Special Servicer shall sign a certification (in the form attached hereto as Exhibit FF) for the benefit of the Depositor, the Trustee, the Master Servicer and their officers, directors and Affiliates in respect of items 3 through 5 of the Certification as items 3 through 5 relate to Specially Serviced Mortgage Loans and REO Loans and the Master Servicer shall sign a certification (in the form attached as Exhibit FF) for the benefit of the Trustee and the Depositor and their officers directors and Affiliates in respect of item 3 of the Certification. The Depositor, Trustee or the Master Servicer, as applicable shall deliver to the Special Servicer a draft of the Certification at least 5 Business Days prior to March 15th of each year. Each such certification shall be delivered to the Depositor, the Trustee and the Master Servicer, if applicable, by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit EE shall be delivered to

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the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.17 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Master Servicer and Special Servicer shall each severally and not jointly indemnify and hold harmless the Depositor, the Trustee and, in the case of the Special Servicer, the Master Servicer, and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's or Special Servicer's obligations of the Master Servicer or the Special Servicer, as the case may be, under this Section 8.17 or the negligence, bad faith or willful misconduct of the Master Servicer or the Special Servicer, as the case may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the Trustee's obligations under this Section 8.17 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.17 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor or the Master Servicer as a result of the losses, claims, damages or liabilities of the Depositor or the Master Servicer in such proportion as is appropriate to reflect the relative fault of the Depositor or the Master Servicer on the one hand and the Special Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.17 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

                  (d) If the Trustee reasonably determines that it is required to file any Servicer Report or any other servicing information with the Commission to comply with the Sarbanes-Oxley Act, the Trustee may do so, provided that it has either (i) provided the Depositor with written advice from a national reputable counsel with an active commercial mortgage-backed securities practice reasonably acceptable to the Depositor at least 10 Business Days prior to the first occasion of such filing stating that the filing of any such Servicer Reports in the filings described in Section 8.17(a) is required to comply with the Section 302 Requirements, or (ii) received the prior written consent not to be unreasonably withheld of the Depositor to such filing.

                  (e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer, each Rating Agency and Special Servicer a copy of any such executed report, statement or information.

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                  (f)      In performing its obligations under this Agreement,
including but not limited this Section 8.17, none of the Trustee or the Master Servicer, on behalf of the Trust Fund, the Depositor or otherwise, shall be responsible or liable for compliance with any reporting or filing requirement under any state or federal securities laws, except to the extent such requirement is specifically set forth in this Agreement.

         SECTION 8.18      Maintenance of Mortgage File.

         Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

         Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans and each REO Property remaining in the ED Loan REMIC and REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in the ED Loan REMIC and REMIC I, plus (2) the appraised value of each REO Property, if any, included in the ED Loan REMIC and REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the ED Loan REMIC and REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the

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expiration of 21 years from the death of the last survivor of the descendants of
Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Companion Paying Agent shall terminate with respect to any Companion Loan to the extent (i) its related AB Mortgage Loan has been paid in full or is no longer part of the Trust Fund and (ii) no amounts payable by the related Companion Holder to or for the benefit of the Trust Fund or any party hereto in accordance with the related Intercreditor Agreement remain due and owing.

         The Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in the ED Loan REMIC and REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balances of the Mortgage Loans, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor, the Special Servicer or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the ED Loan REMIC and REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The Master Servicer or the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in the ED Loan REMIC and REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of all of the Mortgage Loans and each REO Property remaining in the ED Loan REMIC and REMIC I, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or their respective designees), as applicable. Any transfer of

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Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

         Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in the ED Loan REMIC and REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

         Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vii) of Section 3.05(b), including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i) deemed distributed in respect of the ED Loan REMIC Regular Interest and distributed to the Class R-I Certificates in respect of the ED Loan REMIC Residual Interest in accordance with Section 4.01(j), (ii) deemed distributed in respect of the REMIC I Regular Interests and distributed to the Class R-I Certificates in respect of the REMIC I Residual Interest in accordance with
Section 4.01(b) and Section 4.01(h) and (iii) distributed to the REMIC II Certificates in the order of priority set forth in Section 4.01(a) and Section 4.01(b), in each case, to the extent of remaining available funds.

         On or after the Final Distribution Date, upon presentation and surrender of the Class Z-I Certificates, the Paying Agent shall distribute to the Class Z-I Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Wachovia Mortgage Loan. On or after the Final Distribution Date, upon presentation and surrender of the Class Z-II Certificates, the Paying Agent shall distribute to the Class Z-II Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Artesia Mortgage Loan. On or after the Final Distribution Date, upon presentation and surrender of the Class Z-III Certificates, the Paying Agent shall distribute to the Class Z-III Certificateholders any amount then on deposit in the Additional Interest Account that was paid on a Nomura Mortgage Loan.

         Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which

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notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

         SECTION 9.02      Additional Termination Requirements.

                  (a) If the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders purchase all of the Mortgage Loans and each REO Property remaining in the ED Loan REMIC and REMIC I as provided in
Section 9.01, the Trust Fund (and, accordingly, the ED Loan REMIC (unless earlier terminated), REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of the ED Loan REMIC, REMIC I or REMIC II as defined in Section 860F of the Code or cause the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for the ED Loan REMIC, REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

                  (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the ED Loan REMIC and REMIC I to the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholders, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and the ED Loan REMIC, REMIC I and REMIC II shall terminate at that time.

                  (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for the ED Loan REMIC, REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

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                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

         SECTION 10.01     REMIC Administration.

                  (a) The REMIC Administrator shall elect to treat each of the ED Loan REMIC, REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending December 31, 2003, in the case of REMIC I and REMIC II. In the case of the ED Loan REMIC, a REMIC election was made for the taxable year ending
December 31, 2000.

                  (b) The REMIC I Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and REMIC II, respectively. The Class R-I Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC II. The ED Loan shall constitute the sole asset of the ED Loan REMIC, and the ED Loan REMIC Regular Interest and ED Loan REMIC Residual Interest shall be the "regular interests" and the "residual interests" in the ED Loan REMIC as set forth within the ED Loan REMIC Declaration. The ED Loan REMIC Regular Interest (instead of the related Mortgage Loan) will be an asset of REMIC I, and the Class R-I Certificates shall represent beneficial ownership of the ED Loan REMIC Residual Interest. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in the ED Loan REMIC, REMIC I or REMIC II (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

                  (c) The Closing Date is hereby designated as the "startup day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of REMIC I Regular Interests and the Regular Certificates for purposes of the REMIC Provisions shall be the Distribution Date in February, 2035. The "startup day" of the ED Loan REMIC shall be July 24, 2000 and the "latest possible maturity date" of the ED Loan REMIC Regular Interest for purposes of the REMIC Provisions shall be the Maturity Date of the ED Loan, as provided in the ED Loan REMIC Declaration.

                  (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of the ED Loan REMIC, REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for the ED Loan REMIC, REMIC I and REMIC II in the performance of its duties as such.

                  (e) Except as otherwise provided in Section 3.17(a) and subsections (i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the ED Loan REMIC,

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REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(g) or 10.01(h)).

                  (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for the ED Loan REMIC (if not previously obtained), REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file (if not previously prepared and filed) with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of the ED Loan REMIC, REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the ED Loan REMIC, REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

                  (g) The REMIC Administrator shall perform on behalf of the ED Loan REMIC, REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of the ED Loan REMIC, REMIC I and REMIC II.

                  (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the ED Loan REMIC, REMIC I and REMIC II as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special

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Servicer, or the Trustee shall knowingly take (or cause the ED Loan REMIC, REMIC
I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the ED Loan REMIC, REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon the ED Loan REMIC, REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel
(at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special
Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the ED Loan REMIC, REMIC I or REMIC II, or causing the ED Loan REMIC, REMIC I or REMIC II to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause the ED Loan REMIC, REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of the ED Loan REMIC, REMIC I and REMIC II will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (i) If any tax is imposed on the ED Loan REMIC, REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the ED Loan REMIC, REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses (iii) or (v) of this Section; (ii) the

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Special Servicer, if such tax arises out of or results from a breach by the
Special Servicer of any of its obligations under Article III or this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its respective obligations under Article IV, Article VIII or this Article X; (v) the applicable Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the ED Loan REMIC or REMIC I, as applicable, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, excluding the portion thereof constituting the Grantor Trust, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

                  (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to the ED Loan REMIC, REMIC I and REMIC II on a calendar year and on an accrual basis.

                  (k) Following the Startup Day, none of the Trustee, the Master Servicer or the Special Servicer shall accept any contributions of assets to the ED Loan REMIC, REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (l) None of the Trustee, the Master Servicer or the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of the ED Loan REMIC, REMIC I or REMIC II, (C) the termination of the ED Loan REMIC, REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or (iii) the acquisition of any assets on behalf of the ED Loan REMIC, REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on the ED Loan REMIC, REMIC I or REMIC II

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under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (m) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which the ED Loan REMIC, REMIC I or REMIC II will receive a fee or other compensation for services nor permit the ED Loan REMIC, REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (n) The REMIC Administrator shall administer the ED Loan REMIC in accordance with the ED Loan REMIC Declaration and the REMIC Provisions and shall comply with and perform all federal and, if applicable, state and local income tax return and information reporting requirements with respect to the ED Loan REMIC, and shall otherwise administer the ED Loan REMIC in the same manner as specified for REMIC I and REMIC II in this Section 10.01. The ED Loan shall be serviced and administered in accordance with the provisions of Article III hereof and the ED Loan REMIC Declaration. The REMIC Administrator shall maintain separate accounting with respect to the ED Loan REMIC sufficient (i) to comply with such return and information reporting requirements, including quarterly and annual reporting on Schedule Q to Form 1066 to the holders of the Class R-I Certificates with respect to the ED Loan REMIC Residual Interests,
(ii) to account for the ED Loan REMIC Regular Interest as an asset of REMIC I,
(iii) to pay or cause to be paid any federal, state or local income tax attributable to the ED Loan REMIC from payments received on or with respect to the related Mortgage Loans, and (iv) to cause any payments on the ED Loan in excess of amounts distributable in respect of the ED Loan REMIC Regular Interest to be distributed in respect of the ED Loan REMIC Residual Interest.

         SECTION 10.02     Grantor Trust Administration.

                  (a) The REMIC Administrator shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and shall treat the ED Loan REMIC Residual Interest, Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of the Grantor Trust, and not of the ED Loan REMIC, REMIC I or REMIC II, as permitted by Treasury Regulations Section 1.860G-2(i)(1). The Class R-I Certificates are hereby designated as representing an undivided, beneficial interest in the ED Loan REMIC Residual Interest and amounts in the Distribution Account distributable thereon. The Class Z-I Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Wachovia Mortgage Loans and proceeds thereof. The Class Z-II Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Artesia Mortgage Loans and proceeds thereof. The Class Z-III Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on Nomura Mortgage Loans and proceeds thereof.

                  (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or

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judicial proceedings with respect to the Trust Fund that involve the Internal
Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

                  (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

                  (d) The REMIC Administrator shall furnish or cause to be furnished (i) to the Class Z-I, Class Z-II and Class Z-III Certificateholders on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of the Grantor Trust and
(ii) to the Class R-I Certificateholders Schedule Q to Form 1066 with respect to the ED Loan REMIC Residual Interest, at the time and in the manner required under the Code, and shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

                  (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer or the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In

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addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of the Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class Z-I, Class Z-II and Class Z-III Certificates or the Class R-I Certificates.

                  (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting the Grantor Trust in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.01     Amendment.

                  (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders or Companion Holders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively

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to the ED Loan REMIC, REMIC I or REMIC II created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates.

                  (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to a Companion Holder, without the consent of such Companion Holder, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of a Companion Holder in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class or the consent of such Companion Holder, as the case may be, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding and the consent of all Companion Holders,
(iv) modify the provisions of Section 3.20 or the definition of Servicing Standard without the consent of the Holders of Certificates entitled to all of the Voting Rights and the consent of all Companion Holders or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such

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amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on the ED Loan REMIC, REMIC I or REMIC II pursuant to the REMIC Provisions or on the Grantor Trust or cause the ED Loan REMIC, REMIC I or REMIC II to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

                  (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and Companion Holder.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Sections 3.05 and 4.01.

         SECTION 11.02     Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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         SECTION 11.03     Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04     Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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         SECTION 11.05     Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288, Attention: William J. Cohane, Director, facsimile number: 704-383-7639; (ii) in the case of the Master Servicer, Wachovia Bank, National Association, NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262-1075, Attention: Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, facsimile number: 704-593-7735; (iii) in the case of the Special Servicer, Lennar Partners, Inc., 760 NW 107th Avenue, Miami, Florida 33172, Attention:
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, facsimile number: 305-226-3428; (iv) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., Corporate Trust Department, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services (CMBS) Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3, facsimile number:
410-715-2380; (v) in the case of the Underwriters to each of Wachovia Securities, Inc., 301 South College Street, Charlotte, North Carolina 28288-1075, Attention: Mr. William J. Cohane, facsimile number: 704-383-7639, and Nomura Securities International, Inc., 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: Legal Dept.; and (vi) in the case of the Rating Agencies, (A) Fitch Ratings, One State Street Plaza, 31st Floor, New York, New York 10004, Attention: Commercial Mortgage Surveillance, facsimile number (212) 635-0466; and (B) S&P Ratings Services, 55 Water Street, New York, New York 10041-0003 Attention: CMBS Surveillance Group, facsimile number 212-438-2662. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

         SECTION 11.06     Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.07     Grant of a Security Interest.

         The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

         SECTION 11.08     Streit Act.

         Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

         SECTION 11.09     Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         SECTION 11.10     Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 11.11     Notices to Rating Agencies.

                  (a) The Trustee shall promptly provide notice to each Rating Agency and the Controlling Class Representative with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Trustee, the Master Servicer or the Special Servicer;

                  (iv) the repurchase of Mortgage Loans by either of the Mortgage Loan Sellers pursuant to the Wachovia Mortgage Loan Purchase Agreement, the Artesia Mortgage Loan Purchase Agreement, or the Nomura Mortgage Loan Purchase Agreement;

                  (v) any change in the location of the Distribution Account;

                  (vi) the final payment to any Class of Certificateholders;
         and

                  (vii) any sale or disposition of any Mortgage Loan or REO Property.

                  (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee; and

                  (ii) any change in the location of the Certificate Account.

                  (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative with respect to a non-performing or Defaulted Mortgage Loan such information as the Rating Agency or Controlling Class Representative shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

                  (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

                  (iii) any Officers' Certificate delivered to the Trustee pursuant to Section 4.03(c) or 3.08; and

                  (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

                  (e) The Trustee shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

                  (f) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

                  (g) Notwithstanding any provision herein to the contrary each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

         SECTION 11.12     Complete Agreement.

         This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of

Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    WACHOVIA COMMERCIAL
                                       MORTGAGE SECURITIES, INC.,
                                       Depositor

                                    By: /s/ William J. Cohane
                                       -----------------------------------------
                                       Name:  William J. Cohane
                                       Title: Vice President

                                    WACHOVIA BANK, NATIONAL
                                       ASSOCIATION,
                                       Master Servicer

                                    By: /s/ David F. Sisom
                                       -----------------------------------------
                                       Name:  David F. Sisom
                                       Title: Vice President

                                    LENNAR PARTNERS, INC.,
                                       Special Servicer

                                    By: /s/ Shelly Rubin
                                       -----------------------------------------
                                       Name:  Shelly Rubin
                                       Title: Vice President

                                    WELLS FARGO BANK MINNESOTA, N.A.,
                                       Trustee

                                    By: /s/ Deborah Daniels
                                       -----------------------------------------
                                       Name:  Deborah Daniels
                                       Title: Vice President

                                   EXHIBIT A-1

                              CLASS A-1 CERTIFICATE

             CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

--------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.037% per annum                          Class Principal Balance of the Class A-1 Certificates
                                                             as of the Closing Date: $____________
--------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as of               Initial Certificate Principal Balance of this Class A-1
February 11, 2003                                            Certificate as of the Closing Date:
                                                             $___________
--------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
--------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
--------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
--------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
--------------------------------------------------------------------------------------------------------------------

Certificate No. A-1-1                                        CUSIP No. 929766CT8
--------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATIO\N ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1 Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Authenticating Agent

                                      By:______________________________________
                                         Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
______________________________________________.

Dated:  _________________________

                                      _________________________________________
                                         Signature by or on behalf of Assignor

                                      _________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or _________________________________, as its agent.

                                   EXHIBIT A-2

                              CLASS A-2 CERTIFICATE

             CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.867% per annum                          Class Principal Balance of the Class A-2 Certificates
                                                             as of the Closing Date: $____________
---------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Initial Certificate Principal Balance of this Class A-2
of February 11, 2003                                         Certificate as of the Closing Date: $____________
---------------------------------------------------------------------------------------------------------------------

Closing Date:  February 12, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------------

First Distribution Date:  March 17, 2003
---------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------------

Special Servicer:  Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------------

Certificate No. A-2-1                                        CUSIP No. 929766CU5
---------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND THE CLASS A-1 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
_______________________________________________.

Dated:  _________________________

                                    ___________________________________________
                                       Signature by or on behalf of Assignor

                                    ___________________________________________
                                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-3

                             CLASS IO-I CERTIFICATE

            CLASS IO-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: Variable                                  Aggregate Certificate Notional Amount of all Class IO-I
                                                             Certificates as of the Closing Date: $____________
---------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Certificate Notional Amount of this Class IO-I
of February 11, 2003                                         Certificate as of the Closing Date: $____________
---------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------------

Certificate No. IO-I-1                                       CUSIP No. 929766CZ4
---------------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE

OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS IO-I CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IO-I Certificate in that certain beneficial ownership interest evidenced by all the Class IO-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-I Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class IO-I Certificates for each Distribution Date is as provided in the Agreement. All distributions made under the Agreement on the Class IO-I Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class IO-I Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  The Class IO-I Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-I Certificates are exchangeable for new Class IO-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class IO-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-I Certificate without registration or qualification. Any Class IO-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class IO-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-I Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-I Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class IO-I Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
______________________________________________.

Dated:  _________________________

                                 ______________________________________________
                                     Signature by or on behalf of Assignor

                                 ______________________________________________
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-4

                             CLASS IO-II CERTIFICATE

            CLASS IO-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Pass-Through Rate: Variable                                  Aggregate Certificate Notional Amount of all Class
                                                             IO-II Certificates as of the Closing Date:
                                                             $_______________
---------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Certificate Notional Amount of this Class IO-II
of February 11, 2003                                         Certificate as of the Closing Date: $____________
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. IO-II-1                                      CUSIP No. 929766DB6
---------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF INTEREST ONLY ON A NOTIONAL AMOUNT AS SET FORTH IN THE AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE

OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

BECAUSE THE COMPONENTS COMPRISING THE NOTIONAL AMOUNT OF THE CLASS IO-II CERTIFICATES WILL BE REDUCED BY ANY DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THE CERTIFICATES RELATING TO SUCH COMPONENTS AND BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND WHICH ARE ALLOCATED TO SUCH CERTIFICATES RELATING TO SUCH COMPONENTS AS SET FORTH IN THE AGREEMENT, THE OUTSTANDING NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class IO-II Certificate in that certain beneficial ownership interest evidenced by all the Class IO-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-II Certificates on the applicable Distribution Date pursuant to the Agreement. The Pass-Through Rate applicable to the Class IO-II Certificates for each Distribution Date is as provided in the Agreement. All distributions made under the Agreement on the Class IO-II Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class IO-II Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  The Class IO-II Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-II Certificates are exchangeable for new Class IO-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of any Class IO-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-II Certificate without registration or qualification. Any Class IO-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No service charge will be imposed for any registration of transfer or exchange of Class IO-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-II Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-II Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class IO-II Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
______________________________________________.

Dated:  _________________________

                                    ___________________________________________
                                       Signature by or on behalf of Assignor

                                    ___________________________________________
                                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-5

                               CLASS B CERTIFICATE

              CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

-------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.973% per annum                          Class Principal Balance of the Class B Certificates as
                                                             of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:  as                 Initial Certificate Principal Balance of this Class B
of February 11, 2003                                         Certificate as of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
-------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
-------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
-------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
-------------------------------------------------------------------------------------------------------------------

Certificate No. B-1                                          CUSIP No. 929766CV3
-------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES AND THE CLASS IO-II CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B

Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
_______________________________________________.

Dated:  _________________________

                                    ___________________________________________
                                       Signature by or on behalf of Assignor

                                    ___________________________________________
                                             Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-6

                               CLASS C CERTIFICATE

              CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 5.033% per annum                          Class Principal Balance of the Class C Certificates as
                                                             of the Closing Date: $__________
---------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:  as                 Initial Certificate Principal Balance of this Class C
of February 11, 2003                                         Certificate as of the Closing Date: $__________
---------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------------

Special Servicer:  Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------------

Certificate No. C-1                                          CUSIP No. 929766CW1
---------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the

Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The

"Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                    ___________________________________________
                                       Signature by or on behalf of Assignor

                                    ___________________________________________
                                             Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by _____________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-7

                               CLASS D CERTIFICATE

              CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: Variable                                  Class Principal Balance of the Class D Certificates as
                                                             of the Closing Date: $__________
---------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:  as                 Initial Certificate Principal Balance of this Class D
of February 11, 2003                                         Certificate as of the Closing Date: $__________
---------------------------------------------------------------------------------------------------------------------

Closing Date:  February 12, 2003                             Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------------

Master Servicer:  Wachovia Bank, National Association        Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------------

Special Servicer:  Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------------

Certificate No. D-1                                          CUSIP No. 929766CX9
---------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class D Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the

Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class D Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The

"Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                     __________________________________________
                                         Signature by or on behalf of Assignor

                                     __________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The Assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

                  Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

                  This information is provided by
________________________________, the Assignee named above, or
____________________________________, as its agent.

                                   EXHIBIT A-8

                               CLASS E CERTIFICATE

              CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

-------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: Variable                                  Class Principal Balance of the Class E Certificates as
                                                             of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as of February      Initial Certificate Principal Balance of this Class E
11, 2003                                                     Certificate as of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
-------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
-------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
-------------------------------------------------------------------------------------------------------------------

Special Servicer:  Lennar Partners, Inc.
-------------------------------------------------------------------------------------------------------------------

Certificate No. E-1                                          CUSIP No. 929766CY7
-------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class E Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota,

N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class E Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

                  Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate

Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Authenticating Agent

                                              By:_______________________________
                                                 Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                      __________________________________________
                                         Signature by or on behalf of Assignor

                                      __________________________________________
                                                 Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-9

                               CLASS F CERTIFICATE

              CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Pass-Through Rate: Variable                                  Class Principal Balance of the Class F
                                                             Certificates as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Initial Certificate Principal Balance of this
of February 11, 2003                                         Class F Certificate as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the
                                                             Mortgage Loans as of the Cut-Off Date:
                                                             $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National                     Trustee: Wells Fargo Bank Minnesota, N.A.
Association
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No.F-1                                           CUSIP No.929766DD2
---------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND CLASS E CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class F Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Certificate Registrar

                                              By:_______________________________
                                                 Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Authenticating Agent

                                              By:_______________________________
                                                 Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                     ___________________________________________
                                         Signature by or on behalf of Assignor

                                     ___________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-10

                               CLASS G CERTIFICATE

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Pass-Through Rate: Variable                                  Class Principal Balance of the Class G
                                                             Certificates as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Initial Certificate Principal Balance of this
of February 11, 2003                                         Class G Certificate as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the
                                                             Mortgage Loans as of the Cut-Off Date:
                                                             $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National                     Trustee: Wells Fargo Bank Minnesota, N.A.
Association
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. G-1                                          CUSIP No.929766DF7
---------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class G Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Certificate Registrar

                                              By: ______________________________
                                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Authenticating Agent

                                              By: ______________________________
                                                  Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                   _____________________________________________
                                        Signature by or on behalf of Assignor

                                   _____________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-11

                               CLASS H CERTIFICATE

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Pass-Through Rate: Variable                                  Class Principal Balance of the Class H
                                                             Certificates as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Initial Certificate Principal Balance of this
of February 11, 2003                                         Class H Certificate as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the
                                                             Mortgage Loans as of the Cut-Off Date:
                                                             $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National                     Trustee: Wells Fargo Bank Minnesota, N.A.
Association
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. H-1                                          CUSIP No.929766DH3
---------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Certificate Registrar

                                              By: ______________________________
                                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Authenticating Agent

                                              By: ______________________________
                                                  Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                     ___________________________________________
                                       Signature by or on behalf of Assignor

                                     ___________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                               CLASS J CERTIFICATE

              CLASS J COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.982% per annum                          Class Principal Balance of the Class J
                                                             Certificates as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Initial Certificate Principal Balance of this
of February 11, 2003                                         Class J Certificate as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the
                                                             Mortgage Loans as of the Cut-Off Date:
                                                             $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National                     Trustee: Wells Fargo Bank Minnesota, N.A.
Association
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. J-1                                          CUSIP No.929766DK6
---------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES AND THE CLASS H CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class J Certificate (obtained by dividing the principal amount of this Class J Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class J Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class J Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class J Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class J Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class J Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class J Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class J Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Certificate Registrar

                                              By: ______________________________
                                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class J Certificates referred to in the within-mentioned Agreement.

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Authenticating Agent

                                              By: ______________________________
                                                  Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                     ___________________________________________
                                       Signature by or on behalf of Assignor

                                     ___________________________________________
                                                Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                               CLASS K CERTIFICATE

              CLASS K COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.982% per annum                          Class Principal Balance of the Class K
                                                             Certificates as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement: as                  Initial Certificate Principal Balance of this
of February 11, 2003                                         Class K Certificate as of the Closing Date:
                                                             $__________
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the
                                                             Mortgage Loans as of the Cut-Off Date:
                                                             $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. K-1                                          CUSIP No.929766DM2
---------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE, OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES AND THE CLASS J CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class K Certificate (obtained by dividing the principal amount of this Class K Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class K Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class K Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class K Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class K Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class K Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class K Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class K Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class K Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated:  February 12, 2003

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Certificate Registrar

                                              By: ______________________________
                                                  Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class K Certificates referred to in the within-mentioned Agreement.

                                              WELLS FARGO BANK MINNESOTA, N.A.,
                                                 as Authenticating Agent

                                              By: ______________________________
                                                  Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated:  _________________________

                                   _____________________________________________
                                       Signature by or on behalf of Assignor

                                   _____________________________________________
                                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-14

                               CLASS L CERTIFICATE

              CLASS L COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

-------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.982% per annum                          Class Principal Balance of the Class L Certificates as
                                                             of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:                     Initial Certificate Principal Balance of this Class L
as of February 11, 2003                                      Certificate as of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
-------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
-------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
-------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
-------------------------------------------------------------------------------------------------------------------

Certificate No. L-1                                          CUSIP No. 929766DP5
-------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES AND THE CLASS K CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class L Certificate (obtained by dividing the principal amount of this Class L Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class L Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class L Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class L Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class L Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class L Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class L Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this

Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class L Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class L Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                       as Certificate Registrar

                                   By: ________________________________________
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class L Certificates referred to in the within-mentioned Agreement.

                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                       as Authenticating Agent

                                   By: ________________________________________
                                       Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:_____________________________.

Dated: _________________________

                                     __________________________________________
                                      Signature by or on behalf of Assignor

                                     __________________________________________
                                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-15

                               CLASS M CERTIFICATE

              CLASS M COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                  WACHOVIA BANK
                            COMMERCIAL MORTGAGE TRUST

-------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.982% per annum                          Class Principal Balance of the Class M Certificates as
                                                             of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:                     Initial Certificate Principal Balance of this Class M
as of February 11, 2003                                      Certificate as of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
-------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
-------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
-------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
-------------------------------------------------------------------------------------------------------------------

Certificate No. M-1                                          CUSIP No. 929766DR1
-------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR

THERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K AND THE CLASS L CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY

CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES AND THE CLASS L CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS N, CLASS O AND CLASS P CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M Certificate (obtained by dividing the principal amount of this Class M Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class M Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class M Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the

"Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class M Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class M Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class M Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class M Certificates are exchangeable for new

Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class M Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class M Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                            as Certificate Registrar

                                        By: ___________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class M Certificates referred to in the within-mentioned Agreement.

                                     WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Authenticating Agent

                                     By: ______________________________________
                                         Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                                     __________________________________________
                                        Signature by or on behalf of Assignor

                                     __________________________________________
                                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-16

                               CLASS N CERTIFICATE

              CLASS N COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

-------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.982% per annum                          Class Principal Balance of the Class N Certificates as
                                                             of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:                     Initial Certificate Principal Balance of this Class N
as of February 11, 2003                                      Certificate as of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
-------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
-------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
-------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
-------------------------------------------------------------------------------------------------------------------

Certificate No. N-1                                          CUSIP No. 929766DT7
-------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING

CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES AND THE CLASS M CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS O CERTIFICATES AND THE CLASS P CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class N Certificate (obtained by dividing the principal amount of this Class N Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class N Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class N Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the

"Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class N Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class N Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class N Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class N Certificates are exchangeable for new

Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class N Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class N Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                         WELLS FARGO BANK MINNESOTA, N.A.,
                                             as Certificate Registrar

                                         By: __________________________________
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class N Certificates referred to in the within-mentioned Agreement.

                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                            as Authenticating Agent

                                        By: ___________________________________
                                            Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________

Dated: _________________________

                                   ____________________________________________
                                      Signature by or on behalf of Assignor

                                   ____________________________________________
                                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-17

                               CLASS O CERTIFICATE

              CLASS O COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

-------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.982% per annum                          Class Principal Balance of the Class O Certificates as
                                                             of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:                     Initial Certificate Principal Balance of this Class O
as of February 11, 2003                                      Certificate as of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
-------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
-------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
-------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
-------------------------------------------------------------------------------------------------------------------

Certificate No. O-1                                          CUSIP No. 929766DV2
-------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS N CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING

CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, AND THE CLASS N CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS P CERTIFICATES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class O Certificate (obtained by dividing the principal amount of this Class O Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class O Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class O Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this

Certificate and the amount required to be distributed to the Holders of the Class O Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class O Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class O Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class O Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class O Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class O Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class O Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                                   ____________________________________________
                                       Signature by or on behalf of Assignor

                                   ____________________________________________
                                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-18

                               CLASS P CERTIFICATE

              CLASS P COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

-------------------------------------------------------------------------------------------------------------------
Pass-Through Rate: 4.982% per annum                          Class Principal Balance of the Class P Certificates as
                                                             of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Date of Pooling and Servicing Agreement:                     Initial Certificate Principal Balance of this Class P
as of February 11, 2003                                      Certificate as of the Closing Date: $__________
-------------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
-------------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
-------------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
-------------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
-------------------------------------------------------------------------------------------------------------------

Certificate No. P-1                                          CUSIP No. 929766DX8
-------------------------------------------------------------------------------------------------------------------

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-I CERTIFICATES, THE CLASS IO-II CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS O CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING

CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES, THE CLASS G CERTIFICATES, THE CLASS H CERTIFICATES, THE CLASS J CERTIFICATES, THE CLASS K CERTIFICATES, THE CLASS L CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS N CERTIFICATES AND THE CLASS O CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the principal amount of this Class P Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class P Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class P Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class P Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         Interest accrued on this Certificate during an Interest Accrual Period, plus any unpaid interest shortfall with respect to this Certificate for any prior Distribution Date, if any, will be payable on the related Distribution Date to the extent provided in the Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class P Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

         Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class P Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class P Certificates.

         Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class P Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                        WELLS FARGO BANK MINNESOTA, N.A.,
                                            as Certificate Registrar

                                        By: ___________________________________
                                            Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                       WELLS FARGO BANK MINNESOTA, N.A.,
                                           as Authenticating Agent

                                       By: ____________________________________
                                           Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                            ___________________________________________________
                                    Signature by or on behalf of Assignor

                            ___________________________________________________
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-19

                              CLASS R-I CERTIFICATE

             CLASS R-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Class R-I
as of February 11, 2003                                      Certificate: 100%
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: N/A
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. R-I-1
---------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-I, CLASS IO-II, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH

REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

         This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

         This Certificate represents an interest in the "residual interest" in REMIC I and the ED Loan REMIC, each as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Wells Fargo Bank Minnesota, N.A., as Paying Agent (the "Paying Agent"), under clause
(ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause
(ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted

Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C) it intends to pay any taxes associated with holding this certificate as they become due, (D) it will not cause income from this certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of its own or of any other person and (E) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

         Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

         The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

         A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Plan or a Non-United States Person. A "Disqualified Organization" is any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

         No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Certificate Registrar

                                      By: _____________________________________
                                          Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

                                      WELLS FARGO BANK MINNESOTA, N.A.,
                                          as Authenticating Agent

                                      By: _____________________________________
                                          Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                              _________________________________________________
                                    Signature by or on behalf of Assignor

                              _________________________________________________
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-20

                             CLASS R-II CERTIFICATE

            CLASS R-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Class R-II
as of February 11, 2003                                      Certificate: 100%
---------------------------------------------------------------------------------------------------------------

Closing Date: February 12, 2003                              Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: N/A
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. R-II-1
---------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-I, CLASS IO-II, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH

REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

         This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans and REO Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of Advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such Advances and expenses.

         The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

         This Certificate represents the "residual interest" in REMIC II, as defined in the Agreement. Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Wells Fargo Bank Minnesota, N.A., as Paying Agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this

Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. The proposed Transferor must also state in the Transfer Affidavit and Agreement that (A) it has historically paid its debts as they have come due and intends to continue to pay its debts as they come due in the future, (B) it understands that it may incur tax liabilities with respect to this certificate in excess of cash flows generated thereby, (C) it intends to pay any taxes associated with holding this certificate as they become due, (D) it will not cause income from this certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of its own or of any other person and (E) it will not transfer this certificate to any person or entity that does not provide a similar affidavit. Any purported transfer to a disqualified organization or other person that is not a permitted transferee or otherwise in violation of these restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. If this certificate represents a "non-economic residual interest", as defined in Treasury Regulations Section 1.860E-1(c), transfers of this certificate may be disregarded for federal income tax purposes. In order to satisfy a regulatory safe harbor under which such transfers will not be disregarded, the transferor may be required, among other things, to satisfy itself as to the financial condition of the proposed transferee and either to transfer at a minimum price or to an eligible transferee as specified in regulations.

         Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

         The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to (x) cease to qualify as two REMICs or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

         A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Plan or a Non-United States Person. A "Disqualified Organization" is any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel (which shall not be an expense of the Trustee) that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) (30) of the Code.

         No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                       as Certificate Registrar

                                   By: ________________________________________
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                       as Authenticating Agent

                                   By: ________________________________________
                                       Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                            ___________________________________________________
                                   Signature by or on behalf of Assignor

                            ___________________________________________________
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-21

                              CLASS Z-I CERTIFICATE

             CLASS Z-I COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Class Z-I
as of February 11, 2003                                      Certificate: 100%
---------------------------------------------------------------------------------------------------------------

Closing Date February 12, 2003                               Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. Z-I
---------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH

REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

         This certifies that Wachovia Bank, National Association is the registered owner of the Percentage Interest evidenced by this Class Z-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z-I Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on Wachovia Mortgage Loans, all as more specifically set forth herein and in the Agreement.

         The Class Z-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z-I Certificates are exchangeable for new Class Z-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class Z-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z-I Certificate without registration or qualification. Any Class Z-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class Z-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z-I Certificates.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z-I Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                     WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Certificate Registrar

                                     By: ______________________________________
                                         Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class Z-I Certificates referred to in the within-mentioned Agreement.

                                     WELLS FARGO BANK MINNESOTA, N.A.,
                                         as Authenticating Agent

                                     By: ______________________________________
                                         Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                             __________________________________________________
                                    Signature by or on behalf of Assignor

                             __________________________________________________
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-22

                             CLASS Z-II CERTIFICATE

            CLASS Z-II COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Class Z-II
as of February 11, 2003                                      Certificate: 100%
---------------------------------------------------------------------------------------------------------------

Closing Date February 12, 2003                               Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. Z-II
---------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH

REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

         This certifies that Artesia Mortgage Capital Corporation is the registered owner of the Percentage Interest evidenced by this Class Z-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z-II Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on Wachovia Mortgage Loans, all as more specifically set forth herein and in the Agreement.

         The Class Z-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z-II Certificates are exchangeable for new Class Z-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class Z-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z-II Certificate without registration or qualification. Any Class Z-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class Z-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z-II Certificates.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z-II Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                  WELLS FARGO BANK MINNESOTA, N.A.,
                                      as Certificate Registrar

                                  By: _________________________________________
                                      Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class Z-II Certificates referred to in the within-mentioned Agreement.

                                  WELLS FARGO BANK MINNESOTA, N.A.,
                                      as Authenticating Agent

                                  By: _________________________________________
                                      Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                              _________________________________________________
                                     Signature by or on behalf of Assignor

                              _________________________________________________
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-23

                             CLASS Z-III CERTIFICATE

            CLASS Z-III COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2003-C3

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST

---------------------------------------------------------------------------------------------------------------
Date of Pooling and Servicing Agreement:                     Percentage Interest evidenced by this Class Z-III
as of February 11, 2003                                      Certificate: 100%
---------------------------------------------------------------------------------------------------------------

Closing Date February 12, 2003                               Aggregate Stated Principal Balance of the Mortgage
                                                             Loans as of the Cut-Off Date: $937,264,149
---------------------------------------------------------------------------------------------------------------

First Distribution Date: March 17, 2003
---------------------------------------------------------------------------------------------------------------

Master Servicer: Wachovia Bank, National Association         Trustee: Wells Fargo Bank Minnesota, N.A.
---------------------------------------------------------------------------------------------------------------

Special Servicer: Lennar Partners, Inc.
---------------------------------------------------------------------------------------------------------------

Certificate No. Z-III
---------------------------------------------------------------------------------------------------------------

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL, BUT IS ENTITLED TO RECEIVE DISTRIBUTIONS OF ADDITIONAL INTEREST AS SET FORTH IN THE AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC., WELLS FARGO BANK MINNESOTA, N.A., WACHOVIA BANK, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH

REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I ERISA OR A "PLAN" DESCRIBED BY
SECTION 4975(E)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE REQUIRED (OR, IN THE CASE OF A BOOK-ENTRY CERTIFICATE, DEEMED) TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

         This certifies that Nomura Credit & Capital, Inc. is the registered owner of the Percentage Interest evidenced by this Class Z-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class Z-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Wachovia Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), Wachovia Bank, National Association (herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A. (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"). With respect to each Distribution Date, the Determination Date is the fourth Business Day prior to such Distribution Date (each, a "Determination Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class Z-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class Z-III Certificates will be made by Wells Fargo Bank Minnesota, N.A., as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

         The Certificates are limited in right of distribution to certain collections and recoveries of Additional Interest payable on Wachovia Mortgage Loans, all as more specifically set forth herein and in the Agreement.

         The Class Z-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class Z-III Certificates are exchangeable for new Class Z-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any distribution to the Holder of this Certificate is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Z-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of any Class Z-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, the Underwriters or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or
(ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class Z-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Z-III Certificate without registration or qualification. Any Class Z-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Z-III Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No service charge will be imposed for any registration of transfer or exchange of Class Z-III Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class Z-III Certificates.

         The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class Z-III Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date specified on the face hereof.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as consisting of three separate REMICs and a grantor trust, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

Dated: February 12, 2003

                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                       as Certificate Registrar

                                   By: ________________________________________
                                       Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Class Z-III Certificates referred to in the within-mentioned Agreement.

                                   WELLS FARGO BANK MINNESOTA, N.A.,
                                       as Authenticating Agent

                                   By: ________________________________________
                                       Authorized Representative

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
(please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:
__________________________________________________.

Dated: _________________________

                            ___________________________________________________
                                   Signature by or on behalf of Assignor

                            ___________________________________________________
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The Assignee should include the following for purposes of distribution:

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of _______________.

         Distributions made by check (such check to be made payable to _____________________) and all applicable statements and notices should be mailed to _________________________.

         This information is provided by ________________________________, the
Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT B
                                   ---------



                             Mortgage Loan Schedule

MORTGAGE
  LOAN
 NUMBER                    PROPERTY NAME                            ADDRESS                CITY               STATE      ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
  1        Chino Spectrum Towne Center            3801-4097 Grand Avenue                   Chino               CA          91710
  2        Henry Town Center                      1972 - 1990 Jonesboro Road               McDonough           GA          30253
  3        Renaissance Place                      1849 Green Bay Road                      Highland Park       IL          60035
  4        Big Trout Lodge Apartments             22809 East Country Vista Drive           Liberty Lake        WA          99019
  5        Marina Village West Apartments         325 West Benjamin Holt Drive             Stockton            CA          95207
  6        Avalon Heights Apartments              4314 East Fletcher Avenue                Tampa               FL          33613
  7        Creek View Apartments                  12389 Creekview Drive                    San Diego           CA          92128
  8        Residence Inn La Jolla                 8901 Gilman Drive                        La Jolla            CA          92037
  9        Westover Hills Apartments              1000 Heathmoor Lane                      Cary                NC          27513
 10        Mall at Towne Park                     1900 North Dixie Highway                 Elizabethtown       KY          42701
 11        Connecticut General Life
           Office Building                        53 Glenmaura National Blvd               Scranton            PA          18507
 12        Walgreens - Las Vegas                  3025 Las Vegas Boulevard South           Las Vegas           NV          89109
 13        Creekside Plaza                        13411-13459 Poway Road                   Poway               CA          92064
 14        Two Montrose Metro                     11919 Rockville Pike                     Rockville           MD          20852
 15        San Cabrilla Apartments                6400 East Thomas Road                    Scottsdale          AZ          85251
 16        Renaissance Towers and Apartments      524 Michigan Avenue                      Hammond             IN          46320
 17        Westlinks Corporate Center             12100 Commerce Lakes Dr                  Fort Myers          FL          33913
 18        Top Food and Drug                      201 37th Avenue SE                       Puyallup            WA          98374
 19        Iron Horse Valley Apartments           2439 Northeast Loop 410                  San Antonio         TX          78217
 20        Legacy Springs Apartments              12657 South Legacy Springs Drive         Riverton            UT          84065
 21        Best Buy - Emeryville, CA              3650 Mandela Parkway                     Emeryville          CA          94608
 22        Burbank Airport Center                 2550 N Hollywood Way                     Burbank             CA          91505
 23        Silver Stream Apartments               5701 West Rochelle Road                  Las Vegas           NV          89103
 24        Village Park                           3900 West Prospect Road                  Fort Lauderdale     FL          33309
 25        The Reserve Apartments                 1899 Reserve Boulevard                   Gulf Breeze         FL          32563
 26        Annapolis City Office Park             410 Severn Avenue                        Annapolis           MD          21403
 27        Two Corporate Plaza                    2625 Bay Area Boulevard                  Houston             TX          77058
 28        Sierra del oro Towne Centre            2721 Green River Road                    Corona              CA          92882
 29        Pioneer Village                        215, 215A, 215B, 215C Whitesell
                                                  Street, NW and 401 Washington Avenue, N  Orting              WA          98360
 30        Fair Oaks Office Building              12011 Lee Jackson Memorial Highway       Fairfax             VA          22033
 31        Butterfield Trail Industrial Park      27 Concord, 40 Walter Jones, 19
                                                  Butterfield Trail, 21-23 Leigh
                                                  Fisher, 27 Leigh Fisher, 20 Founders     El Paso             TX          79906
 32        Fox Valley Executive Center            75 Executive Drive                       Aurora              IL          60504
 33        Mission Corporate Center II - B        6150, 6151, 6153 and 6154
                                                  Mission Gorge Road                       San Diego           CA          92120
 34        NHEERL Facility                        2525 SR 54                               Durham              NC          27709
 35        Highland Pointe                        10 Creste Drive                          Decatur             GA          30035
 36        Imperial Estates                       5601 N State Road 7                      Fort Lauderdale     FL          33319
 37        White Oak Center                       11120 New Hampshire Avenue               Silver Spring       MD          20904
 38        Highland Woods                         5751 Riverdale Road                      College Park        GA          30349
 39        Kinderton Place Shopping Center        238 - 258 Yadkin Valley Road             Bermuda Run         NC          27006
 40        Hesperian Retail Center                23634-23882 Hesperian Blvd.
                                                  and 969-975 Winton Avenue                Hayward             CA          94545
 41        Highland Manor                         276 Upper Riverdale Road                 Jonesboro           GA          30236
 42        Plaza Pacifica Shopping Center         979 Avenida Pico                         San Clemente        CA          92673
 43        Pocalla Springs Apts                   10-176 Putter Drive; 10-117
                                                  Pocotaligo Drive                         Sumter              SC          29150
 44        Hampton Inn - Salisbury                121 East Naylor Mill Road                Salisbury           MD          21804
 45        Fuquay Crossing                        1401 Broad Street Extension              Fuquay - Varina     NC          27526


MORTGAGE
 LOAN                                    CUT-OFF DATE        MONTHLY P&I
 NUMBER              COUNTY             LOAN BALANCE ($)     PAYMENTS ($)        GRACE DAYS
-------------------------------------------------------------------------------------------
  1              San Bernardino          48,872,331.43        296,937.44              0
  2                   Henry              36,000,000.00        202,600.76              0
  3                   Lake               31,386,767.61        186,838.00              0
  4                  Spokane             26,500,000.00        169,413.66              0
  5                San Joaquin           25,000,000.00        136,044.84              0
  6               Hillsborough           23,958,524.16        141,585.82              0
  7                 San Diego            21,500,000.00        124,105.70              0
  8                 San Diego            19,570,306.79        143,936.03              0
  9                   Wake               19,000,000.00        121,345.18              7
 10                  Hardin              18,235,469.25        120,587.56              0
 11                 Lakawanna            17,811,468.01        105,449.95              0

 12                   Clark              17,506,232.77        107,304.56              0
 13                 San Diego            15,985,705.62         92,965.49              0
 14                Montgomery            15,767,119.02        110,568.70              0
 15                 Maricopa             14,500,000.00         82,329.41              0
 16                   Lake               12,428,958.85         79,647.67              0
 17                    Lee               12,390,017.76         75,223.47              0
 18                  Pierce              12,016,208.61         84,365.94              5
 19                   Bexar              11,878,358.97         68,691.06              0
 20                 Salt Lake            11,689,225.76         67,093.49              0
 21                  Alameda             11,543,434.30         69,393.85              0
 22                Los Angeles           11,285,520.75         72,667.97             10
 23                   Clark              11,000,000.00         61,083.51              0
 24                  Broward             10,400,000.00        Varies (IO)             0
 25                Santa Rosa            10,222,074.55         60,083.51              0
 26               Anne Arundel           10,191,523.58         61,088.59             10
 27                  Harris              10,142,757.50         60,392.75              0
 28                 Riverside             9,990,929.20         57,723.58              0
 29                  Pierce               9,983,336.69         59,890.78              0

 30                  Fairfax              9,971,083.88         57,987.22              0
 31                  El Paso              9,509,562.73         57,167.14              0


 32                  Du Page              9,142,031.77         53,746.19              0
 33                 San Diego             8,835,291.66         53,060.22              0

 34               Durham County           8,759,952.52         51,935.49              0
 35                  Dekalb               8,616,704.84         48,512.82              0
 36                  Broward              8,600,000.00        Varies (IO)             0
 37                Montgomery             7,992,852.81         46,482.74              0
 38                  Clayton              7,804,486.74         43,939.96              0
 39                   Davie               7,799,016.77         46,836.89              0
 40                  Alameda              7,775,814.76         49,301.31              0

 41                  Clayton              7,224,045.53         40,672.02              0
 42                  Orange               7,220,000.00         42,685.96              0
 43                  Sumter               7,163,095.71         40,306.53              0

 44                 Wicomico              6,992,162.02         47,922.70              0
 45                   Wake                6,588,886.43         39,358.42              7

MORTGAGE
  LOAN
 NUMBER                    PROPERTY NAME                            ADDRESS                CITY               STATE      ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
 46        Residence Inn St. Louis Galleria       1100 McMorrow Avenue                     St. Louis           MO          63117
 47        Grove Park Shopping Center             1405-1635 West Highway 98 South          Lakeland            FL          33801
 48        Promenade at Lebanon East              Route 422 and North 8th Avenue           Lebanon             PA          17042
 49        Salem Road Station Shopping Center     Salem Road & Brown Ridge Road            Covington           GA          45219
 50        Oak Meadows Apartments                 351 West 1600 North                      Logan               UT          84341
 51        Highland Club                          2567 Whites Mill Road                    Decatur             GA          30034
 52        Heron Creek Shopping Center            1291 South Sumter Boulevard              North Port          FL          34287
 53        Perry Parkway Building                 501 North Frederick Avenue               Gaithersburg        MD          20877
 54        Waterford Place Apartments             2730 Statonsburg Road                    Greenville          NC          27834
 55        Durham Shopping Center                 905 New Durham Road, 245-259
                                                  Talmadge Road                            Edison              NJ          08817
 56        Hoboken Apartments                     204-206 Grand Street                     Hoboken             NJ          07030
 57        The Colony Apartments                  14450 El Evado Road                      Victorville         CA          92392
 58        Zodo's Center                          5915-5925 Calle Real                     Goleta              CA          93117
 59        Northern Berkshire Care Center         77 Hospital Avenue                       North Adams         MA          01247
 60        Riverpoint Shopping Center             2321-2367 Highway 76                     Clarksville         TN          37041
 61        Ming & Stine Shopping Center           4100-4250 Ming Avenue                    Bakersfield         CA          93309
 62        Emigrant Storage                       1680 Evans Avenue                        Reno                NV          89512
 63        Lake Falls Village                     6080 Falls Road                          Baltimore           MD          21209
 64        Kirkman Commerce Center                701-775 Kirkman Road                     Orlando             FL          32811
 65        Country Club Villas                    200 Country Club Drive                   Largo               FL          33771
 66        Courtyard by Marriott                  3725 Harden Boulevard                    Lakeland            FL          33803
 67        Northpark Commerce Center              6325 North Orange Blossom Trail          Orlando             FL          33458
 68        Mission Industrial Park                6152, 6156, 6158 and 6162
                                                  Mission Gorge Road                       San Diego           CA          92120
 69        Walgreens - Anaheim                    3499 Ball Road                           Anaheim             CA          92804
 70        Bolger Square                          17710 - 17730 E. 39th Street             Independence        MO          64055
 71        Best Buy - Moreno Valley, CA           2852 Canyon Springs Parkway              Riverside           CA          92507
 72        Puerta Del Sol Apartments              4816 McMahon Boulevard                   Albuquerque         NM          87114
 73        Shurgard Storage - Lake Mary           3725 Lake Mary Boulevard                 Lake Mary           FL          32746
 74        Walgreens - Franklin Park              9595 West Grand Avenue                   Franklin Park       IL          60131
 75        Springhill Suites - Montgomery         1201 TownPlace Drive                     Montgomery          AL          36106
 76        Walgreens - Tucson                     1351 West Prince Road                    Tucson              AZ          85705
 77        Fairfield Inn - Tallahassee            3211 North Monroe Street                 Tallahassee         FL          32303
 78        Larchmont Apartments                   5504-A Monroe Place                      Norfolk             VA          23508
 79        Shurgard Storage - Lake Brantley       2800 West State Road 434                 Altamonte Springs   FL          32779
 80        Highland Arms                          5503 Riverdale Road                      College Park        GA          30349
 81        Library Plaza Shopping Center          1420 Miner Street                        Des Plaines         IL          60016
 82        Erie Essex Apartments                  1015 Essex Street                        Minneapolis         MN          55414
 83        Walgreens - Ontario                    2950 South Archibald Ave                 Ontario             CA          91761
 84        Walgreens - Virginia Beach             4768 Shore Drive                         Virginia Beach      VA          23455
 85        Best Buy - Wichita Falls, TX           4100 Kemp Boulevard                      Wichita Falls       TX          76308
 86        Springhill Suites - Savannah           11317 Abercorn Street                    Savannah            GA          31419
 87        Fed Ex Distribution Center             6321 Humphreys Street                    Harahan             LA          70123
 88        Churchill Meadows MHP                  1415 S. Bertelsen Road                   Eugene              OR          97402
 89        Walgreens - Shreveport                 300 Southfield Road                      Shreveport          LA          71105
 90        Fairfield Inn - Huntsville             1385 Enterprise Way                      Huntsville          AL          35806
 91        Sanlando Commerce Center               640 Douglas Avenue and 224 West
                                                  Central Parkway                          Altamonte Springs   FL          32714
 92        CVS Plaza                              1503-1515 Commercial Street              Weymouth            MA           2189
 93        Residence Inn Dayton - South           155 Prestige Place                       Miamisburg          OH          45342
 94        Joppa Green II                         2328 West Joppa Road                     Lutherville         MD          21093
 95        Laguna Seca Office Building            24591 Silver Cloud Court                 Monterey            CA          93940
 96        Walgreens - Bartlesville               3816 East Frank Phillips Boulevard       Bartlesville        OK          74006
 97        1100 Nasa Road One                     1100 Nasa Rd.1                           Nassau Bay          TX          77058


MORTGAGE
 LOAN                                    CUT-OFF DATE        MONTHLY P&I
 NUMBER              COUNTY             LOAN BALANCE ($)     PAYMENTS ($)        GRACE DAYS
-------------------------------------------------------------------------------------------

 46                 St. Louis             6,523,435.58         47,978.68              0
 47                   Polk                6,494,823.09         39,599.83              0
 48                  Lebanon              6,482,659.45         38,970.78              0
 49                  Newton               6,462,712.81         38,850.87              0
 50                   Cache               6,194,290.57         35,553.82              0
 51                  Dekalb               6,186,044.79         34,827.99              0
 52                 Sarasota              6,094,577.94         35,520.48              0
 53                Montgomery             5,938,689.64         34,536.68              0
 54                   Pitt                5,894,668.47         34,112.88              0
 55                 Middlesex             5,750,552.47         34,719.49              0

 56                  Hudson               5,595,247.84         33,251.49              0
 57               San Bernadino           5,495,724.65         33,828.68              7
 58               Santa Barbara           5,200,000.00         43,880.56              0
 59                 Berkshire             5,188,834.65         32,479.71              0
 60                Montgomery             5,187,318.57         32,441.23              7
 61                   Kern                5,182,832.83         32,017.29              7
 62                  Washoe               5,018,698.78         32,653.16              0
 63                 Baltimore             4,838,475.78         29,002.11             10
 64                  Orange               4,691,709.06         27,487.67              0
 65                 Pinellas              4,677,587.60         29,707.20              5
 66                   Polk                4,525,084.20         31,441.47              0
 67                  Orange               4,491,650.54         25,748.49              0
 68                 San Diego             4,342,770.47         26,080.45              0

 69                  Orange               4,308,915.81         26,572.05              0
 70                  Jackson              4,266,830.93         34,803.55              5
 71                 Riverside             4,242,843.53         25,344.44              5
 72                Bernalillo             3,996,684.65         23,982.02              0
 73                 Seminole              3,996,684.65         23,982.02              0
 74                   Cook                3,989,528.53         24,188.14              0
 75                Montgomery             3,945,713.60         27,415.85              0
 76                   Pima                3,851,314.53         24,907.73              0
 77                   Leon                3,755,919.78         26,097.11              0
 78                  Norfolk              3,693,850.75         22,183.37              0
 79                 Seminole              3,547,057.63         21,284.04              0
 80                  Clayton              3,536,595.38         19,911.35              0
 81                   Cook                3,497,286.71         21,550.10              0
 82                 Hennepin              3,491,893.43         23,632.25              0
 83              San Bernardino           3,490,880.82         21,209.82             10
 84                  Norfolk              3,222,327.00         19,335.50              0
 85                  Wichita              3,207,410.06         21,042.75              0
 86                  Chatham              3,196,527.47         22,210.31              0
 87             Jefferson Parish          3,196,334.26         19,372.41              0
 88                   Lane                3,191,681.75         20,461.44              0
 89               Caddo Parish            3,189,284.21         18,932.92              0
 90                  Madison              3,156,570.88         21,932.68              0
 91                 Seminole              3,147,207.21         18,362.54              0

 92                  Norfolk              3,094,656.50         18,307.97              0
 93                Montgomery             3,037,630.30         22,341.22              0
 94                 Baltimore             3,007,498.62         18,027.12             10
 95                 Monterey              2,995,411.75         18,588.74              0
 96                Washington             2,991,614.72         17,602.60              0
 97                  Harris               2,970,210.32         18,066.80              0

MORTGAGE
  LOAN
 NUMBER                    PROPERTY NAME                            ADDRESS                CITY               STATE      ZIP CODE
-----------------------------------------------------------------------------------------------------------------------------------
 98        Ivy Apartments                         1510, 1518 & 1526 9th Avenue South       St. Cloud           MN          56301
 99        Pine Ridge Apartments                  4359 Yellowstone Avenue                  Chubbuck            ID          83202
100        Keep It Self Storage                   25359 San Fernando Road                  Santa Clarita       CA          91350
101        North Town Center Commons              2920 & 2950 George Busbee Parkway        Kennesaw            GA          30144
102        Walgreens - Toms River                 1158 Washington Street                   Toms River          NJ          08754
103        Residence Inn Atlanta - Dunwoody       1901 Savoy Drive                         Atlanta             GA          30341
104        Irving Heights Apartments              409 N. Irving Heights                    Irving              TX          75061
105        Walgreens - Coral Way                  14190 SW 26th Street                     Miami               FL          33175
106        Petroleum Club Building                601 S. Boulder Ave                       Tulsa               OK          74119
107        Meadow Wood & Meadowridge Apartments   12422 & 12460 East Mansfield Avenue      Spokane             WA          99216
108        Joppa Green I                          2324 West Joppa Road                     Lutherville         MD          21093
109        Lynnbrook Forest                       5550-5546 Bound Brook Court,
                                                  647-675 Goose Creek Road                 Virginia Beach      VA          23462
110        Walgreens - Knoxville                  4415 Asheville Highway                   Knoxville           TN          37914
111        Adams Square Apartments                221, 223, 225, 227 and 229
                                                  South Adams Road                         Spokane             WA          99216
112        Paper Mill Village Shopping Center     3320-3350 Paper Mill Road                Phoenix             MD          21131
113        Indian Rocks Shopping Center           11880-12030 Indian Rocks Road            Largo               FL          33774
114        Everett Downtown Storage               2320 Hewitt Avenue                       Everett             WA          98201
115        Jared Jewelers - Duluth, GA            2150 Pleasant Hill Road                  Duluth              GA          30096
116        Eckerd's-Wilson, NC                    2650 Ward Boulevard                      Wilson              NC          27893
117        Bonny Shores MHP                       164 Bonny Shores Drive                   Lakeland            FL          33801
118        Execucorp                              103 Executive Drive                      New Windsor         NY          12553
119        Park Center Court                      6 Park Center Court                      Owings Mills        MD          21117
120        A Low Cost Self Storage                3800 64th Avenue                         Landover Hills      MD          20784
121        Village Square at Dana Park            3420 East Baseline Road                  Mesa                AZ          85204
122        CVS North Decatur                      3820 North Decatur Road                  Decatur             GA          30032
123        Kings Square Apartments                2625 East Illinois Ave                   Dallas              TX          75216
124        St. Marie Mobile Home Park             1380 W. Main Street                      Santa Maria         CA          93458
125        Walgreens - Tulsa                      10018 South Yale Avenue                  Tulsa               OK          74137
126        Residence Inn Columbus                 6191 West Zumstein Drive                 Columbus            OH          43229
127        Mackenzie - MacReal                    7920 McDonogh Road                       Owings Mills        MD          21117
128        West Prairie Village                   2284 North Craig Road                    Spokane             WA          99224
129        El Jardin Plaza                        5704-5740 West Charleston Boulevard      Las Vegas           NV          89146
130        63-65 Austin Boulevard                 63-65 Austin Boulevard                   Commack             NY          11725


MORTGAGE
 LOAN                                    CUT-OFF DATE        MONTHLY P&I
 NUMBER              COUNTY             LOAN BALANCE ($)     PAYMENTS ($)        GRACE DAYS
-------------------------------------------------------------------------------------------

 98                  Stearns              2,947,637.84         17,934.06              0
 99                  Bannock              2,929,821.45         19,777.57              5
100                Los Angeles            2,913,584.22         19,132.93              0
101                   Cobb                2,897,596.36         17,386.97              0
102                   Ocean               2,875,251.22         17,322.64              0
103                  Dekalb               2,738,847.00         20,143.72              0
104                  Dallas               2,732,306.38         18,225.99              0
105                Miami-Dade             2,680,829.01         16,115.92              0
106                   Tulsa               2,645,722.17         16,075.98              0
107                  Spokane              2,640,000.00         15,743.37              0
108                 Baltimore             2,497,922.44         14,972.69             10
109            Virginia Beach City        2,457,961.06         14,748.94              0
110                   Knox                2,415,613.77         14,896.51              0
111                  Spokane              2,346,947.47         15,012.07              0
112                 Baltimore             2,325,188.80         19,078.22             10
113                 Pinellas              2,298,192.65         14,086.79              0
114                 Snohomish             2,297,127.21         14,973.98              0
115                 Gwinnett              2,276,050.49         18,085.28             10
116                  Wilson               2,234,660.77         17,452.65              0
117                   Polk                2,198,176.56         13,190.11              0
118                  Orange               2,197,928.08         12,491.36              0
119                 Baltimore             2,098,345.36         12,848.22             10
120              Prince Georges           2,094,519.95         13,402.25              0
121                 Maricopa              1,996,890.75         12,314.34              0
122                  Dekalb               1,898,168.50         11,795.42              0
123                  Dallas               1,796,808.50         10,504.31              0
124               Santa Barbera           1,745,440.41         10,604.91              0
125                   Tulsa               1,744,192.75         14,848.92              0
126                 Franklin              1,742,902.64         12,818.73              0
127                 Baltimore             1,498,753.47          8,983.62             10
128                  Spokane              1,199,002.77          7,186.89              0
129                   Clark                 973,526.64          8,173.06             10
130                  Suffolk                502,217.88          4,534.35             10

                                                               ORIGINAL
MORTGAGE                                                       TERM TO          REMAINING TERM        STATED             ORIGINAL
  LOAN          MORTGAGE        NUMBER        UNIT OF          MATURITY         TO MATURITY OR     MATURITY DATE        AMORT TERM
 NUMBER         RATE (%)       OF UNITS       MEASURE        OR ARD (MOS.)        ARD (MOS.)          OR ARD              (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
  1             6.1000%         380,775       Sq. Ft.            120                 117            11-Nov-2012            360
  2             5.4200%         444,295       Sq. Ft.            120                 119            11-Jan-2013            360
  3             5.9000%         222,191       Sq. Ft.            120                 116            11-Oct-2012            360
  4             6.3800%           521          Units             120                 120            11-Feb-2013            336
  5             5.1200%           528          Units             120                 119            11-Jan-2013            360
  6             5.8500%           208          Units             120                 118            11-Dec-2012            360
  7             5.6500%           133          Units              84                 83             11-Jan-2010            360
  8             7.4000%           288          Rooms             120                 116            11-Oct-2012            300
  9             6.6000%           288          Units             120                 114            1-Aug-2012             360
 10             6.2500%         203,026       Sq. Ft.            120                 118            11-Dec-2012            300
 11             5.6100%         189,000       Sq. Ft.             84                 82             11-Dec-2009            336
 12             6.2000%         16,016        Sq. Ft.            120                 119            11-Jan-2013            360
 13             5.7100%         144,345       Sq. Ft.            120                 119            11-Jan-2013            360
 14             5.7100%         59,900        Sq. Ft.            120                 119            11-Jan-2013            240
 15             5.5000%           180          Units             120                 119            11-Jan-2013            360
 16             5.9000%           450          Units             120                 117            11-Nov-2012            300
 17             6.1100%         228,755       Sq. Ft.            120                 119            11-Jan-2013            360
 18             6.8500%         80,461        Sq. Ft.            120                 114            1-Aug-2012             300
 19             5.6500%           464          Units             120                 118            11-Dec-2012            360
 20             5.5900%           204          Units             120                 119            11-Jan-2013            360
 21             6.0000%         45,000        Sq. Ft.            120                 117            11-Nov-2012            360
 22             5.9800%         88,063        Sq. Ft.             60                 59             1-Jan-2008             300
 23             5.3000%           256          Units             120                 118            11-Dec-2012            360
 24             5.3500%           307           Pads              60                 59             11-Jan-2008            NA
 25             5.8000%           176          Units             120                 118            11-Dec-2012            360
 26             5.9900%         73,472        Sq. Ft.            120                 119            1-Jan-2013             360
 27             5.9200%         161,331       Sq. Ft.             60                 58             11-Dec-2007            360
 28             5.6500%         107,065       Sq. Ft.            120                 119            11-Jan-2013            360
 29             5.9900%         77,483        Sq. Ft.            120                 118            11-Dec-2012            360
 30             5.7100%         78,317        Sq. Ft.            120                 119            11-Jan-2013            360
 31             6.0000%         407,878       Sq. Ft.             60                 57             11-Nov-2007            360
 32             5.8100%         107,087       Sq. Ft.            120                 119            11-Jan-2013            360
 33             6.0000%         108,738       Sq. Ft.            120                 118            11-Dec-2012            360
 34             5.8800%         58,000        Sq. Ft.            108                 106            11-Dec-2011            360
 35             5.4150%           210          Units             120                 119            11-Jan-2013            360
 36             5.3500%           264           Pads              60                 59             11-Jan-2008            NA
 37             5.7100%         80,110        Sq. Ft.            120                 119            11-Jan-2013            360
 38             5.4150%           224          Units             120                 119            11-Jan-2013            360
 39             6.0000%         69,911        Sq. Ft.            120                 118            11-Dec-2012            360
 40             6.5000%         38,990        Sq. Ft.            120                 116            11-Oct-2012            360
 41             5.4150%           230          Units             120                 119            11-Jan-2013            360
 42             5.8700%         23,679        Sq. Ft.            120                 119            11-Jan-2013            360
 43             5.4100%           176          Units             120                 119            11-Jan-2013            360
 44             6.6500%           150          Rooms             120                 119            11-Jan-2013            300
 45             5.9500%         96,638        Sq. Ft.            120                 118            1-Dec-2012             360


MORTGAGE         REMAINING                          MASTER                        ANTICIPATED
  LOAN          AMORT TERM        GROUND          SERVICING           ARD          REPAYMENT
 NUMBER           (MOS.)        LEASE (Y/N)        FEE RATE          LOANS           DATE
---------------------------------------------------------------------------------------------
  1                357               N             0.07000%            N
  2                360               N             0.04000%            N
  3                356               N             0.04000%            N
  4                336               N             0.04000%            N
  5                360               N             0.04000%            N
  6                358               N             0.05000%            N
  7                360               N             0.04000%            N
  8                296               N             0.04000%            N
  9                360               N             0.04000%            N
 10                298               N             0.09000%            N
 11                334               N             0.04000%            Y           11-Dec-2009
 12                359               N             0.04000%            Y           11-Jan-2013
 13                359               N             0.04000%            N
 14                239               N             0.04000%            Y           11-Jan-2013
 15                360               N             0.04000%            N
 16                297               N             0.04000%            N
 17                359               N             0.09000%            N
 18                294               N             0.04000%            N
 19                358               N             0.04000%            N
 20                359               N             0.04000%            N
 21                357               N             0.04000%            Y           11-Nov-2012
 22                299               N             0.09000%            N
 23                360               N             0.04000%            N
 24                 NA               N             0.04000%            N
 25                358               N             0.04000%            N
 26                359               N             0.09000%            N
 27                358               N             0.04000%            N
 28                359               N             0.04000%            N
 29                358               N             0.04000%            N
 30                359               N             0.04000%            Y           11-Jan-2013
 31                357               Y             0.04000%            N
 32                359               N             0.04000%            N
 33                358               N             0.08000%            N
 34                358               N             0.04000%            Y           11-Dec-2011
 35                359               N             0.04000%            N
 36                 NA               N             0.04000%            N
 37                359               N             0.04000%            Y           11-Jan-2013
 38                359               N             0.04000%            N
 39                358               N             0.04000%            N
 40                356               N             0.04000%            N
 41                359               N             0.04000%            N
 42                360               N             0.04000%            N
 43                359               N             0.04000%            N
 44                299               N             0.04000%            N
 45                358               N             0.04000%            N

                                                               ORIGINAL
MORTGAGE                                                       TERM TO          REMAINING TERM        STATED             ORIGINAL
  LOAN          MORTGAGE        NUMBER        UNIT OF          MATURITY         TO MATURITY OR     MATURITY DATE        AMORT TERM
 NUMBER         RATE (%)       OF UNITS       MEASURE        OR ARD (MOS.)        ARD (MOS.)          OR ARD              (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
 46             7.4000%           152          Rooms             120                 116            11-Oct-2012            300
 47             6.1500%         137,489       Sq. Ft.            120                 119            11-Jan-2013            360
 48             6.0000%         108,085       Sq. Ft.            120                 117            11-Nov-2012            360
 49             6.0000%         67,270        Sq. Ft.            120                 117            11-Nov-2012            360
 50             5.5900%           132          Units             120                 119            11-Jan-2013            360
 51             5.4150%           212          Units             120                 119            11-Jan-2013            360
 52             5.7300%         64,664        Sq. Ft.            120                 119            11-Jan-2013            360
 53             5.7100%         50,578        Sq. Ft.            120                 119            11-Jan-2013            360
 54             5.6650%           120          Units             120                 119            11-Jan-2013            360
 55             6.0500%         27,074        Sq. Ft.            120                 118            11-Dec-2012            360
 56             5.9100%           30           Units             120                 119            11-Jan-2013            360
 57             6.2400%           200          Units             120                 119            1-Jan-2013             360
 58             6.0000%         34,431        Sq. Ft.            180                 180            11-Feb-2018            180
 59             6.0100%         47,248        Sq. Ft.            120                 118            11-Dec-2012            324
 60             6.3750%         55,000        Sq. Ft.            120                 117            1-Nov-2012             360
 61             6.2500%         68,872        Sq. Ft.            120                 116            1-Oct-2012             360
 62             6.0900%          1,183         Units             120                 119            11-Jan-2013            300
 63             5.9900%         39,630        Sq. Ft.            120                 119            1-Jan-2013             360
 64             5.7700%         123,735       Sq. Ft.             84                 82             11-Dec-2009            360
 65             6.5000%           120          Units              60                 54             1-Aug-2007             360
 66             6.8000%           78           Rooms             120                 119            11-Jan-2013            300
 67             5.5700%         148,822       Sq. Ft.             60                 58             11-Dec-2007            360
 68             6.0000%         56,548        Sq. Ft.            120                 118            11-Dec-2012            360
 69             6.2500%         14,490        Sq. Ft.            120                 118            11-Dec-2012            360
 70             8.8100%         51,800        Sq. Ft.            120                 95             1-Jan-2011             360
 71             5.9500%         30,000        Sq. Ft.            120                 118            1-Dec-2012             360
 72             6.0000%           136          Units             120                 119            11-Jan-2013            360
 73             6.0000%           765          Units             120                 119            11-Jan-2013            360
 74             6.0800%         15,120        Sq. Ft.            120                 117            11-Nov-2012            360
 75             6.8000%           79           Rooms             120                 119            11-Jan-2013            300
 76             6.7000%         14,490        Sq. Ft.            120                 117            11-Nov-2012            360
 77             6.8000%           79           Rooms             120                 119            11-Jan-2013            300
 78             6.0000%           172          Units             120                 118            11-Dec-2012            360
 79             6.0000%           741          Units             120                 119            11-Jan-2013            360
 80             5.4150%           108          Units             120                 119            11-Jan-2013            360
 81             6.2500%         29,095        Sq. Ft.            120                 119            11-Jan-2013            360
 82             6.5000%           122          Units             120                 118            11-Dec-2012            300
 83             6.1000%         15,120        Sq. Ft.            120                 117            1-Nov-2012             360
 84             6.0000%         14,490        Sq. Ft.            120                 119            11-Jan-2013            360
 85             6.1500%         30,038        Sq. Ft.            120                 117            11-Nov-2012            300
 86             6.8000%           79           Rooms             120                 119            11-Jan-2013            300
 87             5.7000%         70,707        Sq. Ft.             84                 83             11-Jan-2010            324
 88             5.9200%           158           Pads             120                 118            11-Dec-2012            300
 89             5.9000%         15,120        Sq. Ft.            120                 119            11-Jan-2013            360
 90             6.8000%           79           Rooms             120                 119            11-Jan-2013            300
 91             5.7400%         55,000        Sq. Ft.            120                 119            11-Jan-2013            360
 92             5.8600%         15,762        Sq. Ft.            120                 118            11-Dec-2012            360
 93             7.4000%           96           Rooms             120                 116            11-Oct-2012            300
 94             5.9900%         33,177        Sq. Ft.            120                 119            1-Jan-2013             360
 95             6.3100%         18,036        Sq. Ft.            120                 118            11-Dec-2012            360
 96             5.8000%         14,490        Sq. Ft.            120                 117            11-Nov-2012            360
 97             6.1200%         54,777        Sq. Ft.            120                 118            11-Dec-2012            360


MORTGAGE         REMAINING                          MASTER                        ANTICIPATED
  LOAN          AMORT TERM        GROUND          SERVICING           ARD          REPAYMENT
 NUMBER           (MOS.)        LEASE (Y/N)        FEE RATE          LOANS           DATE
---------------------------------------------------------------------------------------------

 46                296               N             0.04000%            N
 47                359               N             0.04000%            N
 48                357               N             0.04000%            N
 49                357               N             0.04000%            N
 50                359               N             0.04000%            N
 51                359               N             0.04000%            N
 52                359               N             0.04000%            N
 53                359               N             0.04000%            Y           11-Jan-2013
 54                359               N             0.04000%            N
 55                358               N             0.04000%            N
 56                359               N             0.04000%            N
 57                359               N             0.08000%            N
 58                180               N             0.04000%            N
 59                322               Y             0.04000%            N
 60                357               N             0.04000%            N
 61                356               N             0.04000%            N
 62                299               N             0.04000%            N
 63                359               N             0.09000%            N
 64                358               N             0.04000%            N
 65                354               N             0.04000%            N
 66                299               N             0.04000%            N
 67                358               N             0.04000%            N
 68                358               N             0.08000%            N
 69                358               N             0.04000%            Y           11-Dec-2012
 70                335               N             0.04000%            N
 71                358               N             0.04000%            Y            1-Dec-2012
 72                359               N             0.04000%            N
 73                359               N             0.04000%            N
 74                357               N             0.04000%            Y           11-Nov-2012
 75                299               N             0.04000%            N
 76                357               N             0.04000%            Y           11-Nov-2012
 77                299               N             0.04000%            N
 78                358               N             0.04000%            N
 79                359               N             0.04000%            N
 80                359               N             0.04000%            N
 81                359               N             0.04000%            N
 82                298               N             0.04000%            N
 83                357               N             0.09000%            N
 84                359               N             0.04000%            Y           11-Jan-2013
 85                297               N             0.04000%            Y           11-Nov-2012
 86                299               N             0.04000%            N
 87                323               N             0.11000%            N
 88                298               N             0.04000%            N
 89                359               N             0.04000%            Y           11-Jan-2013
 90                299               N             0.04000%            N
 91                359               N             0.04000%            N
 92                358               N             0.04000%            N
 93                296               N             0.04000%            N
 94                359               N             0.09000%            N
 95                358               N             0.04000%            N
 96                357               N             0.04000%            N
 97                358               N             0.04000%            N

                                                               ORIGINAL
MORTGAGE                                                       TERM TO          REMAINING TERM        STATED             ORIGINAL
  LOAN          MORTGAGE        NUMBER        UNIT OF          MATURITY         TO MATURITY OR     MATURITY DATE        AMORT TERM
 NUMBER         RATE (%)       OF UNITS       MEASURE        OR ARD (MOS.)        ARD (MOS.)          OR ARD              (MOS.)
----------------------------------------------------------------------------------------------------------------------------------
 98             6.1300%           54           Units             120                 119            11-Jan-2013            360
 99             7.1100%           144          Units             120                 115            1-Sep-2012             360
100             6.1600%           351          Units             120                 117            11-Nov-2012            300
101             6.0000%         19,600        Sq. Ft.            120                 119            11-Jan-2013            360
102             6.0300%         13,905        Sq. Ft.            120                 118            11-Dec-2012            360
103             7.4000%           144          Rooms             120                 116            11-Oct-2012            300
104             6.3000%           103          Units             120                 115            11-Sep-2012            300
105             6.0000%         15,120        Sq. Ft.            120                 117            11-Nov-2012            360
106             6.1100%         118,203       Sq. Ft.            120                 118            11-Dec-2012            360
107             5.9500%           104          Units             120                 118            11-Dec-2012            360
108             5.9900%         28,564        Sq. Ft.            120                 119            1-Jan-2013             360
109             6.0000%           56           Units             120                 119            11-Jan-2013            360
110             6.2500%         14,490        Sq. Ft.            120                 118            11-Dec-2012            360
111             5.9100%           106          Units             120                 119            11-Jan-2013            300
112             8.2000%         28,698        Sq. Ft.            120                 79             1-Sep-2009             300
113             6.2000%         92,604        Sq. Ft.            120                 119            11-Jan-2013            360
114             6.1100%           463          Units             120                 119            11-Jan-2013            300
115             7.1300%          5,856        Sq. Ft.            120                 112            1-Jun-2012             240
116             6.2800%         12,739        Sq. Ft.            216                 215            11-Jan-2021            216
117             6.0000%           165           Pads             120                 119            11-Jan-2013            360
118             5.5000%         26,347        Sq. Ft.             60                 59             11-Jan-2008            360
119             6.1900%         25,366        Sq. Ft.            120                 119            1-Jan-2013             360
120             5.9000%           909          Units             120                 118            11-Dec-2012            300
121             6.2500%         10,128        Sq. Ft.            120                 118            11-Dec-2012            360
122             6.0900%         10,125        Sq. Ft.            120                 119            11-Jan-2013            336
123             5.7500%           82           Units             120                 118            11-Dec-2012            360
124             6.1000%           80            Pads             120                 117            11-Nov-2012            360
125             6.0000%         13,650        Sq. Ft.            180                 179            11-Jan-2018            180
126             7.4000%           96           Rooms             120                 116            11-Oct-2012            300
127             5.9900%         15,385        Sq. Ft.            120                 119            1-Jan-2013             360
128             5.9900%           141           Pads             120                 119            11-Jan-2013            360
129             8.5000%         19,680        Sq. Ft.            120                 79             1-Sep-2009             300
130             7.4500%         15,600        Sq. Ft.            240                 188            1-Oct-2018             240


MORTGAGE         REMAINING                          MASTER                        ANTICIPATED
  LOAN          AMORT TERM        GROUND          SERVICING           ARD          REPAYMENT
 NUMBER           (MOS.)        LEASE (Y/N)        FEE RATE          LOANS           DATE
---------------------------------------------------------------------------------------------

 98                359               N             0.04000%            N
 99                355               N             0.04000%            N
100                297               N             0.04000%            N
101                359               N             0.04000%            N
102                358               N             0.04000%            Y           11-Dec-2012
103                296               N             0.04000%            N
104                295               N             0.04000%            N
105                357               N             0.04000%            N
106                358               N             0.04000%            N
107                360               N             0.04000%            N
108                359               N             0.09000%            N
109                359               N             0.04000%            N
110                358               N             0.04000%            Y           11-Dec-2012
111                299               N             0.04000%            N
112                259               N             0.04000%            N
113                359               N             0.04000%            N
114                299               N             0.04000%            N
115                232               N             0.04000%            N
116                215               Y             0.04000%            N
117                359               N             0.04000%            N
118                359               N             0.04000%            N
119                359               N             0.09000%            N
120                298               N             0.10000%            N
121                358               N             0.11000%            N
122                335               N             0.04000%            N
123                358               N             0.04000%            N
124                357               N             0.04000%            N
125                179               N             0.04000%            N
126                296               N             0.04000%            N
127                359               N             0.09000%            N
128                359               N             0.04000%            N
129                259               N             0.04000%            N
130                188               N             0.04000%            N

MORTGAGE
  LOAN                                                                               LOAN         ENVIRONMENTAL
 NUMBER                           ADDITIONAL INTEREST RATE                        ORIGINATOR        INSURANCE
----------------------------------------------------------------------------------------------------------------
   1                                                                              Wachovia
   2                                                                              Wachovia
   3                                                                              Wachovia
   4                                                                              Wachovia
   5                                                                              Wachovia
   6                                                                              Wachovia
   7                                                                              Wachovia
   8                                                                              Wachovia
   9                                                                              Wachovia
  10                                                                                NCCI
  11          7.61%                                                                 AMCC
  12          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
  13                                                                                NCCI
  14          7.71%                                                                 NCCI
  15                                                                              Wachovia
  16                                                                                NCCI
  17                                                                                NCCI
  18                                                                                NCCI
  19                                                                              Wachovia
  20                                                                                AMCC
  21          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
  22                                                                                NCCI
  23                                                                              Wachovia
  24                                                                                NCCI
  25                                                                              Wachovia
  26                                                                                NCCI
  27                                                                                NCCI
  28                                                                                NCCI                Y
  29                                                                                AMCC
  30          7.71%                                                                 NCCI
  31                                                                              Wachovia              Y
  32                                                                                NCCI
  33                                                                              Wachovia
  34          7.88%                                                                 AMCC
  35                                                                                NCCI
  36                                                                                NCCI
  37          7.71%                                                                 NCCI
  38                                                                                NCCI
  39                                                                              Wachovia
  40                                                                                AMCC
  41                                                                                NCCI
  42                                                                              Wachovia
  43                                                                                AMCC
  44                                                                              Wachovia
  45                                                                              Wachovia
  46                                                                              Wachovia

                          CROSS
                     COLLATERALIZED
MORTGAGE                AND CROSS                                                             INTEREST
  LOAN               DEFAULTED LOAN                DEFEASANCE                   SECURED       ACCRUAL
 NUMBER                   FLAG                        LOAN                       BY LC         METHOD           LOCKBOX
----------------------------------------------------------------------------------------------------------------------------
  1                                                      Y                                   Actual/360        Springing
  2                                                      Y                                   Actual/360
  3                                                      Y                                   Actual/360
  4                                                      Y                                   Actual/360        Springing
  5                                                      Y                                   Actual/360
  6                                                      Y                                   Actual/360        Springing
  7                                                      Y                                   Actual/360        Springing
  8              Residence Inn Portfolio                 Y                                   Actual/360
  9                                                      Y                                   Actual/360
 10                                                      Y                                   Actual/360        Springing
 11                                                      Y                                   Actual/360          Day 1
 12                                                      Y                                   Actual/360          Day 1
 13                                                      Y                                   Actual/360
 14                                                      Y                                   Actual/360          Day 1
 15                                              YM or Defeasance                            Actual/360
 16                                                      Y                                   Actual/360
 17                                                      Y                                   Actual/360
 18                                                      Y                                   Actual/360        Springing
 19                                                      Y                                   Actual/360
 20                                                      Y                                   Actual/360
 21                                                      Y                                   Actual/360        Springing
 22                                                      Y                                   Actual/360
 23                                                      N                                   Actual/360
 24            Imperial and Village MHP's                Y                                   Actual/360
 25                                                      Y                                   Actual/360
 26                                                      Y                                   Actual/360
 27                                                      Y                                   Actual/360        Springing
 28                                                      Y                                   Actual/360
 29                                                      Y                                   Actual/360
 30                                                      Y                                   Actual/360        Springing
 31                                                      Y                                   Actual/360        Springing
 32                                                      Y                                   Actual/360        Springing
 33               Mission Crossed Pool                   Y                                   Actual/360
 34                                                      Y                                   Actual/360        Springing
 35                                                      Y                                   Actual/360
 36            Imperial and Village MHP's                Y                                   Actual/360
 37                                                      Y                                   Actual/360        Springing
 38                                                      Y                                   Actual/360
 39                                                      Y                                   Actual/360
 40                                                      Y                                   Actual/360
 41                                                      Y                                   Actual/360
 42                                                      Y                                   Actual/360
 43                                                      Y                                   Actual/360
 44                                                      Y                                   Actual/360        Springing
 45                                                      Y                                   Actual/360
 46              Residence Inn Portfolio                 Y                                   Actual/360

MORTGAGE
  LOAN                                                                               LOAN         ENVIRONMENTAL
 NUMBER                           ADDITIONAL INTEREST RATE                        ORIGINATOR        INSURANCE
----------------------------------------------------------------------------------------------------------------

  47                                                                              Wachovia              Y
  48                                                                              Wachovia
  49                                                                              Wachovia
  50                                                                                AMCC
  51                                                                                NCCI
  52                                                                              Wachovia
  53          7.71%                                                                 NCCI
  54                                                                              Wachovia
  55                                                                              Wachovia
  56                                                                              Wachovia
  57                                                                              Wachovia
  58                                                                                AMCC
  59                                                                                NCCI
  60                                                                              Wachovia
  61                                                                              Wachovia
  62                                                                                AMCC
  63                                                                                NCCI
  64                                                                              Wachovia
  65                                                                                AMCC
  66                                                                                NCCI
  67                                                                              Wachovia
  68                                                                              Wachovia
  69          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
  70                                                                                AMCC
  71          7.95%                                                                 AMCC
  72                                                                              Wachovia
  73                                                                              Wachovia
  74          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
  75                                                                                NCCI
  76          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
  77                                                                                NCCI
  78                                                                              Wachovia
  79                                                                              Wachovia
  80                                                                                NCCI
  81                                                                              Wachovia
  82                                                                                NCCI                Y
  83                                                                                NCCI
  84          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
  85          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
  86                                                                                NCCI
  87                                                                                NCCI
  88                                                                                NCCI
  89          7.90%                                                                 AMCC                Y
  90                                                                                NCCI
  91                                                                                AMCC
  92                                                                                AMCC
  93                                                                              Wachovia
  94                                                                                NCCI
  95                                                                                NCCI
  96                                                                                AMCC
  97                                                                                NCCI


                          CROSS
                     COLLATERALIZED
MORTGAGE                AND CROSS                                                             INTEREST
  LOAN               DEFAULTED LOAN                DEFEASANCE                   SECURED       ACCRUAL
 NUMBER                   FLAG                        LOAN                       BY LC         METHOD           LOCKBOX
----------------------------------------------------------------------------------------------------------------------------
 47                                                      Y                                   Actual/360
 48                                                      Y                                   Actual/360
 49                                                      Y                                   Actual/360
 50                                                      Y                                   Actual/360
 51                                                      Y                                   Actual/360
 52                                                      Y                                   Actual/360
 53                                                      Y                                   Actual/360        Springing
 54                                                      Y                                   Actual/360
 55                                                      Y                                   Actual/360
 56                                                      Y                                   Actual/360
 57                                                      Y                                   Actual/360
 58                                                      Y                                     30/360
 59                                                      Y                                   Actual/360
 60                                                      Y                                   Actual/360
 61                                                      Y                                   Actual/360
 62                                                      Y                                   Actual/360
 63                                                      Y                                   Actual/360
 64                                                      Y                                   Actual/360
 65                                                      Y                         Y         Actual/360
 66                Blumberg Portfolio                    Y                                   Actual/360        Springing
 67                                                      Y                                   Actual/360
 68               Mission Crossed Pool                   Y                                   Actual/360
 69                                                      Y                                   Actual/360        Springing
 70                                                      Y                                   Actual/360
 71                                                      Y                                   Actual/360        Springing
 72                                                      Y                                   Actual/360
 73                                                      Y                                   Actual/360
 74                                                      Y                                   Actual/360        Springing
 75                Blumberg Portfolio                    Y                                   Actual/360        Springing
 76                                                      Y                                   Actual/360        Springing
 77                Blumberg Portfolio                    Y                                   Actual/360        Springing
 78                                                      Y                                   Actual/360
 79                                                      Y                                   Actual/360
 80                                                      Y                                   Actual/360
 81                                                      Y                                   Actual/360
 82                                                      Y                                   Actual/360
 83                                                      Y                                   Actual/360        Springing
 84                                                      Y                                   Actual/360        Springing
 85                                                      Y                                   Actual/360        Springing
 86                Blumberg Portfolio                    Y                                   Actual/360        Springing
 87                                                      Y                                   Actual/360          Day 1
 88                                                      Y                                   Actual/360
 89                                                      Y                                   Actual/360        Springing
 90                Blumberg Portfolio                    Y                                   Actual/360        Springing
 91                                                      Y                                   Actual/360
 92                                                      Y                                   Actual/360
 93              Residence Inn Portfolio                 Y                                   Actual/360
 94                                                      Y                                   Actual/360
 95                                                      Y                                   Actual/360
 96                                                      Y                                   Actual/360
 97                                                      Y                                   Actual/360        Springing

MORTGAGE
  LOAN                                                                               LOAN         ENVIRONMENTAL
 NUMBER                           ADDITIONAL INTEREST RATE                        ORIGINATOR        INSURANCE
----------------------------------------------------------------------------------------------------------------

  98                                                                                AMCC
  99                                                                                AMCC
 100                                                                              Wachovia
 101                                                                                AMCC
 102          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
 103                                                                              Wachovia
 104                                                                                NCCI
 105                                                                              Wachovia
 106                                                                                NCCI
 107                                                                              Wachovia
 108                                                                                NCCI
 109                                                                              Wachovia
 110          Greater of Initial Rate plus 2.5% or Treasury Rate plus 2.5%,
              subject to an annual increase of .25%                               Wachovia
 111                                                                                AMCC
 112                                                                                AMCC
 113                                                                              Wachovia              Y
 114                                                                                AMCC
 115                                                                              Wachovia
 116                                                                                AMCC
 117                                                                                NCCI
 118                                                                                AMCC
 119                                                                                NCCI
 120                                                                              Wachovia
 121                                                                                NCCI
 122                                                                              Wachovia
 123                                                                                NCCI
 124                                                                                NCCI
 125                                                                                AMCC
 126                                                                              Wachovia
 127                                                                                NCCI
 128                                                                                NCCI
 129                                                                                AMCC
 130                                                                                AMCC

                          CROSS
                     COLLATERALIZED
MORTGAGE                AND CROSS                                                             INTEREST
  LOAN               DEFAULTED LOAN                DEFEASANCE                   SECURED       ACCRUAL
 NUMBER                   FLAG                        LOAN                       BY LC         METHOD           LOCKBOX
----------------------------------------------------------------------------------------------------------------------------

 98                                                      Y                                   Actual/360
 99                                                      Y                         Y         Actual/360
100                                                      Y                                   Actual/360
101                                                      N                                   Actual/360
102                                                      Y                                   Actual/360        Springing
103              Residence Inn Portfolio                 Y                                   Actual/360
104                                                      Y                                   Actual/360
105                                                      Y                                   Actual/360
106                                                      Y                                   Actual/360        Springing
107                                                      Y                                   Actual/360
108                                                      Y                                   Actual/360
109                                                      Y                                   Actual/360
110                                                      Y                                   Actual/360        Springing
111                                                      Y                                   Actual/360
112                                                      N                                   Actual/360
113                                                      Y                                   Actual/360
114                                                      Y                                   Actual/360
115                                                      Y                                   Actual/360          Day 1
116                                                      Y                                   Actual/360        Springing
117                                                      Y                                   Actual/360
118                                                      Y                                   Actual/360
119                                                      Y                                   Actual/360
120                                                      Y                                   Actual/360
121                                                      Y                                   Actual/360
122                                                      Y                                   Actual/360
123                                                      N                                   Actual/360
124                                                      Y                                   Actual/360
125                                                      Y                                   Actual/360
126              Residence Inn Portfolio                 Y                                   Actual/360
127                                                      Y                                   Actual/360
128                                                      Y                                   Actual/360
129                                                      Y                                   Actual/360
130                                                      N                                     30/360

                                   EXHIBIT C-1

                Schedule of Exceptions to Mortgage File Delivery

                  Wachovia Commercial Mortgage Securities Inc.
          Commercial Mortgage Pass Through Certificates Series 2003-C3

----------------------------------------------------------------------------------------------------------------------------------
Loan ID         Originator        Property Name      Document       Ex Code         Exception               Comments
                                                                                   Description
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1122003C 3         AMCC         Paper Mill Village     Note           24         Name is missing/    PGI: Paper Mill Village LLLP;
                                Shopping Center                                     Incorrect        PG13: Paper Mill LLLP
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

                                     C-1-1

                                   EXHIBIT C-2

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Wachovia Bank,  National Association
301 South College Street
One Wachovia Center
Charlotte, North Carolina  28288

Nomura Credit & Capital, Inc.
2 World Financial Center
Building B
New York, New York  10281-1198

Artesia Mortgage Capital Corporation
1180 NW Maple Street
Suite 202
Issaquah, Washington  98027

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
One Wachovia Center
Charlotte, North Carolina 28288
Attention:  Barry Reiner

Wachovia Bank, National Association
8739 Research Drive - URP4, NC  1075
Charlotte, North Carolina  28262-1075
Attention:        Wachovia Bank Commercial Mortgage Trust Commercial Mortgage
                  Pass-Through Certificates, Series 2003-C3

       Re: Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2003-C3

Ladies and Gentlemen:

                  Wells Fargo Bank Minnesota, N.A., as Trustee, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii),
(iv)(a), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (iii), (iv)(b), (iv)(c), (vi), (viii) and (ix)(a) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face

                                     C-2-1
and appear to relate to such Mortgage Loan, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct and (iv) solely with respect to the Companion Loans, all documents specified in clause (xii) of the definition of Mortgage File are in its possession. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File, absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in Section 2.02(a) of the Pooling and Servicing Agreement, that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the Mortgagor for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). The UCC Financing Statements to be assigned to the Trust will be delivered by the related Mortgage Loan Seller to the Trustee on the new national forms, in recordable form and completed pursuant to Revised Article IX of the UCC. The Trustee will submit such UCC Financing Statements for filing in the state of incorporation as so indicated on the documents provided.

                  None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                        Respectfully,

                                           ____________________________________

                                           Name: _______________________________
                                           Title: ______________________________

                                     C-2-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue S.E.
Minneapolis, Minnesota  55414
Attn:  Corporate Trust Services (CMBS)-Mortgage Document Custody

         Re: Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

Ladies and Gentlemen:

                  In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of February 11, 2003 (the "Pooling and Servicing Agreement"), by and among Wachovia Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:

                                     ___________________________________________
                                     ___________________________________________
                                     ___________________________________________

                                     Attn: _____________________________________
                                     Phone: ____________________________________

                                     D-1-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_________1.       Mortgage Loan paid in full.

                  The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_________2.       Other.(Describe)

                  ______________________________________________________________
                  ______________________________________________________________

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          WACHOVIA BANK, NATIONAL
                                          ASSOCIATION, as Master Servicer

                                          By: __________________________________
                                              Name: ____________________________
                                              Title: ___________________________

                                     D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

[Date]

Wells Fargo Bank Minnesota, N.A.
1015 10th Avenue S.E.
Minneapolis, Minnesota  55414
Attn:  Corporate Trust Services (CMBS)-Mortgage Document Custody

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 2003-C3

Ladies and Gentlemen:

                  In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of February 11, 2003 (the "Pooling and Servicing Agreement"), by and among Wachovia Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

                  The Mortgage File should be delivered to the following:

                                  ______________________________________________
                                  ______________________________________________
                                  ______________________________________________
                                  Attn: ________________________________________
                                  Phone: _______________________________________

If only particular documents in the Mortgage File are requested, please specify which:

                                     D-2-1

Reason for requesting file (or portion thereof):

_________1.       The Mortgage Loan is being foreclosed.

_________2.       Other.(Describe)

                  ______________________________________________________________
                  ______________________________________________________________

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                 LENNAR PARTNERS, INC.
                                 as Special Servicer

                                 By: ___________________________________________
                                     Name: _____________________________________
                                     Title: ____________________________________

                                     D-2-2

                                    EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS

                  "Net Cash Flow" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net Cash Flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

                  In determining vacancy for the "revenue" component of Net Cash Flow for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 1%, the Special Servicer shall assume a 1% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor or single tenants or other large tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Special Servicer shall determine revenue from rents by generally relying on the most recent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, and (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property. In determining rental revenue for multifamily, self-storage and mobile home park properties, the Special Servicer shall either review rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for private health care facilities shall be within current market ranges and vacancy levels shall be at a minimum of 1%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

                  In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Special Servicer shall rely on the rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 3% to 7% of effective gross revenue (except with respect to hospitality properties, where a minimum of 3.1% of gross receipts shall be assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts shall be assumed and, with respect to single tenant properties, where fees as low as 3% of effective gross receipts shall be assumed), (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where determined appropriate.

                                    EXHIBIT F

                            UPDATED COLLECTION REPORT

Servicer
Wachovia 2003-C3

For the Collection Period Ending:
Master Servicer Remittance Date
UPDATED COLLECTION REPORT

PRIMARY   PROSPECTUS  PRIMARY  SCHEDULED  SCHEDULED   CURRENT    CURRENT  PAID TO DATE
SERVICER     LOAN       LOAN   PRINCIPAL   INTEREST  PRINCIPAL  INTEREST       AT
  ID        NUMBER     NUMBER   AMOUNT      AMOUNT    ADVANCE    ADVANCE  DETERMINATION
--------  ----------  -------  ---------  ---------  ---------  --------  -------------

PRIMARY    UPDATED  PRIMARY      SUB      MASTER
SERVICER   PAID TO  SERVICER   SERVICER  SERVICER  RETAINED    NET
  ID         DATE     FEES       FEES      FEES      FEES    ADVANCE
--------   -------  --------   --------  --------  --------  -------

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS), Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

       Re:        Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-C3 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________
(the "Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 12, 2003 (the "Closing Date") of $_____________ evidencing a __% interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 11, 2003, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any

                                     G-1-1

         Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                      Very truly yours,

                                      __________________________________________
                                                   (Transferor)

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                     G-1-2

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBs

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS), Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

       Re:        Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-C3 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________
(the "Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 12, 2003 (the "Closing Date") of $_____________ evidencing a __% interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 11, 2003, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                  2. In the case of a Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO-I or Class IO-II Certificates, the Transferee either (A)

                                     G-2-1
         is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements of, Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60").

                  In the case of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60").

                  3. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon,
         (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

                  4. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

         [In the case of the Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         -AND-

         [In the case of Class R-I, Class R-II or Class Z Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY

                                     G-2-2

         "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY
         SECTION 4975(e)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

         [In the case Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTION SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

                  5. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize

                                     G-2-3
         any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

                  6.       Check one of the following:

- The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

- *The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto [either (i) a duly executed IRS Form W-8 BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person or (ii)] two duly executed copies of IRS Form W-ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Forms W-8 BEN or] IRS Forms W-ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                Very truly yours,

                                ________________________________________________
                                                (Transferee)

--------------
* Does not apply to Class R-I or Class R-II Certificates.

                                      G-2-4

                                By: ____________________________________________
                                    Name:  _____________________________________
                                    Title:  ____________________________________

                                     G-2-5

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank Minnesota, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $____________ / _____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

         - Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in
                  Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         - Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

         - Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of

                                     G-2-6
                  which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

         - Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         - Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

         - State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         - ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         - Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         - Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's

                                     G-2-7
direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ________           ________       Will the Transferee be purchasing
           YES                 NO          the Transferred Certificate only for
                                           the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                             Print Name of Transferee

                             By: _______________________________________________
                                 Name:  ________________________________________
                                 Title:  _______________________________________
                                 Date:  ________________________________________

                                     G-2-8

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

                  The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank Minnesota, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         -        The Transferee owned and/or invested on a discretionary basis
                  $    in securities (other than the excluded securities
                  referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         - The Transferee is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         In the case of a Class R-I, Class R-II or Class Z Certificate, the Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the

                                     G-2-9

Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan").

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         ________             ________     Will the Transferee be purchasing
           YES                   NO        the Transferred Certificate only for
                                           the Transferee's own account?

         6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       Print Name of Transferee or Adviser

                                       By: _____________________________________
                                           Name:  ______________________________
                                           Title:  _____________________________

                                     G-2-10

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE

                                  FOR NON-QIBs

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS), Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

       Re:        Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-C3 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________
(the "Transferee") of a Certificate (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 12, 2003 (the "Closing Date") of $_____________ evidencing a __% interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 11, 2003, among Wachovia Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee . All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

         1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

         2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to

                                     G-3-1
the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

         [In the case of Unregistered Certificates]: THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

         -AND-

         [In the case of Class R-I, Class R-II or Class Z Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO ERISA OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE CODE OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

          [In the case of Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates]: NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE TO ANY "EMPLOYEE BENEFIT PLAN" SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A "PLAN" DESCRIBED BY SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY OTHER RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW MATERIALLY SIMILAR TO

                                     G-3-2

THE FOREGOING PROVISIONS OF ERISA AND THE CODE, OR ANY ENTITY DEEMED TO HOLD PLAN ASSETS OF THE FOREGOING BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY (EACH, A "PLAN") UNLESS IT IS AN INSURANCE COMPANY GENERAL ACCOUNT WHICH IS ELIGIBLE FOR, AND SATISFIES ALL OF THE REQUIREMENTS FOR, EXEMPTIVE RELIEF UNDER SECTION SECTIONS I AND III OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"). EACH PERSON WHO ACQUIRES THIS CERTIFICATE SHALL BE DEEMED TO HAVE CERTIFIED THAT THE FOREGOING CONDITIONS ARE SATISFIED, AND THAT IT WILL NOT TRANSFER THIS CERTIFICATE IN VIOLATION OF THE FOREGOING.

         4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

         5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

         6. The Transferee has been furnished a copy of the Private Placement Memorandum dated January 28, 2003 and has read such Private Placement Memorandum.

         7. The Transferee is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

         8. In the case of Class F, Class G, Class IO-I or Class IO-II Certificates, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all

                                     G-3-3
the requirements of the Exemptions as in effect at the time of such transfer or
(2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"). In the case of Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption ("PTE 95-60").

         9.       Check one of the following:

- The Transferee is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

- *The Transferee is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificate. The Transferee has attached hereto either [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Transferee as the beneficial owner of the Transferred Certificate and states that such Transferee is not a U.S. Person or (ii)] two duly executed copies of IRS Form W-ECI (or successor form), which identify such Transferee as the beneficial owner of the Transferred Certificate and state that interest and original issue discount on the Transferred Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Certificate Registrar updated [IRS Forms W-8BEN or] IRS Forms W-ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury

--------------------
* Does not apply to Class R-I or Class R-II Certificates.

                                     G-3-4

Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

                                   Very truly yours,

                                      __________________________________________
                                                   (Transferee)

                                      By: ______________________________________
                                          Name:  _______________________________
                                          Title:  ______________________________

                                     G-3-5

                                    EXHIBIT H

                   FORM OF PROSPECTIVE TRANSFEREE CERTIFICATE

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS), Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

       Re:        Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-C3 (the "Certificates")

Ladies and Gentlemen:

                  This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to _______________________
(the "Transferee") of the Class ______________ Certificates (the "Transferred Certificate") having an initial [principal balance] [notional amount] as of February 12, 2003 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of February 11, 2003 (the "Pooling and Servicing Agreement"), among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

                  In the case of a Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO-I or Class IO-II Certificate, the Transferee either (A) is not an "employee benefit plan" subject to ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act and satisfies all the requirements of the Exemptions as in effect at the time of such transfer or (2) is an insurance company general account that is eligible for, and satisfies all of the requirements for, Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60").

                  In the case of a Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificate, the Transferee either (A) is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code, or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan") or (B) (1) is an insurance company general account which is eligible for, and satisfies all of the requirements for, exemptive relief under Sections I and III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") or (2) has provided a certification of facts and Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, Trust or Certificate Registrar) on which the Trustee may conclusively rely, that such transfer will not result in the imposition of an excise tax under Section 4975 of the Code.

                  In the case of a Class R-I, Class R-II or Class Z Certificate, the Transferee is not an "employee benefit plan" subject to Title I of ERISA or a "plan" described by Section 4975(e)(1) of the Code or any other retirement plan or other employee benefit plan or arrangement subject to any federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, or any entity deemed to hold plan assets of the foregoing by reason of a plan's investment in such entity (each, a "Plan").

                  IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                      __________________________________________
                                                [Name of Transferee]

                                      By: ______________________________________
                                          Name:  _______________________________
                                          Title:  ______________________________

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

                        PURSUANT TO SECTION 5.02(d)(i)(2)

STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

                  [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

                  1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class [R-I] [R-II] evidencing a ___% Interest in the Class to which its belongs (the "Class [R-I] [R-II]"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of February 11, 2003, among Wachovia Commercial Mortgage Securities, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee.

                  2. That the Owner (i) is and will be a "Permitted Transferee" as of ________, _______ and (ii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization", a Plan or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Internal Revenue Code of 1986, as amended (the "Code")) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I] [R-II] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I] [R-II] Certificate to such Person.

                                     I-1-1

         The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of the United States, any State thereof or the District of Columbia unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise, an estate whose income is includable in gross income for United States federal tax income purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I] [R-II] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I] [R-II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-1(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I] [R-II] Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

                  5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I] [R-II] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement

                                     I-1-2
         to ensure that the Class [R-I] [R-II] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

                  7.       That the Owner's taxpayer identification number is
         _______.

                  8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I] [R-II] Certificates and the provisions of Section 5.02 of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  9. That the Owner is not acquiring and will not transfer the Class [R-I] [R-II] Certificates in order to impede the assessment or collection of any tax.

                  10. That the Owner has historically paid its debts as they have come due, intends to continue to pay its debts as they come due in the future, and anticipates that it will, so long as it holds any of the Class [R-I] [R-II] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates.

                  11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I] [R-II] Certificates.

                  12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I] [R-II] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificates.

                  13. That the Owner is not acquiring the Class [R-I] [R-II] Certificates with the intent to transfer any of the Class [R-I] [R-II] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I] [R-II] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding.

                  14. That the Owner will, in connection with any transfer that it makes of the Class [R-I] [R-II] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

                  15. That the Owner will, in connection with any transfer that it makes of any Class [R-I] [R-II] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I] [R-II] Certificate to

                                     I-1-3
         impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I] [R-II] Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I] [R-II] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

                  16. The Owner will not cause income from the Class [R-I] [R-II] Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of the Owner or any other person.

                  17.      Check the applicable paragraph:

                  - The present value of the anticipated tax liabilities associated with holding the [R-I] [R-II] Certificate, as applicable, does not exceed the sum of:

                  (i) the present value of any consideration given to the Owner to acquire such [R-I] [R-II] Certificate;

                  (ii) the present value of the expected future distributions on such [R-I] [R-II] Certificate; and

                  (iii) the present value of the anticipated tax savings associated with holding such [R-I] [R-II] Certificate as the related REMIC generates losses.

                  For purposes of this calculation, (i) the Owner is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Owner has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Owner.

                  - The transfer of the [R-I] [R-II] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                  (i) the Owner is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the [R-I] [R-II] Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the Owner's two fiscal years preceding the year of the transfer, the Owner had gross assets for financial reporting purposes (excluding any obligation of a person related to the Owner within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                                     I-1-4

                  (iii) the Owner will transfer the [R-I] [R-II] Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and
                           Section 1.860E-1(c)(5) of the U.S. Treasury
                           Regulations; and

                  (iv) the Owner determined the consideration paid to it to acquire the [R-I] [R-II] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Owner) that it has determined in good faith.

                  -        None of the above.

                                     I-1-5

                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, ___.

                                          [NAME OF OWNER]

                                          By: __________________________________
                                              [Name of Officer]
                                              [Title of Officer]

       _______________________________
           [Assistant] Secretary

                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

                  Subscribed and sworn before me this ____ day of _____, _____.

                                      __________________________________________
                                                    NOTARY PUBLIC

                                      COUNTY OF ________________________________
                                      STATE OF _________________________________

                                      My Commission expires the
                                      ____ day of ___________, ____.

                                     I-1-6

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(4)

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0113
Attn: Corporate Trust Services (CMBS), Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

       Re:        Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-C3, Class [R-I] [R-II], evidencing a ____% percentage interest in the Class to which they belong

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _________ (the "Transferor") to ______________________ (the
"Transferee") of the captioned Class [R-I] [R-II] Certificates (the "Class [R-I] [R-II] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 11, 2003, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Class [R-I] [R-II] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

                  3.       The Transferor at the time of this transfer either
         (i) has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they

                                     I-2-1
         became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.

                  4. The Transferor understands that the transfer of the Class [R-I] [R-II] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the conditions described above have been met as to any transfer.

                                    Very truly yours,

                                         By: ___________________________________
                                             Name:  ____________________________
                                             Title:  ___________________________

                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041

Fitch Ratings
One State Street Plaza, 31st Floor
New York, New York  10004

Ladies and Gentlemen:

                  This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of February 11, 2003 relating to Wachovia Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

                  Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

                  The designation of ____________________ as Special Servicer will become final if certain conditions are met and on the date you will deliver to Wells Fargo Bank Minnesota, N.A., the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

                                     J-1-1

                  Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                 Very truly yours,

                                    WELLS FARGO BANK MINNESOTA, N.A.

                                    By: ________________________________________
                                        Title:  ________________________________

Receipt and acknowledged:

Standard & Poor's Rating Services            Moody's Investors Service, Inc.

  By:  __________________________              By:  ____________________________

  Title:  ________________________             Title:  _________________________

  Date:  ________________________              Date:   _________________________

                                     J-1-2

                                   EXHIBIT J-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attn:  Wachovia Bank, National Association, Series 2003-C3

Ladies & Gentlemen:

                  Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of February 11, 2003 relating to Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the Special Servicer thereunder.

                                    ____________________________________________

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                     J-2-1

                                    EXHIBIT K

                           FORM OF CMSA PROPERTY FILE
                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                              CMSA "PROPERTY" FILE
                              (DATA RECORD LAYOUT )
                             Cross Referenced as "P"

----------------------------------------------------------------------------------------------------------------------------
         SPECIFICATION                                                DESCRIPTION/COMMENTS
----------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types                 Magnetic Tape, Diskette, Electronic Transfer
Character Set                          ASCI
Field Delineation                      Comma
Density (Bytes-Per-Inch)               1600 or 6250
Magnetic Tape Label                    None (unlabeled )
Magnetic Tape Blocking Factor          10285 (17 records per block )
Physical Media Label                   Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                       Factor; Record Length
Return Address Label                   Required for return of physical media (magnetic tape or diskette)
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               FIELD                 FORMAT
                 FIELD NAME                    NUMBER    TYPE        EXAMPLE
--------------------------------------------------------------------------------
Transaction Id                                    1       AN        XXX97001
Loan ID                                           2       AN        XXX9701A
Prospectus Loan ID                                3       AN           123
Property ID                                       4       AN        1001-001
Distribution Date                                 5       AN        YYYYMMDD
Cross-Collateralized Loan Grouping                6       AN          Text
Property Name                                     7       AN          Text
Property Address                                  8       AN          Text
Property City                                     9       AN          Text
Property State                                   10       AN           FL
Property Zip Code                                11       AN          30303
Property County                                  12       AN          Text
Property Type Code                               13       AN           MF
Year Built                                       14       AN          YYYY
Year Last Renovated                              15       AN          YYYY
Net Square Feet At Contribution                  16     Numeric       25000
# Of Units/Beds/Rooms At Contribution            17     Numeric         75
Property Status                                  18       AN             1
Allocated Percentage of Loan at Contribution     19     Numeric        0.75
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          LOAN FIELD
                 FIELD NAME                                     DESCRIPTION/COMMENTS                                      REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
Transaction Id                          Unique Issue Identification Mnemonic                                                S1, L1
Loan ID                                 Unique Servicer Loan Number Assigned To Each Collateral Item In A Pool              S3, L3
Prospectus Loan ID                      Unique Identification Number Assigned To Each Collateral Item In The Prospectus     S4, L4
Property ID                             Should contain Prospectus ID and property identifier, e.g.,
                                        1001-001, 1000-002
Distribution Date                       Date Payments Made To Certificateholders                                               L5
Cross-Collateralized Loan Grouping      All Loans With The Same Value Are Crossed, For example : "X02-1"                      S75
                                        would be populated in this field for all related loans, "X02-2" would be populated for the next group of related loans.
Property Name                                                                                                                 S55
Property Address                                                                                                              S56
Property City                                                                                                                 S57
Property State                                                                                                                S58
Property Zip Code                                                                                                             S59
Property County                                                                                                               S60
Property Type Code                                                                                                            S61
Year Built                                                                                                                    S64
Year Last Renovated
Net Square Feet At Contribution         RT, IN, WH, OF, MU, OT                                                                S62
# Of Units/Beds/Rooms At Contribution   MF, MH, LO, MU, HC, SS                                                                S63
Property Status                         1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5= Released, 6= Same as at
                                        Contribution
Allocated Percentage of Loan at         Issuer to allocate loan % attributable to property for multi-property loans
Contribution
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                               FIELD                 FORMAT
                 FIELD NAME                    NUMBER    TYPE        EXAMPLE
------------------------------------------------------------------------------
Current Allocated Percentage                     20     Numeric        0.75
Current Allocated Ending Scheduled Loan          21     Numeric     5900900.00
Amount
Ground Lease (Y/S/N)                             22       AN             N
Total Reserve Balance                            23     Numeric      25000.00

Most Recent Appraisal Date                       24       AN         YYYYMMDD
Most Recent Appraisal Value                      25     Numeric     1000000.00
Date Asset Expected to Be Resolved or            26       AN          YYYYMMDD
Foreclosed
Foreclosure Date                                 27       AN        YYYYMMDD
REO Date                                         28       AN        YYYYMMDD
Most Recent Physical Occupancy                   29     Numeric        0.75
Occupancy As of Date                             30       AN         YYYYMMDD
Date Lease Rollover Review                       31       AN         YYYYMMDD
% Sq. Feet expiring 1-12 months                  32     Numeric         0.2
% Sq. Feet expiring 13-24 months                 33     Numeric         0.2
% Sq. Feet expiring 25-36 months                 34     Numeric         0.2
% Sq. Feet expiring 37-48 months                 35     Numeric         0.2
% Sq. Feet expiring 49-60 months                 36     Numeric         0.2
Largest Tenant                                   37       AN           Text
Square Feet of Largest Tenant                    38     Numeric        15000
2nd Largest Tenant                               39       AN           Text
Square Feet of 2nd Largest Tenant                40     Numeric        15000
3rd Largest Tenant                               41       AN           Text
Square Feet of 3rd Largest Tenant                42     Numeric        15000
Fiscal Year End Month                            43     Numeric         MM
Contribution Financials As Of Date               44       AN         YYYYMMDD
Revenue At Contribution                          45     Numeric     1000000.00
Operating Expenses At Contribution               46     Numeric     1000000.00
NOI At Contribution                              47     Numeric     1000000.00
DSCR (NOI) At Contribution                       48     Numeric         1.5
Appraisal Value At Contribution                  49     Numeric     1000000.00
Appraisal Date At Contribution                   50       AN         YYYYMMDD
Physical Occupancy At Contribution               51     Numeric         0.9
Date of Last Inspection                          52       AN         YYYYMMDD
Preceding Fiscal Year Financial As of Date       53       AN         YYYYMMDD
Preceding Fiscal Year Revenue                    54     Numeric     1000000.00
Preceding Fiscal Year Operating Expenses         55     Numeric     1000000.00
Preceding Fiscal Year NOI                        56     Numeric     1000000.00
Preceding Fiscal Yr Debt Service Amount          57     Numeric     1000000.00
Preceding Fiscal Year DSCR (NOI)                 58     Numeric         1.3
Preceding Fiscal Year Physical Occupancy         59     Numeric         0.9
Second Preceding FY Financial As of Date         60       AN         YYYYMMDD
Second Preceding Fiscal Year Revenue             61     Numeric     1000000.00
Second Preceding FY Operating Expenses           62     Numeric     1000000.00
Second Preceding Fiscal Year NOI                 63     Numeric     1000000.00
Second Preceding FY Debt Service Amount          64     Numeric     1000000.00
Second Preceding Fiscal Year DSCR (NOI)          65     Numeric         1.3
Second Preceding FY Physical Occupancy           66     Numeric         0.9
Property Contribution Date                       67       AN         YYYYMMDD
Most Recent Revenue                              68     Numeric     1000000.00
Most Recent Operating Expenses                   69     Numeric     1000000.00
------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         LOAN FIELD
               FIELD NAME                                       DESCRIPTION/COMMENTS                                      REFERENCE
-----------------------------------------------------------------------------------------------------------------------------------
Current Allocated Percentage               Maintained by servicer. If not supplied in by Issuer or Underwriter, use Underwritting NOI or NCF to calculate
Current Allocated Ending Scheduled Loan    Calculation based on Current Allocated Percentage and Current Ending               L7
Amount                                     Scheduled Principal Balance (L7) for associated loan.
Ground Lease (Y/S/N)                       Either Y=Yes, S=Subordinate, N= No ground lease                                    S74
Total Reserve Balance                      For Maintenance, Repairs, & Environmental. (Excludes Tax & Insurance               S77
                                           Escrows). An amount should be printed if the value in Setup File field 77 is "Y"
Most Recent Appraisal Date                                                                                                    L74
Most Recent Appraisal Value                                                                                                   L75
Date Asset Expected to Be Resolved or      Could be different dates for different properties. If in Foreclosure -             L79
Foreclosed                                 Expected Date of Foreclosure and if REO - Expected Sale Date.
Foreclosure Date                                                                                                              L42
REO Date                                                                                                                      L43
Most Recent Physical Occupancy                                                                                                L71
Occupancy As of Date                       Typically should be the effective date of the Rent Roll
Date Lease Rollover Review                 Roll over review to be completed every 12 months
% Sq. Feet expiring 1-12 months            Apply to Property Types - RT, IN, WH, OF, MU, OT                                   S62
% Sq. Feet expiring 13-24 months           Apply to Property Types - RT, IN, WH, OF, MU, OT                                   S62
% Sq. Feet expiring 25-36 months           Apply to Property Types - RT, IN, WH, OF, MU, OT                                   S62
% Sq. Feet expiring 37-48 months           Apply to Property Types - RT, IN, WH, OF, MU, OT                                   S62
% Sq. Feet expiring 49-60 months           Apply to Property Types - RT, IN, WH, OF, MU, OT                                   S62
Largest Tenant                             For Office, WH, Retail, Industrial, Other or Mixed Use, as applicable
Square Feet of Largest Tenant
2nd Largest Tenant                         For Office, WH, Retail, Industrial, Other or Mixed Use, as applicable
Square Feet of 2nd Largest Tenant
3rd Largest Tenant                         For Office, WH, Retail, Industrial, Other or Mixed Use, as applicable
Square Feet of 3rd Largest Tenant
Fiscal Year End Month                      Needed to indicate month ending for borrower's Fiscal Year.
                                           For example : "12"
Contribution Financials As Of Date                                                                                            S72
Revenue At Contribution                    Should match the prospectus if available. At the Property Level                    S70
Operating Expenses At Contribution         Should match the prospectus if available. At the Property Level                    S71
NOI At Contribution                        Should match the prospectus if available. At the Property Level                    S65

DSCR (NOI) At Contribution                 Should match the prospectus if available.                                          S66
Appraisal Value At Contribution                                                                                               S67
Appraisal Date At Contribution                                                                                                S68
Physical Occupancy At Contribution                                                                                            S69
Date of Last Inspection                    Date of last physical site inspection
Preceding Fiscal Year Financial As of                                                                                         L58
Date
Preceding Fiscal Year Revenue                                                                                                 L52
Preceding Fiscal Year Operating                                                                                               L53
Expenses
Preceding Fiscal Year NOI                                                                                                     L54
Preceding Fiscal Yr Debt Service Amount    Calculate using P20(percentage) to get the allocated amount for                    L55
                                           each property
Preceding Fiscal Year DSCR (NOI)           Uses the property NOI and the allocated debt service amount                        L56
Preceding Fiscal Year Physical Occupancy                                                                                      L57
Second Preceding FY Financial As of Date                                                                                      L65
Second Preceding Fiscal Year Revenue                                                                                          L59
Second Preceding FY Operating Expenses                                                                                        L60
Second Preceding Fiscal Year NOI                                                                                              L61
Second Preceding FY Debt Service Amount    Calculate using P20(percentage) to get the allocated amount                        L62
                                           for each property
Second Preceding Fiscal Year DSCR (NOI)    Uses the property NOI and the allocated debt service amount                        L63
Second Preceding FY Physical Occupancy                                                                                        L64
Property Contribution Date                 Date Property was contributed                                                      L85
Most Recent Revenue                        Most Recent Revenue                                                                L66
Most Recent Operating Expenses             Most Recent Operating Expenses                                                     L67
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 FIELD                  FORMAT
                 FIELD NAME                     NUMBER     TYPE        EXAMPLE
--------------------------------------------------------------------------------
Most Recent NOI                                   70      Numeric     1000000.00
Most Recent Debt Service Amount                   71      Numeric     1000000.00
Most Recent DSCR (NOI)                            72      Numeric        2.55
Most Recent Financial As of Start Date            73        AN         YYYYMMDD
Most Recent Financial As of End Date              74        AN         YYYYMMDD
Most Recent Financial Indicator                   75        AN          T or Y
NCF At Contribution                               76      Numeric     1000000.00
DSCR (NCF) At Contribution                        77      Numeric         1.5
Preceding Fiscal Year NCF                         78      Numeric     1000000.00
Preceding Fiscal Year DSCR (NCF)                  79      Numeric        2.55
Second Preceding FY NCF                           80      Numeric     1000000.00
Second Preceding FY DSCR (NCF)                    81      Numeric        2.55
Most Recent NCF                                   82      Numeric     1000000.00
Most Recent DSCR (NCF)                            83      Numeric        2.55
NOI/NCF Indicator                                 84        AN           Text
Deferred Maintenance Flag                         85        AN             N
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        LOAN FIELD
               FIELD NAME                                     DESCRIPTION/COMMENTS                                       REFERENCE
------------------------------------------------------------------------------------------------------------------------------------
Most Recent NOI                          Most Recent Net Operating Income                                                     L68
Most Recent Debt Service Amount          Calculate using P20(percentage) to get the allocated amount for each property        L69
Most Recent DSCR (NOI)                   Uses the property NOI and the allocated debt service amount                          L70
Most Recent Financial As of Start Date   Start date used to calculate Most Recent information either YTD or trailing 12       L72
                                         months
Most Recent Financial As of End Date     End date used to calculate Most Recent information either YTD or trailing 12         L73
                                         months
Most Recent Financial Indicator          T= Trailing 12 months Y = Year to Date                                               L82
NCF At Contribution                      Net Cash Flow At Contribution.   Should match the prospectus if available.           S83
DSCR (NCF) At Contribution               DSCR At Contribution using NCF to calculate.   Should match the prospectus if        S84
                                         available.
Preceding Fiscal Year NCF                Preceding Fiscal Year Net Cash Flow related to Financial As of Date P53.             L92
Preceding Fiscal Year DSCR (NCF)         Preceding Fiscal Yr Debt Service Coverage Ratio using NCF related to                 L93
                                         Financial As of Date P53.
Second Preceding FY NCF                  Second Preceding Fiscal Year Net Cash Flow related to Financial As of                L94
                                         Date P60.
Second Preceding FY DSCR (NCF)           Second Preceding Fiscal Year Debt Service Coverage Ratio using Net Cash Flow         L95
                                         related to Financial As of Date P60.
Most Recent NCF                          Most Recent Net Cash Flow related to Financial As of Date P74.                       L96
Most Recent DSCR (NCF)                   Most Recent Debt Service Coverage Ratio using Net Cash Flow related to               L97
                                         Financial As of Date P74.
NOI/NCF Indicator                        Indicates how NOI or Net Cash Flow was calculated should be the same for each        L90
                                         financial period. See NOI/NCF Indicator Legend.
Deferred Maintenance Flag                Either Y=Yes or N= No, Deferred Maintenance
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
            PROPERTY TYPES CODE                                NOI/NCF INDICATOR
                 LEGEND                                              LEGEND
---------------------------------------------------------------------------------------------------
   MF          Multifamily             CMSA          Calculated using CMSA standard
   RT           Retail                  PSA          Calculated using a definition given in the PSA
   HC         Health Care               U/W          Calculated using the underwriting method
   IN          Industrial
   WH           Warehouse
   MH        Mobile Home Park
   OF           Office
   MU          Mixed Use
   LO          Lodging
   SS        Self Storage
   OT           Other
   SE        Securities
---------------------------------------------------------------------------------------------------

                                    EXHIBIT L

                   FORM OF COMPARATIVE FINANCIAL STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                       COMPARATIVE FINANCIAL STATUS REPORT
                               AS OF _____________
                             (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI____ or NCF______

------------------------------------------------------------------------------------------------------------------------
  P4       P9     P10       P52        P21      L8       P57         P44        P51      P45    P47 OR P76    P48 OR P77
------------------------------------------------------------------------------------------------------------------------
                                                                                     ORIGINAL UNDERWRITING
                                                                                          INFORMATION
                                                                   BASE YEAR
------------------------------------------------------------------------------------------------------------------------
                           Last      Current
                         Property   Allocated  Paid    Allocated   Financial
Property                Inspection    Loan     Thru   Annual Debt  Info as of    %      Total
  ID      City   State     Date      Amount    Date     Service      Date       Occ    Revenue   $ NOI/NCF    (1) DSCR
------------------------------------------------------------------------------------------------------------------------
                         Yyyymmdd                                   yyyymmdd

List all properties currently in deal with or without information largest to smallest loan

This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic Update File.
---------------------------------------------------------------------------------------------------------------------
Total:                           $                 $            **           WA     $         $            WA
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
   P60      P66    P61    P63 OR P80   P65 OR P81    P53       P59    P54    P56 OR P78  P58 OR P79
-----------------------------------------------------------------------------------------------------
          2ND PRECEDING ANNUAL OPERATING                        PRECEDING ANNUAL OPERATING
                  INFORMATION                                            INFORMATION
  AS OF_____              NORMALIZED              AS OF_____                  NORMALIZED
-----------------------------------------------------------------------------------------------------

 Financial                                         Financial
Info as of   %    Total        $         (1)      Info as of    %     Total      $          (1)
   Date     Occ  Revenue    NOI/NCF     DSCR         Date      Occ   Revenue  NOI/NCF       DSCR
-----------------------------------------------------------------------------------------------------
yyyymmdd                                          yyyymmdd
List all properties currently in deal with or without information largest to smallest loan
This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic
Update File.
-----------------------------------------------------------------------------------------------------
Total:      WA   $          $           WA                     WA    $        $              WA
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
  P73         P74           P30     P29     P68    P70 OR P82    P72 OR P83   (2)
-----------------------------------------------------------------------------------------------------
                             MOST RECENT FINANCIAL
                                 INFORMATION                                          NET CHANGE
                            *NORMALIZED OR ACTUAL                                  PRECEDING & BASIS
-----------------------------------------------------------------------------------------------------

FS Start                 Occ As of   %     Total       $                       %   % Total     (1)
  Date    FS End Date      Date     Occ   Revenue    NOI/NCF     (1)DSCR      Occ  Revenue     DSCR
-----------------------------------------------------------------------------------------------------
yyyymmdd  yyyymmdd       yyyymmdd
List all properties currently in deal with or without information largest to smallest loan
This report should reflect the information provided in the CMSA Property File and CMSA Loan Periodic
Update File.
-----------------------------------------------------------------------------------------------------
Total:    WA                              $          $           WA           WA   $           WA
-----------------------------------------------------------------------------------------------------

----------------------
(1) DSCR should match to Operating Statement Analysis Report and is normally calculated using NOI or NCF/Debt Service times the allocated loan percentage.

(2) Net change should compare the latest year to the Base Year.

* As required by Trust Agreements.

** Weighted Averages should be computed and reflected if the data is relevant and applicable.

                                    EXHIBIT M

                            FORM OF REO STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                                REO STATUS REPORT
                              AS OF _______________
                             (PROPERTY LEVEL REPORT)

Operating Information Reflected As NOI______ or NCF_______

                                             P16 OR
  P4        P7         P13       P9    P10     P17      L8       P21           L37           L39         L38
-------------------------------------------------------------------------------------------------------------------
                                                            (a)         (b)           (c)           (d)
                                                              ALLOCATED                   OTHER
                                                       PAID     ENDING      TOTAL P&I     EXPENSE      TOTAL T & I
PROPERTY  PROPERTY    PROPERTY               SQ FT OR  THRU    SCHEDULE     ADVANCES      ADVANCE        ADVANCE
   ID       NAME       TYPE     CITY  STATE   UNITS    DATE   LOAN AMOUNT  OUTSTANDING   OUTSTANDING   OUTSTANDING
-------------------------------------------------------------------------------------------------------------------

                                                     P58 OR
                                                     P72/P79
                  L25      L11      P53 or P74       or P83     P24                          P25
-----------------------------------------------------------------------------------------------------
(e)=a+b+c+d                                   (f)                                         (g)
                                                                            APPRAISAL
                                                                             BPO OR       APPRAISAL
               CURRENT                LTM                                    INTERNAL       BPO OR
  TOTAL        MONTHLY   MATURITY    NOI/NCF        LTM DSCR   VALUATION   VALUE SOURCE    INTERNAL
 EXPOSURE         P&I      DATE        DATE          (NOI/NCF)    DATE         (1)           VALUE
------------------------------------------------------------------------------------------------------

                         L99             L77           P28              P26
--------------------------------------------------------------------------------------------------------------
(h)=(.90*g) - e
LOSS USING 90%      TOTAL APPRAISAL                    REO           DATE ASSET
 APPR. OR BPO          REDUCTION       TRANSFER    ACQUISITION       EXPECTED TO      COMMENTS
      (f)               REALIZED        DATE          DATE           BE RESOLVED
--------------------------------------------------------------------------------------------------------------

----------------------------
REO's data reflected at the property level for relationships with more than one
(1) property should use the Allocated Ending Scheduled Loan Amount, and prorate all advances and expenses or other loan level data as appropriate.

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value.

                                    EXHIBIT N

                               FORM OF WATCH LIST

                         CMSA Investor Reporting Package
                               Servicer Watch List
                           as of ____________________
                               (Loan Level Report)

Operating Information Reflected As NOI______ or NCF________

  S4           S55        S61      S57     S58       L7        L8      L11       L56/L93     L70/L97
----------   --------   --------  -----   ------  ----------  -----  --------   ---------    -------    ----------------------------
                                                                                PRECEDING      MOST
                                                    ENDING                      FISCAL YR     RECENT
                                                  SCHEDULED   PAID                DSCR         DSCR
PROSPECTUS   PROPERTY   PROPERTY                    LOAN      THRU   MATURITY     NOI/         NOI/
 LOAN ID       NAME       TYPE    CITY    STATE    BALANCE    DATE     DATE       NCF          NCF      COMMENT / ACTION TO BE TAKEN
----------   --------   --------  -----   ------  ----------  -----  --------   ---------    -------    ----------------------------

List all loans on watch list in descending balance order.

Comment section should include reason and other pertinent information.

Should not include loans that are specially serviced.

WATCH LIST SELECTION CRITERIA SHOULD BE FOOTNOTED ON THE REPORT. THE CRITERIA MAY BE DICTATED AS PER THE PSA OR THE SERVICER'S INTERNAL POLICY.

Total:                                                    $

                                    EXHIBIT O

                         FORM OF DELINQUENT LOAN STATUS

                         CMSA Investor Reporting Package
                          DELINQUENT LOAN STATUS REPORT
                           as of ____________________
                               (Loan Level Report)

Operating Information Reflected As NOI______ or NCF________

                                                S62 or
   S4         S55        S61      S57    S58     S63       L8      L7         L37           L39         L38                    L25
                                                                                            ---
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Ending                   Other
                                                                                         ---------
  Loan                                          Sq Ft     Paid   Schedule   Total P&I     Expense     Total T & I            Current
                                                                                         ---------
Prospectus  Property   Property                  or       Thru    Loan       Advances     Advance      Advances    Total    Monthly
                                                                                         ---------
   ID         Name      Type     City   State   Units     Date   Balance   Outstanding   Outstanding  Outstanding  Exposure    P&I
                                                                                         -----------
------------------------------------------------------------------------------------------------------------------------------------

LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURENT AND AT SPECIAL SERVICER


                            L54 or    L56 or
                    L58 or  L68/L92  L70/L93
  L10       L11       L73   or L96     L97     L74         L75                  L99      L77        L79           L76
------------------------------------------------------------------------------------------------------------------------------------
                                                                      Loss
                     LTM             LTM                 Appraisal   using     Total              Date Asset
Current              NOI/    LTM     DSCR                 BPO or     90%     Appraisal            Expected to
Interest  Maturity   NCF     NOI/    (NOI/   Valuation    Internal   Appr.   Reduction  Transfer  be Resolved    Workout
 Rate      Date     Date     NCF     NCF)      Date       Value**    BPO(f)  Realized    Date     or Foreclosed  Strategy*  Comments
------------------------------------------------------------------------------------------------------------------------------------

LOANS IN FORECLOSURE AND NOT REO

90 + DAYS DELINQUENT

60 TO 89 DAYS DELINQUENT

30 TO 59 DAYS DELINQUENT

CURENT AND AT SPECIAL SERVICER

-------------------------
FCL = Foreclosure

LTM = Latest 12 Months either Last Normalized Annual, Normalized YTD or Trailing 12 months, if available.

*Workout Strategy should match the CMSA Loan Periodic Update File using abbreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To be determined etc...). It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO).

**BPO - Broker opinion

                                    EXHIBIT P

                   FORM OF HISTORICAL LOAN MODIFICATION REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                       HISTORICAL LOAN MODIFICATION REPORT
                               AS OF ____________
                               (LOAN LEVEL REPORT)

    S4      S57    S58      L49                   L48         L7*        L7*           L50*
---------------------------------------------------------------------------------------------

                                                            BALANCE    BALANCE AT
                                    EXTENSION                 WHEN       THE
                            MOD /     PER      EFFECTIVE    SENT TO    EFFECTIVE
PROSPECTUS               EXTENSION   DOCS OR   DATE OF      SPECIAL      DATE OF       OLD
    ID      CITY  STATE    FLAG     SERVICER  MODIFICATION  SERVICER   MODIFICATION    RATE
---------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future.
Only new modifications should be added.

-------------------------------------------------------------------------------------------------
Total For All Loans:

         L50*    L25*    L25*    L11*       L11*                L47
-------------------------------------------------------------------------------------------------

                                                                          (2) Est.
                                                                           FUTURE
                                                    TOTAL #                 INTEREST
# MTHS                                               MTHS      (1)          LOSS TO
 FOR                                                 FOR     REALIZED       TRUST $
 RATE    NEW     OLD    NEW     OLD         NEW    CHANGE    LOSS TO         (RATE
CHANGE   RATE    P&I    P&I    MATURITY  MATURITY   OF MOD    TRUST $       REDUCTION)   COMMENT
-------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
Information is as of modification. Each line should not change in the future.
Only new modifications should be added.

-------------------------------------------------------------------------------------------------
Total For All Loans:

----------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.

Future modifications done on the same loan are additions to the report.

(1) Actual principal loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                  EXHIBIT Q

                      FORM OF HISTORICAL LIQUIDATION REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                          HISTORICAL LIQUIDATION REPORT
                   (REO-SOLD, DISCOUNTED PAYOFF OR NOTE SALE)
                               AS OF ____________
                               (LOAN LEVEL REPORT)

                                                                     L75                                 L45           L7
   S4           S55        S61      S57    S58     (c) = b/a         (a)            L29         (b)      (d)           (e)
-----------------------------------------------------------------------------------------------------------------------------
                                                                    LATEST
                                                   % RECEIVED     APPRAISAL OR    EFFECTIVE             NET AMT       ENDING
PROSPECTUS   PROPERTY   PROPERTY                      FROM          BROKERS        DATE OF     SALES   RECEIVED     SCHEDULED
 LOAN ID       NAME      TYPE      CITY   STATE    LIQUIDATION      OPINION      LIQUIDATION   PRICE   FROM SALE     BALANCE
-----------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

-------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:
-------------------------------------------------------------------------------------------------------------------------------

   L37              L39+L38                                             L47
   (f)                (g)              (h)        (i)=d - (f+g+h)       (k)
-------------------------------------------------------------------------------------------------------------------------------
                TOTAL T & I AND
 TOTAL P&I       OTHER EXPENSE       SERVICING                                    DATE LOSS
  ADVANCE          ADVANCE             FEES                           REALIZED     PASSED
 OUTSTANDING     OUTSTANDING          EXPENSE     NET PROCEEDS          LOSS        THRU
-------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

-------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:
-------------------------------------------------------------------------------------------------------------------------------

   (m)                         (n)=k+m      (o)=n/e
-------------------------------------------------------------------------------------------------------------------------------
               DATE OF       TOTAL LOSS    LOSS % OF
 MINOR ADJ    MINOR ADJ         WITH       SCHEDULED
 TO  TRUST    PASSED THRU    ADJUSTMENT     BALANCE
-------------------------------------------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

----------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:
----------------------------------------------------------------------------------------------

-------------------------
(h) Servicing Fee Expense includes fees such as Liquidation or Disposition fees charged by the Special Servicer.

                                    EXHIBIT R

                        FORM OF NOI ADJUSTMENT WORKSHEET

                       COMMERCIAL NOI ADJUSTMENT WORKSHEET
      (includes Retail/Office/Industrial/Warehouse/Mixed Use/Self Storage)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------    ----------------   -------------
Current Scheduled Loan Balance/Paid to                                                              Current Allocated Loan Amount %
Date
                                          ------------------    ----------------   -------------
Property Name
                                          ------------------    ----------------   -------------
Property Type
                                          ------------------    ----------------   -------------
Property Address, City, State
                                          ------------------    ----------------   -------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                          Leasing Commission and TI's

====================================================================================================================================

INCOME:                                         YYYY                                                     NOTES
                                          ------------------    ----------------   ------------------
                                              BORROWER
                                               ACTUAL             ADJUSTMENT           NORMALIZED
                                          ------------------    ----------------   ------------------
    Statement Classification
                                          ------------------    ----------------   ------------------
    Gross Potential Rent (2)
                                          ------------------    ----------------   ------------------
       Less: Vacancy Loss
                                          ------------------    ----------------   ------------------

                                OR

    Base Rent (2)
                                          ------------------    ----------------   ------------------
    Expense Reimbursement
                                          ------------------    ----------------   ------------------
    Percentage Rent
                                          ------------------    ----------------   ------------------
    Parking Income
                                          ------------------    ----------------   ------------------
    Other Income
                                          ------------------    ----------------   ------------------

                                          ------------------    ----------------   ------------------
 EFFECTIVE GROSS INCOME
                                          ------------------    ----------------   ------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy Loss
OPERATING EXPENSES:
                                          ------------------    ----------------   ------------------
    Real Estate Taxes
                                          ------------------    ----------------   ------------------
    Property Insurance
                                          ------------------    ----------------   ------------------
    Utilities
                                          ------------------    ----------------   ------------------
    Repairs and Maintenance
                                          ------------------    ----------------   ------------------
    Janitorial
                                          ------------------    ----------------   ------------------
    Management Fees
                                          ------------------    ----------------   ------------------
    Payroll & Benefits Expense
                                          ------------------    ----------------   ------------------
    Advertising & Marketing
                                          ------------------    ----------------   ------------------
    Professional Fees
                                          ------------------    ----------------   ------------------
    General and Administrative
                                          ------------------    ----------------   ------------------
    Other Expenses                                                                                       For self-storage include
                                                                                                         franchise fees
                                          ------------------    ----------------   ------------------
    Ground Rent
                                          ------------------    ----------------   ------------------
 TOTAL OPERATING EXPENSES
                                          ------------------    ----------------   ------------------

                                          ------------------                       ------------------
 OPERATING EXPENSE RATIO
                                          ------------------                       ------------------

                                          ------------------                       ------------------
 NET OPERATING INCOME
                                          ------------------                       ------------------

                                          ------------------    ----------------   ------------------
    Leasing Commissions (3)
                                          ------------------    ----------------   ------------------
    Tenant Improvements (3)
                                          ------------------    ----------------   ------------------
    Capital Expenditures
                                          ------------------    ----------------   ------------------
    Extraordinary Capital Expenditures
                                          ------------------    ----------------   ------------------
 TOTAL CAPITAL ITEMS
                                          ------------------    ----------------   ------------------
                                          ---------------------------------------------------------------------------------------
                                          (3) Actual current yr, but normalize for annual if possible via contractual, U/W or other data
                                          ---------------------------------------------------------------------------------------
NET CASH FLOW
                                          ------------------                       ------------------

                                          ------------------                       ------------------
DEBT SERVICE (PER SERVICER)
                                          ------------------                       ------------------
NET CASH FLOW AFTER DEBT SERVICE
                                          ------------------                       ------------------

                                          ------------------                       ------------------
DSCR: (NOI/DEBT SERVICE)
                                          ------------------                       ------------------

                                          ------------------                       ------------------
DSCR: (NCF/DEBT SERVICE)
                                          ------------------                       ------------------

                                          -----------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                          -----------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax return, other
====================================================================================================================================

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

        MULTIFAMILY NOI ADJUSTMENT WORKSHEET (INCLUDES MOBILE HOME PARKS)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------    ----------------   --------------
Current Scheduled Loan Balance/Paid to                                                              Current Allocated Loan
                                                                                                    Amount %
Date
                                          ------------------    ----------------   --------------
Property Name
                                          ------------------    ----------------   --------------
Property Type
                                          ------------------    ----------------   --------------
Property Address, City, State
                                          ------------------    ----------------   --------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

====================================================================================================================================

INCOME:                                          YYYY                                                    NOTES
                                          -------------------   ----------------   ------------------
                                               BORROWER
                                                ACTUAL            ADJUSTMENT           NORMALIZED
                                          -------------------   ----------------   ------------------
      Statement Classification
                                          -------------------   ----------------   ------------------
      Gross Potential Rent (2)                                                                           Include Pad/RV rent
                                          -------------------   ----------------   ------------------
         Less: Vacancy Loss
                                          -------------------   -------------------------------------

                                OR

      Base Rent (2)
                                          -------------------   ----------------   ------------------
      Laundry/Vending Income
                                          -------------------   ----------------   ------------------
      Parking Income
                                          -------------------   ----------------   ------------------
      Other Income                                                                                       Include forfeited
                                                                                                         security/late fees/pet
                                          -------------------   ----------------   ------------------
 EFFECTIVE GROSS INCOME
                                          -------------------   ----------------   ------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $ amt for Vacancy Loss

OPERATING EXPENSES:
                                          -------------------   ----------------   ------------------
      Real Estate Taxes
                                          -------------------   ----------------   ------------------
      Property Insurance
                                          -------------------   ----------------   ------------------
      Utilities
                                          -------------------   ----------------   ------------------
      Repairs and Maintenance
                                          -------------------   ----------------   ------------------
      Management Fees
                                          -------------------   ----------------   ------------------
      Payroll & Benefits Expense
                                          -------------------   ----------------   ------------------
      Advertising & Marketing
                                          -------------------   ----------------   ------------------
      Professional Fees
                                          -------------------   ----------------   ------------------
      General and Administrative
                                          -------------------   ----------------   ------------------
      Other Expenses
                                          -------------------   ----------------   ------------------
      Ground Rent
                                          -------------------   ----------------   ------------------
TOTAL OPERATING EXPENSES
                                          -------------------   ----------------   ------------------

                                          -------------------                      ------------------
OPERATING EXPENSE RATIO
                                          -------------------                      ------------------

                                          -------------------                      ------------------
NET OPERATING INCOME
                                          -------------------                      ------------------

                                          -------------------   ----------------   ------------------
      Capital Expenditures
                                          -------------------   ----------------   ------------------
      Extraordinary Capital Expenditures
                                          -------------------   ----------------   ------------------
TOTAL CAPITAL ITEMS
                                          -------------------                      ------------------

                                          -------------------                      ------------------
NET CASH FLOW
                                          -------------------                      ------------------

                                          -------------------                      ------------------
DEBT SERVICE (PER SERVICER)
                                          -------------------                      ------------------
NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      ------------------

                                          -------------------                      ------------------
DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      ------------------
DSCR: (NCF/DEBT SERVICE)
                                          -------------------                      ------------------
SOURCE OF FINANCIAL DATA:
                                          -----------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax
                                          return, other)
====================================================================================================================================

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                        LODGING NOI ADJUSTMENT WORKSHEET
                                 AS OF MM/DD/Y

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------    ----------------   -------------
Current Scheduled Loan Balance/Paid to                                                               Current Allocated Loan Amount %
Date
                                          ------------------    ----------------   -------------
Property Name
                                          ------------------    ----------------   -------------
Property Type
                                          ------------------    ----------------   -------------
Property Address, City, State
                                          ------------------    ----------------   -------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

  INCOME:                                        YYYY                                                    NOTES
                                          -------------------   ----------------   ------------------
                                               BORROWER
                                                ACTUAL            ADJUSTMENT           NORMALIZED
                                          -------------------   ----------------   ------------------
                                          -------------------   ----------------   ------------------
      Statement Classification
                                          -------------------   ----------------   ------------------
      Room Revenue
                                          -------------------   ----------------   ------------------
      Food & Beverage Revenues
                                          -------------------   ----------------   ------------------
      Telephone Revenue
                                          -------------------   ----------------   ------------------
      Other Departmental Revenue
                                          -------------------   ----------------   ------------------
      Other Income
                                          -------------------   ----------------   ------------------
  DEPARTMENTAL REVENUE: (2)
                                          -------------------   ----------------   ------------------
                                          (2) Report Departmental Revenue as EGI for CMSA Loan
                                          Periodic and Property files
  OPERATING EXPENSES:
DEPARTMENTAL                              -------------------   ----------------   ------------------
      Room
                                          -------------------   ----------------   ------------------
      Food & Beverage
                                          -------------------   ----------------   ------------------
      Telephone Expenses
                                          -------------------   ----------------   ------------------
      Other Dept. Expenses
                                          -------------------   ----------------   ------------------
DEPARTMENTAL EXPENSES:
                                          -------------------   ----------------   ------------------

                                          -------------------   ----------------   ------------------
DEPARTMENTAL INCOME:
                                          -------------------   ----------------   ------------------

GENERAL/UNALLOCATED
                                          -------------------   ----------------   ------------------
      Real Estate Taxes
                                          -------------------   ----------------   ------------------
      Property Insurance
                                          -------------------   ----------------   ------------------
      Utilities
                                          -------------------   ----------------   ------------------
      Repairs and Maintenance
                                          -------------------   ----------------   ------------------
       Franchise Fee
                                          -------------------   ----------------   ------------------
       Management Fees
                                          -------------------   ----------------   ------------------
      Payroll & Benefits
                                          -------------------   ----------------   ------------------
      Advertising & Marketing
                                          -------------------   ----------------   ------------------
      Professional Fees
                                          -------------------   ----------------   ------------------
      General and Administrative
                                          -------------------   ----------------   ------------------
      Other Expenses
                                          -------------------   ----------------   ------------------
      Ground Rent
                                          -------------------   ----------------   ------------------
TOTAL GENERAL/UNALLOCATED
                                          -------------------                      ------------------
(For CMSA files, Total Expenses = Dept.
Exp + General Exp.)
                                          -------------------                      ------------------
   OPERATING EXPENSE RATIO
                                          -------------------                      ------------------
(=Departmental Revenue/(Dept. Exp. +
General Exp.))
                                          -------------------                      ------------------
   Net Operating Income
                                          -------------------                      ------------------

                                          -------------------   ----------------   ------------------
      Capital Expenditures
                                          -------------------   ----------------   ------------------
      Extraordinary Capital Expenditures
                                          -------------------                      ------------------
   TOTAL CAPITAL ITEMS
                                          -------------------                      ------------------

                                          -------------------                      ------------------
   NET CASH FLOW
                                          -------------------                      ------------------

                                          -------------------                      ------------------
   DEBT SERVICE (PER SERVICER)
                                          -------------------                      ------------------
   NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      ------------------
   DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      ------------------
   DSCR: (NCF/DEBT SERVICE)
                                          -------------------                      ------------------

   SOURCE OF FINANCIAL DATA:
                                          -----------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax
                                          return, other)
-----------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                       HEALTHCARE NOI ADJUSTMENT WORKSHEET
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------    ----------------   -------------
Current Scheduled Loan Balance/Paid to                                                              Current Allocated Loan Amount %
Date
                                          ------------------    ----------------   -------------
Property Name
                                          ------------------    ----------------   -------------
Property Type
Property Address, City, State
                                          ------------------    ----------------   -------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================


  INCOME:                                        YYYY                                                    NOTES
                                          -------------------   ----------------   ------------------
                                               BORROWER
                                                ACTUAL            ADJUSTMENT           NORMALIZED
                                          -------------------   ----------------   ------------------
    Statement Classification
                                          -------------------   ----------------   ------------------
    Gross Potential Rent (2)
                                          -------------------   ----------------   ------------------
       Less: Vacancy Loss
                                          -------------------   ----------------   ------------------

                                OR

   Private Pay (2)
                                          -------------------   ----------------   ------------------
   Medicare/Medicaid
                                          -------------------   ----------------   ------------------
   Nursing/Medical Income
                                          -------------------   ----------------   ------------------
   Meals Income
                                          -------------------   ----------------   ------------------
   Other Income
                                          -------------------   ----------------   ------------------

                                          -------------------   ----------------   ------------------
 EFFECTIVE GROSS INCOME
                                          -------------------   ----------------   ------------------
                                          (2) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid; use negative $amt for Vacancy Loss

OPERATING EXPENSES:
                                          -------------------   ----------------   ------------------
    Real Estate Taxes
                                          -------------------   ----------------   ------------------
    Property Insurance
                                          -------------------   ----------------   ------------------
    Utilities
                                          -------------------   ----------------   ------------------
    Repairs and Maintenance
                                          -------------------   ----------------   ------------------
    Management Fees
                                          -------------------   ----------------   ------------------
    Payroll & Benefits
                                          -------------------   ----------------   ------------------
    Advertising & Marketing
                                          -------------------   ----------------   ------------------
    Professional Fees
                                          -------------------   ----------------   ------------------
    General and Administrative
                                          -------------------   ----------------   ------------------
    Room expense - housekeeping
                                          -------------------   ----------------   ------------------
    Meal expense
                                          -------------------   ----------------   ------------------
    Other Expenses
                                          -------------------   ----------------   ------------------
    Ground Rent
                                          -------------------   ----------------   ------------------
TOTAL OPERATING EXPENSES
                                          -------------------   ----------------   ------------------

                                          -------------------                      ------------------
OPERATING EXPENSE RATIO
                                          -------------------                      ------------------

                                          -------------------                      ------------------
NET OPERATING INCOME
                                          -------------------                      ------------------

                                          -------------------   ----------------   ------------------
    Capital Expenditures
                                          -------------------   ----------------   ------------------
    Extraordinary Capital Expenditures
                                          -------------------   ----------------   ------------------
TOTAL CAPITAL ITEMS
                                          -------------------   ----------------   ------------------
NET CASH FLOW
                                          -------------------                      ------------------
DEBT SERVICE (PER SERVICER)
                                          -------------------                      ------------------
NET CASH FLOW AFTER DEBT SERVICE
                                          -------------------                      ------------------
DSCR: (NOI/DEBT SERVICE)
                                          -------------------                      ------------------
DSCR: (NCF/DEBT SERVICE)
                                          -------------------                      ------------------
SOURCE OF FINANCIAL DATA:
                                          -----------------------------------------------------------
                                          (i.e.. operating statements, financial statements, tax
                                          return, other)
-----------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: This report should be completed annually for "Normalization" of Borrower's numbers. Methodology used is per MBA/CMSA Standard Methodology unless otherwise noted. The "Normalized" column and corresponding comments should roll through to the Operating Statement Analysis Report

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

                                    EXHIBIT S

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

                 COMMERCIAL OPERATING STATEMENT ANALYSIS REPORT
      (INCLUDES RETAIL/OFFICE/INDUSTRIAL/WAREHOUSE/MIXED USE/SELF STORAGE)
                                 AS OF MM/DD/YY
================================================================================

PROPERTY OVERVIEW
                                          ------------------
Prospectus ID
                                          ------------------    ----------------   -------------
Current Scheduled Loan Balance/Paid to                                                             Current Allocated Loan Amount %
Date
                                          ------------------    ----------------   -------------
Property Name
                                          ------------------    ----------------   -------------
Property Type
                                          ------------------    ----------------   -------------
Property Address, City, State
                                          ------------------    ----------------   -------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations                        UNDERWRITING          MM/DD/YY           MM/DD/YY         MM/DD/YY    MM/DD/YY
                                          ------------------
Occupancy Rate (physical)
                                          ------------------
Occupancy Date
                                          ------------------
Average Rental Rate
                                          ------------------

                                     (1) Total $ amount of Capital Reserves required annually by loan documents, excl.
                                     Leasing Commission and TI's
====================================================================================================================================

                                                  ---------------------------------------------------------------------------------
                                                                                                         (prcdng yr   (prcdng yr to
                                                                                                           to base)     2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
                                     UNDERWRITING     3RD        2ND        PRECEDING YR.   TTM/YTD (2)    YYYY-U/W      YYYY-YYYY
                                                   PRECEDING   PRECEDING
                                     ----------------------------------------------------------------------------------------------
                                                                           (fm NOI Adj      as of /
                                     BASE LINE                              Sheet)          /XX            VARIANCE      VARIANCE
                                     ----------------------------------------------------------------------------------------------
INCOME:
                                     ----------------------------------------------------------------------------------------------
  Number of Mos. Covered
                                     ----------------------------------------------------------------------------------------------
  Period Ended
                                     ----------------------------------------------------------------------------------------------
  Statement Classification(yr)
                                     ----------------------------------------------------------------------------------------------
  Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
     Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------

                             OR

  Base Rent (3)
                                     ----------------------------------------------------------------------------------------------
  Expense Reimbursement
                                     ----------------------------------------------------------------------------------------------
  Percentage Rent
                                     ----------------------------------------------------------------------------------------------
  Parking Income
                                     ----------------------------------------------------------------------------------------------
  Other Income
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
                                     ----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                     (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for Vacancy
                                         Loss
OPERATING EXPENSES:
                                     ----------------------------------------------------------------------------------------------
  Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
  Property Insurance
                                     ----------------------------------------------------------------------------------------------
  Utilities
                                     ----------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
  Janitorial
                                     ----------------------------------------------------------------------------------------------
  Management Fees
                                     ----------------------------------------------------------------------------------------------
  Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
  Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
  Professional Fees
                                     ----------------------------------------------------------------------------------------------
  General and Administrative
                                     ----------------------------------------------------------------------------------------------
  Other Expenses
                                     ----------------------------------------------------------------------------------------------
  Ground Rent
                                     ----------------------------------------------------------------------------------------------
*TOTAL OPERATING EXPENSES
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
  Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
  Extraordinary Capital
    Expenditures
                                     ----------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
*NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                     ----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
====================================================================================================================================

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 MULTIFAMILY OPERATING STATEMENT ANALYSIS REPORT
                          (includes Mobile Home Parks)
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
PROSPECTUS ID
                                          ------------------    ----------------   -------------

Current Scheduled Loan Balance/Paid to                                                             Current Allocated Loan Amount %
Date
                                          ------------------    ----------------   -------------
Property Name
                                          ------------------    ----------------   -------------
Property Type
                                          ------------------    ----------------   -------------
Property Address, City, State
                                          --------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations                        UNDERWRITING          MM/DD/YY           MM/DD/YY        MM/DD/YY      MM/DD/YY
                                          ------------------    ----------------   --------------  ------------  ------------
Occupancy Rate (physical)
                                          ------------------    ----------------   --------------  ------------  ------------
Occupancy Date
                                          ------------------    ----------------   --------------  ------------  ------------
Average Daily Rate
                                          ------------------    ----------------   --------------  ------------  ------------

                                          (1) Total $ amount of Capital Reserves required annually by loan documents.

====================================================================================================================================

                                     ----------------------------------------------------------------------------------------------
                                                                                                         (prcdng yr   (prcdng yr to
                                                                                                           to base)     2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
                                     UNDERWRITING     3RD        2ND        PRECEDING YR.   TTM/YTD (2)    YYYY-U/W      YYYY-YYYY
                                                   PRECEDING   PRECEDING
                                     ----------------------------------------------------------------------------------------------
                                                                           (Fm NOI Adj      As OF /
                                     BASE LINE                               Sheet)          /XX           VARIANCE      VARIANCE
                                     ----------------------------------------------------------------------------------------------
INCOME:
                                     ----------------------------------------------------------------------------------------------
  Number of Mos. Covered
                                     ----------------------------------------------------------------------------------------------

  Period Ended
                                     ----------------------------------------------------------------------------------------------
  Statement Classification(yr)
                                     ----------------------------------------------------------------------------------------------
  Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
     Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------

                                OR

  Base Rent (3)
                                     ----------------------------------------------------------------------------------------------
  Laundry/Vending Income
                                     ----------------------------------------------------------------------------------------------
  Parking Income
                                     ----------------------------------------------------------------------------------------------
  Other Income
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
                                     ----------------------------------------------------------------------------------------------
                                    (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.

                                    (3) Use either Gross Potential (with Vacancy Loss) or Base Rents; use negative $amt for
                                     Vacancy Loss
OPERATING EXPENSES:
                                    -----------------------------------------------------------------------------------------------
  Real Estate Taxes
                                    -----------------------------------------------------------------------------------------------
  Property Insurance
                                    -----------------------------------------------------------------------------------------------
  Utilities
                                    -----------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                    -----------------------------------------------------------------------------------------------
  Management Fees
                                    -----------------------------------------------------------------------------------------------
  Payroll & Benefits
                                    -----------------------------------------------------------------------------------------------
  Advertising & Marketing
                                    -----------------------------------------------------------------------------------------------
  Professional Fees
                                    -----------------------------------------------------------------------------------------------
  General and Administrative
                                    -----------------------------------------------------------------------------------------------
  Other Expenses
                                    -----------------------------------------------------------------------------------------------
  Ground Rent
                                    -----------------------------------------------------------------------------------------------
*TOTAL OPERATING EXPENSES
                                    -----------------------------------------------------------------------------------------------

                                    -----------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                    -----------------------------------------------------------------------------------------------

                                    -----------------------------------------------------------------------------------------------
*NET OPERATING INCOME
                                    -----------------------------------------------------------------------------------------------

                                    -----------------------------------------------------------------------------------------------
     Capital Expenditures
                                    -----------------------------------------------------------------------------------------------
     Extraordinary Capital
      Expenditures
                                    -----------------------------------------------------------------------------------------------
 TOTAL CAPITAL ITEMS
                                    -----------------------------------------------------------------------------------------------
*NET CASH FLOW
                                    -----------------------------------------------------------------------------------------------
 DEBT SERVICE (PER SERVICER)
                                    -----------------------------------------------------------------------------------------------
*NET CASH FLOW AFTER DEBT SERVICE
                                    -----------------------------------------------------------------------------------------------
*DSCR: (NOI/DEBT SERVICE)
                                    -----------------------------------------------------------------------------------------------

                                    -----------------------------------------------------------------------------------------------
*DSCR: (NCF/DEBT SERVICE)
                                    -----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                    -----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                   LODGING OPERATING STATEMENT ANALYSIS REPORT
                                 AS OF MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
PROSPECTUS ID
                                          ------------------    ----------------   -------------
Current Scheduled Loan Balance/Paid to                                                             Current Allocated Loan Amount %
Date
                                          ------------------    ----------------   -------------
Property Name
                                          ------------------    ----------------   -------------
Property Type
                                          ------------------    ----------------   -------------
Property Address, City, State
                                          --------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations                        UNDERWRITING          MM/DD/YY           MM/DD/YY        MM/DD/YY      MM/DD/YY
                                          ------------------    ----------------   --------------  ------------  ------------
Occupancy Rate (physical)
                                          ------------------    ----------------   --------------  ------------  ------------
Occupancy Date
                                          ------------------    ----------------   --------------  ------------  ------------
Average Rental Rate
                                          ------------------    ----------------   --------------  ------------  ------------
                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

                                     ----------------------------------------------------------------------------------------------
                                                                                                         (prcdng yr   (prcdng yr to
                                                                                                           to base)     2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
                                     UNDERWRITING     3RD        2ND        PRECEDING YR.   TTM/YTD (2)    YYYY-U/W      YYYY-YYYY
                                                   PRECEDING   PRECEDING
                                     ----------------------------------------------------------------------------------------------
                                                                           (Fm NOI Adj      AS OF /
                                     BASE LINE                               Sheet)          /XX           VARIANCE      VARIANCE
                                     ----------------------------------------------------------------------------------------------
                                     ----------------------------------------------------------------------------------------------
  INCOME:
                                     ----------------------------------------------------------------------------------------------
      Number of Mos. Covered
                                     ----------------------------------------------------------------------------------------------
      Period Ended
                                     ----------------------------------------------------------------------------------------------
      Statement Classification (yr)
                                     ----------------------------------------------------------------------------------------------
      Room Revenue
                                     ----------------------------------------------------------------------------------------------
      Food & Beverage Revenues
                                     ----------------------------------------------------------------------------------------------
      Telephone Revenue
                                     ----------------------------------------------------------------------------------------------
      Other Departmental Revenue
                                     ----------------------------------------------------------------------------------------------
      Other Income
                                     ----------------------------------------------------------------------------------------------
   *DEPARTMENTAL REVENUE
                                     ----------------------------------------------------------------------------------------------
                                       (2) Servicer will not be expected to "Normalize" these YTD/TTM numbers.
  OPERATING EXPENSES:
DEPARTMENTAL
                                     ----------------------------------------------------------------------------------------------
      Room
                                     ----------------------------------------------------------------------------------------------
      Food & Beverage
                                     ----------------------------------------------------------------------------------------------
      Telephone Expenses
                                     ----------------------------------------------------------------------------------------------
      Other Dept. Expenses
                                     ----------------------------------------------------------------------------------------------
DEPARTMENTAL EXPENSES:
                                     ----------------------------------------------------------------------------------------------
DEPARTMENTAL INCOME:
                                     ----------------------------------------------------------------------------------------------

GENERAL/UNALLOCATED
                                     ----------------------------------------------------------------------------------------------
      Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
      Property Insurance
                                     ----------------------------------------------------------------------------------------------
      Utilities
                                     ----------------------------------------------------------------------------------------------
      Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
      Franchise Fee
                                     ----------------------------------------------------------------------------------------------
      Management Fees
                                     ----------------------------------------------------------------------------------------------
      Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
      Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
      Professional Fees
                                     ----------------------------------------------------------------------------------------------
      General and Administrative
                                     ----------------------------------------------------------------------------------------------
      Other Expenses
                                     ----------------------------------------------------------------------------------------------
      Ground Rent
                                     ----------------------------------------------------------------------------------------------
TOTAL GENERAL/UNALLOCATED
                                     ----------------------------------------------------------------------------------------------
(For CMSA files, Total Expenses =
Dept. Exp + General Exp.)
                                     ----------------------------------------------------------------------------------------------
   OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------
(=Departmental Revenue/(Dept. Exp.
+ General Exp.))
                                     ----------------------------------------------------------------------------------------------
*NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------
      Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
      Extraordinary Capital
       Expenditures
                                     ----------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
                                     ----------------------------------------------------------------------------------------------
*NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
*NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------
*DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
*DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                     ----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR change, >15% Dept Revenue, Dept Expenses, General Expenses or Total Capital Items.
INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                 HEALTHCARE OPERATING STATEMENT ANALYSIS REPORT
                                 as of MM/DD/YY

====================================================================================================================================
PROPERTY OVERVIEW
                                          ------------------
PROSPECTUS ID
                                          ------------------    ----------------   -------------
Current Scheduled Loan Balance/Paid to                                                              Current Allocated Loan Amount %
Date
                                          ------------------    ----------------   -------------
Property Name
                                          ------------------    ----------------   -------------
Property Type
                                          ------------------    ----------------   -------------
Property Address, City, State
                                          --------------------------------------------------------------------
Net Rentable SF/Units/Pads, Beds                                                   Use second box to specify sqft.,units...
                                          ------------------    ----------------
Year Built/Year Renovated
                                          ------------------    ----------------
Cap Ex Reserve (annually)/per Unit.                                                specify annual/per unit...
 etc. (1)
                                          ------------------    ----------------
Year of Operations                        UNDERWRITING          MM/DD/YY           MM/DD/YY        MM/DD/YY      MM/DD/YY
                                          ------------------    ----------------   --------------  ------------  ------------
Occupancy Rate (physical)
                                          ------------------    ----------------   --------------  ------------  ------------
Occupancy Date
                                          ------------------    ----------------   --------------  ------------  ------------
Average Rental Rate
                                          ------------------    ----------------   --------------  ------------  ------------
                                          (1) Total $ amount of Capital Reserves required annually by loan documents.
====================================================================================================================================

                                     ----------------------------------------------------------------------------------------------
                                                                                                         (prcdng yr   (prcdng yr to
                                                                                                           to base)     2nd prcdng)
                                     ----------------------------------------------------------------------------------------------
                                     UNDERWRITING     3RD        2ND        PRECEDING YR.   TTM/YTD (2)    YYYY-U/W      YYYY-YYYY
                                                   PRECEDING   PRECEDING
                                     ----------------------------------------------------------------------------------------------
                                     BASE LINE                             (FM NOI ADJ      AS OF /        VARIANCE      VARIANCE
                                                                              SHEET)          /XX
                                     ----------------------------------------------------------------------------------------------

INCOME:

  Number of Mos. Covered
                                     ----------------------------------------------------------------------------------------------
  Period Ended
                                     ----------------------------------------------------------------------------------------------
  Statement Classification (yr)
                                     ----------------------------------------------------------------------------------------------
  Gross Potential Rent (3)
                                     ----------------------------------------------------------------------------------------------
     Less: Vacancy Loss
                                     ----------------------------------------------------------------------------------------------

                               OR

  Private Pay (3)
                                     ----------------------------------------------------------------------------------------------
  Medicare/Medicaid
                                     ----------------------------------------------------------------------------------------------
  Nursing/Medical Income
                                     ----------------------------------------------------------------------------------------------
  Meals Income
                                     ----------------------------------------------------------------------------------------------
  Other Income
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*EFFECTIVE GROSS INCOME
                                     ----------------------------------------------------------------------------------------------
                                     (2) Servicer will not be expected to "Normalize" these TTM/YTD numbers.

                                     (3) Use either Gross Potential (with Vacancy Loss) or Private Pay/Medicare/Medicaid;
                                         use negative $amt for Vacancy Loss
OPERATING EXPENSES:
                                     ----------------------------------------------------------------------------------------------
  Real Estate Taxes
                                     ----------------------------------------------------------------------------------------------
  Property Insurance
                                     ----------------------------------------------------------------------------------------------
  Utilities
                                     ----------------------------------------------------------------------------------------------
  Repairs and Maintenance
                                     ----------------------------------------------------------------------------------------------
  Management Fees
                                     ----------------------------------------------------------------------------------------------
  Payroll & Benefits
                                     ----------------------------------------------------------------------------------------------
  Advertising & Marketing
                                     ----------------------------------------------------------------------------------------------
  Professional Fees
                                     ----------------------------------------------------------------------------------------------
  General and Administrative
                                     ----------------------------------------------------------------------------------------------
  Room expense - housekeeping
                                     ----------------------------------------------------------------------------------------------
  Meal expense
                                     ----------------------------------------------------------------------------------------------
  Other Expenses
                                     ----------------------------------------------------------------------------------------------
  Ground Rent
                                     ----------------------------------------------------------------------------------------------
*TOTAL OPERATING EXPENSES
                                     ----------------------------------------------------------------------------------------------
OPERATING EXPENSE RATIO
                                     ----------------------------------------------------------------------------------------------
*NET OPERATING INCOME
                                     ----------------------------------------------------------------------------------------------
  Capital Expenditures
                                     ----------------------------------------------------------------------------------------------
  Extraordinary Capital
    Expenditures
                                     ----------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS
                                     ----------------------------------------------------------------------------------------------

                                     ----------------------------------------------------------------------------------------------
*NET CASH FLOW
                                     ----------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)
                                     ----------------------------------------------------------------------------------------------
*NET CASH FLOW AFTER DEBT SERVICE
                                     ----------------------------------------------------------------------------------------------
*DSCR: (NOI/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
*DSCR: (NCF/DEBT SERVICE)
                                     ----------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                     ----------------------------------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)
-----------------------------------------------------------------------------------------------------------------------------------

NOTES AND ASSUMPTIONS: Years above will roll, always showing a 3yr sequential history. Comments from the most recent NOI Adjustment Worksheet should be carried forward to Operating Statement Analysis Report. Year-over-year variances (either higher or lower) must be explained and noted for the following: >10% DSCR CHANGE, >15% EGI/TOTAL OPERATING EXPENSES OR TOTAL CAPITAL ITEMS.

INCOME: COMMENTS

EXPENSE: COMMENTS

CAPITAL ITEMS: COMMENTS

* Used in the CMSA Comparative Financial Status Report/CMSA Property File/CMSA Loan Periodic Update File. Note that information for multiple property loans must be consolidated (if available) for reporting to the CMSA Loan Periodic Update file.

                                          MULTI FAMILY     MULTI FAMILY      COMMERCIAL       COMMERCIAL      INDUSTRIAL/
                                         ---------------------------------------------------------------------------------
                                          MULTI FAMILY     MOBILE HOME         OFFICE           RETAIL         WAREHOUSE
                                         ---------------------------------------------------------------------------------
          REVENUE LEGEND
          ----------------------------------------------------------------------------------------------------------------
GPR       Gross Potential Rent                 x                x                x                x                x
VAC       Vacancy Loss                         x                x                x                x                x
BR        Base Rent                            x                x                x                x                x
ER        Expense Reimbursements                                                 x                x                x
PR        Percentage Rent                                                                         x
LV        Laundry / Vending Income             x                x
PI        Parking Income                       x                                 x                x
OI        Other Income                         x                x                x                x                x
RMRV      Room Revenue
FBV       Food & Bev Revenues
TLRV      Telephone Revenue
ODR       Other Departmental Revenue
PRI       Private Pay
MED       Medicare/Medicaid Revenues
NUR       Nursing/Medical Income
MLS       Meals Income

          REVENUE LINE ITEMS
          ----------------------------------------------------------------------------------------------------------------
          Application Fees                     OI               OI               OI               OI               OI
          Bad Debt                         ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Base Rent                            BR               BR               BR               BR               BR
          Beverage Revenue                 *********        *********        *********        *********        *********
          Box & Lock Sales                 *********        *********        *********        *********        *********
          Cable                                OI               OI           *********        *********        *********
          CAM                              *********        *********            ER               ER           *********
          Club House Rental                    OI               OI           *********        *********        *********
          Concessions                         VAC              VAC              VAC              VAC              VAC
          Employee Rent                        BR               BR           *********        *********        *********
          Escalation Income                *********            BR               BR               BR               BR
          Food & Beverage Revenues         *********        *********        *********        *********        *********
          Forfeited Security Deposits          OI               OI               OI               OI               OI
          Gain on Sale                     ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Garage                               PI               PI               PI               PI           *********
          Gross Potential Rent                GPR              GPR              GPR              GPR              GPR
          Gross Rent                           BR               BR               BR               BR               BR
          Insurance Proceeds               ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Interest Income                  ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Laundry                              LV               LV           *********            OI           *********
          Laundry / Vending                    LV               LV           *********            OI           *********
          Meals Income                     *********        *********        *********        *********        *********
          Medicare/Medicaid Revenues       *********        *********        *********        *********        *********
          Miscellaneous Income                 OI               OI               OI               OI               OI
          Mobile Home Sales                *********        ELIMINATE        *********        *********        *********
          NSF Fees                             OI               OI               OI               OI               OI
          Nursing/Medical                  *********        *********        *********        *********        *********
          Other Departmental Revenues      *********        *********        *********        *********        *********
          Other Income                         OI               OI               OI               OI               OI
          Pad Rental                       *********            BR           *********        *********        *********
          Parking Income                       PI               PI               PI               PI               OI
          Past Tenants Rent                ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Percentage Rent                  *********        *********        *********            PR           *********
          Prepaid Rent                     ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Private Pay                      *********        *********        *********        *********        *********
          Reimbursments                        OI               OI               ER               ER               ER
          Rent                                 BR               BR               BR               BR               BR
          Rent Loss                        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Rent on Park Owned Homes         *********            BR           *********        *********        *********
          Room Revenue                     *********        *********        *********        *********        *********
          Sales                                OI               OI               OI               OI           *********
          Security Deposits Collected      ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Security Deposits Returned       ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Storage                              OI               OI               OI               OI               OI
          Tax Reimb                        *********        *********            ER               ER               ER
          Telephone Commissions            *********        *********        *********        *********        *********
          Telephone Revenue                *********        *********        *********        *********        *********
          Temporary Tenants                    OI               OI               OI               OI               OI
          Utilities                        *********        *********            ER               ER               ER
          Vacancy Loss                        VAC              VAC              VAC              VAC              VAC
          Vending                              LV               LV               OI               OI               OI
          ----------------------------------------------------------------------------------------------------------------

                                          COMMERCIAL       COMMERCIAL         LODGING       HEALTH CARE
                                         ---------------------------------------------------------------
                                          MIXED USE       SELF STORAGE        LODGING       HEALTH CARE
                                         ---------------------------------------------------------------
          REVENUE LEGEND
          ----------------------------------------------------------------------------------------------
GPR       Gross Potential Rent                 x                x                                x
VAC       Vacancy Loss                         x                x                                x
BR        Base Rent                            x                x
ER        Expense Reimbursements               x
PR        Percentage Rent                      x
LV        Laundry / Vending Income
PI        Parking Income                       x
OI        Other Income                         x                x                x               x
RMRV      Room Revenue                                                           x
FBV       Food & Bev Revenues                                                    x
TLRV      Telephone Revenue                                                      x               x
ODR       Other Departmental Revenue                                             x
PRI       Private Pay                                                                            x
MED       Medicare/Medicaid Revenues                                                             x
NUR       Nursing/Medical Income                                                                 x
MLS       Meals Income                                                                           x

          REVENUE LINE ITEMS
          ----------------------------------------------------------------------------------------------
          Application Fees                     OI               OI           *********        *********
          Bad Debt                         ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Base Rent                            BR               BR           *********        *********
          Beverage Revenue                 *********        *********           FBV           *********
          Box & Lock Sales                 *********            OI           *********        *********
          Cable                            *********        *********        *********        *********
          CAM                                  ER           *********        *********        *********
          Club House Rental                *********        *********        *********        *********
          Concessions                         VAC              VAC           *********           VAC
          Employee Rent                    *********        *********        *********        *********
          Escalation Income                    BR               BR           *********        *********
          Food & Beverage Revenues         *********        *********           FBV              MLS
          Forfeited Security Deposits          OI               OI               OI               OI
          Gain on Sale                     ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Garage                               PI           *********            OI               OI
          Gross Potential Rent                GPR              GPR           *********           GPR
          Gross Rent                           BR               BR           *********        *********
          Insurance Proceeds               ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Interest Income                  ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Laundry                              OI           *********        *********        *********
          Laundry / Vending                    OI           *********        *********        *********
          Meals Income                     *********        *********        *********           MLS
          Medicare/Medicaid Revenues       *********        *********        *********           MED
          Miscellaneous Income                 OI               OI               OI               OI
          Mobile Home Sales                *********        *********        *********        *********
          NSF Fees                             OI               OI               OI               OI
          Nursing/Medical                  *********        *********        *********           NUR
          Other Departmental Revenues      *********        *********           ODR           *********
          Other Income                         OI               OI               OI               OI
          Pad Rental                       *********        *********        *********        *********
          Parking Income                       PI               OI               OI               OI
          Past Tenants Rent                ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Percentage Rent                      PR           *********        *********        *********
          Prepaid Rent                     ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Private Pay                      *********        *********        *********           PRI
          Reimbursments                        ER           *********        *********        *********
          Rent                                 BR               BR           *********        *********
          Rent Loss                        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Rent on Park Owned Homes         *********        *********        *********        *********
          Room Revenue                     *********        *********           RMRV          *********
          Sales                            *********        *********        *********        *********
          Security Deposits Collected      ELIMINATE        ELIMINATE        *********        *********
          Security Deposits Returned       ELIMINATE        ELIMINATE        *********        *********
          Storage                              OI               OI           *********        *********
          Tax Reimb                            ER           *********        *********        *********
          Telephone Commissions            *********        *********           TLRV          *********
          Telephone Revenue                *********        *********           TLRV          *********
          Temporary Tenants                    OI               OI           *********        *********
          Utilities                            ER           *********        *********        *********
          Vacancy Loss                        VAC              VAC              VAC              VAC
          Vending                              OI               OI               OI               OI
          ----------------------------------------------------------------------------------------------

                                                                                                                     COMMERCIAL
                                                 MULTI FAMILY     MULTI FAMILY      COMMERCIAL       COMMERCIAL      INDUSTRIAL/
                                                ---------------------------------------------------------------------------------
                                                 MULTI FAMILY     MOBILE HOME         OFFICE           RETAIL         WAREHOUSE
                                                ---------------------------------------------------------------------------------
          EXPENSE LEGEND
          -----------------------------------------------------------------------------------------------------------------------
RET       Real Estate Taxes                           x                x                x                x                x
PINS      Property Insurance                          x                x                x                x                x
UTL       Utilities                                   x                x                x                x                x
R&M       Repairs and Maintenance                     x                x                x                x                x
FFEE      Franchise Fees
JAN       Janitorial                                                                    x                x                x
MFEE      Management Fees                             x                x                x                x                x
P&B       Payroll & Benefits                          x                x                x                x                x
A&M       Advertising & Marketing                     x                x                x                x                x
PFEE      Professional Fees                           x                x                x                x                x
G&A       General and Administrative                  x                x                x                x                x
OEXP      Other Expenses                              x                x                x                x                x
GDR       Ground Rent                                 x                x                x                x                x
RMSE      Room Expense (Departmental)
RMSHK     Room Expense-Housekeeping
F&B       Food & Beverage (Departmental)
MLSE      Meals Expense
DTEL      Telephone (Departmental)
ODE       Other Departmental Expense
LC        Leasing Comissions                                                            x                x                x
TI        Tenant Improvements                                                           x                x                x
CAPEX     Capital Expenditures                        x                x                x                x                x
ECAPEX    Extraordinary Capital Expenditures          x                x                x                x                x

          EXPENSE LINE ITEMS
          -----------------------------------------------------------------------------------------------------------------------
          401K                                       P&B              P&B              P&B              P&B              P&B
          Accounting Fees                            PFEE             PFEE             PFEE             PFEE             PFEE
          Administrative Fee                         G&A              G&A              G&A              G&A              G&A
          Advalorem Tax                              G&A              G&A              G&A              G&A              G&A
          Advertising                                A&M              A&M              A&M              A&M              A&M
          Advertising & Marketing                    A&M              A&M              A&M              A&M              A&M
          Alarm System                               G&A              G&A              G&A              G&A              G&A
          Amortization                            ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Ancillary Expense                          OEXP             OEXP             OEXP             OEXP             OEXP
          Answering Service                          G&A              G&A              G&A              G&A              G&A
          Apartment Finder/Guide                     A&M           **********       **********       **********       **********
          Asset Management Fees                      MFEE             MFEE             MFEE             MFEE             MFEE
          Auto Repairs                               G&A              G&A              G&A              G&A              G&A
          Bad Debt                                ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Bank Charges                               G&A              G&A              G&A              G&A              G&A
          Banners                                    A&M              A&M              A&M              A&M              A&M
          Bonuses                                    P&B              P&B              P&B              P&B              P&B
          Bookkeeping Fees                           PFEE             PFEE             PFEE             PFEE             PFEE
          Brochures                                  A&M              A&M              A&M              A&M              A&M
          Business License                           G&A              G&A              G&A              G&A              G&A
          Cable                                      G&A              G&A              G&A              G&A              G&A
          CAM                                        R&M              R&M              R&M              R&M              R&M
          Capital Expenditures                      CAPEX            CAPEX            CAPEX            CAPEX            CAPEX
          Cleaning                                   R&M              R&M              JAN              JAN              JAN
          Commissions                                G&A              G&A              G&A              G&A              G&A
          Computer Repairs                           G&A              G&A              G&A              G&A              G&A
          Contract Work                              P&B              P&B              P&B              P&B              P&B
          Courtesy Patrol                            G&A              G&A              G&A              G&A              G&A
          Credit Card Fees                        **********       **********       **********       **********       **********
          Credit Check                               G&A              G&A              G&A              G&A              G&A
          Depreciation                            ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Education                                  G&A              G&A              G&A              G&A              G&A
          Electrical                                 R&M              R&M              R&M              R&M              R&M
          Electricity                                UTL              UTL              UTL              UTL              UTL
          Elevator                                   R&M              R&M              R&M              R&M              R&M
          Employee Benefits                          P&B              P&B              P&B              P&B              P&B
          Employee Insurance                         P&B              P&B              P&B              P&B              P&B
          Entertainment                              G&A              G&A              G&A              G&A              G&A
          Eviction Expense                           G&A              G&A              G&A              G&A              G&A
          Extraordinary Capital Expenditures        ECAPEX           ECAPEX           ECAPEX           ECAPEX           ECAPEX
          Exterminating Service                      R&M              R&M              R&M              R&M              R&M
          FF & E Reserve                            CAPEX            CAPEX            CAPEX            CAPEX            CAPEX
          FICA                                       P&B              P&B              P&B              P&B              P&B
          Financing Fees                          ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Flood Insurance                            PINS             PINS             PINS             PINS             PINS
          -----------------------------------------------------------------------------------------------------------------------

                                                  COMMERCIAL       COMMERCIAL        LODGING        HEALTH CARE
                                                 ---------------------------------------------------------------
                                                  MIXED USE       SELF STORAGE       LODGING        HEALTH CARE
                                                 ---------------------------------------------------------------
          EXPENSE LEGEND
          ------------------------------------------------------------------------------------------------------
RET       Real Estate Taxes                           x                x                x                x
PINS      Property Insurance                          x                x                x                x
UTL       Utilities                                   x                x                x                x
R&M       Repairs and Maintenance                     x                x                x                x
FFEE      Franchise Fees                                                                x
JAN       Janitorial                                  x
MFEE      Management Fees                             x                x                x                x
P&B       Payroll & Benefits                          x                x                x                x
A&M       Advertising & Marketing                     x                x                x                x
PFEE      Professional Fees                           x                x                x                x
G&A       General and Administrative                  x                x                x                x
OEXP      Other Expenses                              x                x                x                x
GDR       Ground Rent                                 x                x                x                x
RMSE      Room Expense (Departmental)                                                   x
RMSHK     Room Expense-Housekeeping                                                                      x
F&B       Food & Beverage (Departmental)                                                x
MLSE      Meals Expense                                                                                  x
DTEL      Telephone (Departmental)                                                      x
ODE       Other Departmental Expense                                                    x
LC        Leasing Comissions                          x                x
TI        Tenant Improvements                         x                x
CAPEX     Capital Expenditures                        x                x                x                x
ECAPEX    Extraordinary Capital Expenditures          x                x                x                x

          EXPENSE LINE ITEMS
          ------------------------------------------------------------------------------------------------------
          401K                                       P&B              P&B              P&B              P&B
          Accounting Fees                            PFEE             PFEE             PFEE             PFEE
          Administrative Fee                         G&A              G&A              G&A              G&A
          Advalorem Tax                              G&A              G&A              G&A              G&A
          Advertising                                A&M              A&M              A&M              A&M
          Advertising & Marketing                    A&M              A&M              A&M              A&M
          Alarm System                               G&A              G&A              G&A              G&A
          Amortization                            ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Ancillary Expense                          OEXP             OEXP             OEXP             OEXP
          Answering Service                          G&A              G&A              G&A              G&A
          Apartment Finder/Guide                  **********       **********       **********       **********
          Asset Management Fees                      MFEE             MFEE             MFEE             MFEE
          Auto Repairs                               G&A              G&A              G&A              G&A
          Bad Debt                                ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Bank Charges                               G&A              G&A              G&A              G&A
          Banners                                    A&M              A&M              A&M              A&M
          Bonuses                                    P&B              P&B              P&B              P&B
          Bookkeeping Fees                           PFEE             PFEE             PFEE             PFEE
          Brochures                                  A&M              A&M              A&M              A&M
          Business License                           G&A              G&A              G&A              G&A
          Cable                                      G&A              G&A              G&A              G&A
          CAM                                        R&M              R&M              R&M              R&M
          Capital Expenditures                      CAPEX            CAPEX            CAPEX            CAPEX
          Cleaning                                   JAN              R&M              R&M             RMSHK
          Commissions                                G&A              G&A              G&A              G&A
          Computer Repairs                           G&A              G&A              G&A              G&A
          Contract Work                              P&B              P&B              P&B              P&B
          Courtesy Patrol                            G&A              G&A              G&A              G&A
          Credit Card Fees                        **********       **********          G&A           **********
          Credit Check                               G&A              G&A              G&A              G&A
          Depreciation                            ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Education                                  G&A              G&A              G&A              G&A
          Electrical                                 R&M              R&M              R&M              R&M
          Electricity                                UTL              UTL              UTL              UTL
          Elevator                                   R&M              R&M              R&M              R&M
          Employee Benefits                          P&B              P&B              P&B              P&B
          Employee Insurance                         P&B              P&B              P&B              P&B
          Entertainment                              G&A              G&A              G&A              G&A
          Eviction Expense                           G&A              G&A              G&A              G&A
          Extraordinary Capital Expenditures        ECAPEX           ECAPEX           ECAPEX           ECAPEX
          Exterminating Service                      R&M              R&M              R&M              R&M
          FF & E Reserve                            CAPEX            CAPEX            CAPEX            CAPEX
          FICA                                       P&B              P&B              P&B              P&B
          Financing Fees                          ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
          Flood Insurance                            PINS             PINS             PINS             PINS
          ------------------------------------------------------------------------------------------------------

                                                                                                               COMMERCIAL
                                           MULTI FAMILY     MULTI FAMILY      COMMERCIAL       COMMERCIAL      INDUSTRIAL/
                                          ---------------------------------------------------------------------------------
                                           MULTI FAMILY     MOBILE HOME         OFFICE           RETAIL         WAREHOUSE
                                          ---------------------------------------------------------------------------------
EXPENSE LINE ITEMS (CONTINUED)
Floor Covering Replacement                     R&M              R&M              R&M              R&M              R&M
Food & Beverage Expense (Departmental)      **********       **********       **********       **********       **********
Franchise Fees                              **********       **********       **********       **********       **********
Freight & Shipping                             G&A              G&A              G&A              G&A              G&A
Gas                                            UTL              UTL              UTL              UTL              UTL
General & Administrative                       G&A              G&A              G&A              G&A              G&A
Ground Rent                                    GDR              GDR              GDR              GDR              GDR
Hazard Liability                               PINS             PINS             PINS             PINS             PINS
Health Benefits                                P&B              P&B              P&B              P&B              P&B
HVAC                                           R&M              R&M              R&M              R&M              R&M
Insurance                                      PINS             PINS             PINS             PINS             PINS
Interest                                    ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
Janitorial                                     R&M              R&M              JAN              JAN              JAN
Land Lease                                     GDR              GDR              GDR              GDR              GDR
Landscaping (Exterior)                         R&M              R&M              R&M              R&M              R&M
Landscaping/Plants (Interior)                  R&M              R&M              R&M              R&M              R&M
Leased Equipment                               G&A              G&A              G&A              G&A              G&A
Leasing Comissions                          **********       **********           LC               LC               LC
Leasing Office Expense                         G&A              G&A              G&A              G&A              G&A
Legal Fees                                     PFEE             PFEE             PFEE             PFEE             PFEE
Licenses                                       G&A              G&A              G&A              G&A              G&A
Life Insurance                              ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
Life Safety                                    G&A              G&A              G&A              G&A              G&A
Loan Prncipal                               ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
Locks/Keys                                     R&M              R&M              R&M              R&M              R&M
Maid Service                                   R&M              R&M              JAN              JAN              JAN
Make Ready                                     R&M              R&M              R&M              R&M              R&M
Management Fees                                MFEE             MFEE             MFEE             MFEE             MFEE
Manager Salaries                               P&B              P&B              P&B              P&B              P&B
Marketing                                      A&M              A&M              A&M              A&M              A&M
Meals Expense                               **********       **********       **********       **********       **********
Mechanical                                     R&M              R&M              R&M              R&M              R&M
Media Commissions                              A&M              A&M              A&M              A&M              A&M
Mileage                                        G&A              G&A              G&A              G&A              G&A
Miscellaneous                                  OEXP             OEXP             OEXP             OEXP             OEXP
Miscellaneous G & A                            G&A              G&A              G&A              G&A              G&A
Model Apartment                                G&A           **********       **********       **********       **********
Newspaper                                      A&M              A&M              A&M              A&M              A&M
Office Supplies                                G&A              G&A              G&A              G&A              G&A
Other Departmental Expense                  **********       **********       **********       **********       **********
Other Expenses                                 OEXP             OEXP             OEXP             OEXP             OEXP
Owners Draw                                 ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
Painting                                       R&M              R&M              R&M              R&M              R&M
Parking Lot                                    R&M              R&M              R&M              R&M              R&M
Partnership Fees                            ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE        ELIMINATE
Payroll & Benefits                             P&B              P&B              P&B              P&B              P&B
Payroll Taxes                                  P&B              P&B              P&B              P&B              P&B
Permits                                        G&A              G&A              G&A              G&A              G&A
Personal Property Taxes                        G&A              G&A              G&A              G&A              G&A
Pest Control                                   R&M              R&M              R&M              R&M              R&M
Plumbing                                       R&M              R&M              R&M              R&M              R&M
Pool                                           R&M              R&M           **********       **********       **********
Postage                                        G&A              G&A              G&A              G&A              G&A
Printing                                       G&A              G&A              G&A              G&A              G&A
Professional Fees                              PFEE             PFEE             PFEE             PFEE             PFEE
Promotions                                     A&M              A&M              A&M              A&M              A&M
Property Insurance                             PINS             PINS             PINS             PINS             PINS
Real Estate Taxes                              RET              RET              RET              RET              RET
Repair Escrow                                 CAPEX            CAPEX            CAPEX            CAPEX            CAPEX
Repairs & Maintenance                          R&M              R&M              R&M              R&M              R&M
Room Expense (Departmental)                 **********       **********       **********       **********       **********
Room Expense-Housekeeping                   **********       **********       **********       **********       **********
Rubbish Removal                                R&M              R&M              R&M              R&M              R&M
Salaries                                       P&B              P&B              P&B              P&B              P&B
Scavenger                                      R&M              R&M              R&M              R&M              R&M
Security                                       G&A              G&A              G&A              G&A              G&A
Sewer                                          UTL              UTL              UTL              UTL              UTL
Signage                                        A&M              A&M              A&M              A&M              A&M
Snow Removal                                   R&M              R&M              R&M              R&M              R&M
Subscribtions/Dues                             G&A              G&A              G&A              G&A              G&A
Telephone                                      G&A              G&A              G&A              G&A              G&A
Telephone (Departmental)                    **********       **********       **********       **********       **********
Temporary Help                                 P&B              P&B              P&B              P&B              P&B
EXPENSE LINE ITEMS (CONTINUED)
Tenant Improvements                         **********       **********           TI               TI               TI
Trash Removal                                  UTL              UTL              UTL              UTL              UTL
Travel                                         G&A              G&A              G&A              G&A              G&A
Turnover                                       R&M              R&M               TI               TI               TI
Unemployement Insurance                        P&B              P&B              P&B              P&B              P&B
Uniform Service                                G&A              G&A              G&A              G&A              G&A
Utilities                                      UTL              UTL              UTL              UTL              UTL
Utility Vehicle                                G&A              G&A              G&A              G&A              G&A
Vehicle Lease                                  G&A              G&A              G&A              G&A              G&A
Water                                          UTL              UTL              UTL              UTL              UTL
Worker's Comp                                  P&B              P&B              P&B              P&B              P&B
Yellow Pages                                   A&M              A&M              A&M              A&M              A&M
---------------------------------------------------------------------------------------------------------------------------

                                             COMMERCIAL      COMMERCIAL        LODGING        HEALTH CARE
                                            --------------------------------------------------------------
                                             MIXED USE      SELF STORAGE       LODGING        HEALTH CARE
                                            --------------------------------------------------------------
EXPENSE LINE ITEMS (CONTINUED)
Floor Covering Replacement                      R&M             R&M              R&M              R&M
Food & Beverage Expense (Departmental)       **********      **********          F&B           **********
Franchise Fees                               **********      **********          FFEE          **********
Freight & Shipping                              G&A             G&A              G&A              G&A
Gas                                             UTL             UTL              UTL              UTL
General & Administrative                        G&A             G&A              G&A              G&A
Ground Rent                                     GDR             GDR              GDR              GDR
Hazard Liability                                PINS            PINS             PINS             PINS
Health Benefits                                 P&B             P&B              P&B              P&B
HVAC                                            R&M             R&M              R&M              R&M
Insurance                                       PINS            PINS             PINS             PINS
Interest                                     ELIMINATE       ELIMINATE        ELIMINATE        ELIMINATE
Janitorial                                      JAN          **********       **********         RMSHK
Land Lease                                      GDR             GDR              GDR              GDR
Landscaping (Exterior)                          R&M             R&M              R&M              R&M
Landscaping/Plants (Interior)                   R&M             R&M              R&M              R&M
Leased Equipment                                G&A             G&A              G&A              G&A
Leasing Comissions                               LC              LC           **********       **********
Leasing Office Expense                          G&A             G&A              G&A              G&A
Legal Fees                                      PFEE            PFEE             PFEE             PFEE
Licenses                                        G&A             G&A              G&A              G&A
Life Insurance                               ELIMINATE       ELIMINATE        ELIMINATE        ELIMINATE
Life Safety                                     G&A             G&A              G&A              G&A
Loan Prncipal                                ELIMINATE       ELIMINATE        ELIMINATE        ELIMINATE
Locks/Keys                                      R&M             R&M              R&M              R&M
Maid Service                                    JAN          **********       **********         RMSHK
Make Ready                                      R&M             R&M              R&M              R&M
Management Fees                                 MFEE            MFEE             MFEE             MFEE
Manager Salaries                                P&B             P&B              P&B              P&B
Marketing                                       A&M             A&M              A&M              A&M
Meals Expense                                **********      **********          F&B              MLSE
Mechanical                                      R&M             R&M              R&M              R&M
Media Commissions                               A&M             A&M              A&M              A&M
Mileage                                         G&A             G&A              G&A              G&A
Miscellaneous                                   OEXP            OEXP             OEXP             OEXP
Miscellaneous G & A                             G&A             G&A              G&A              G&A
Model Apartment                              **********      **********       **********       **********
Newspaper                                       A&M             A&M              A&M              A&M
Office Supplies                                 G&A             G&A              G&A              G&A
Other Departmental Expense                   **********      **********          ODE           **********
Other Expenses                                  OEXP            OEXP             OEXP             OEXP
Owners Draw                                  ELIMINATE       ELIMINATE        ELIMINATE        ELIMINATE
Painting                                        R&M             R&M              R&M              R&M
Parking Lot                                     R&M             R&M              R&M              R&M
Partnership Fees                             ELIMINATE       ELIMINATE        ELIMINATE        ELIMINATE
Payroll & Benefits                              P&B             P&B              P&B              P&B
Payroll Taxes                                   P&B             P&B              P&B              P&B
Permits                                         G&A             G&A              G&A              G&A
Personal Property Taxes                         G&A             G&A              G&A              G&A
Pest Control                                    R&M             R&M              R&M              R&M
Plumbing                                        R&M             R&M              R&M              R&M
Pool                                            R&M          **********          R&M              R&M
Postage                                         G&A             G&A              G&A              G&A
Printing                                        G&A             G&A              G&A              G&A
Professional Fees                               PFEE            PFEE             PFEE             PFEE
Promotions                                      A&M             A&M              A&M              A&M
Property Insurance                              PINS            PINS             PINS             PINS
Real Estate Taxes                               RET             RET              RET              RET
Repair Escrow                                  CAPEX           CAPEX            CAPEX            CAPEX
Repairs & Maintenance                           R&M             R&M              R&M              R&M
Room Expense (Departmental)                  **********      **********          RMSE          **********
Room Expense-Housekeeping                    **********      **********          RMSE            RMSHK
Rubbish Removal                                 R&M             R&M              R&M              R&M
Salaries                                        P&B             P&B              P&B              P&B
Scavenger                                       R&M             R&M              R&M              R&M
Security                                        G&A             G&A              G&A              G&A
Sewer                                           UTL             UTL              UTL              UTL
Signage                                         A&M             A&M              A&M              A&M
Snow Removal                                    R&M             R&M              R&M              R&M
Subscribtions/Dues                              G&A             G&A              G&A              G&A
Telephone                                       G&A             G&A           **********          G&A
Telephone (Departmental)                     **********      **********          DTEL          **********
Temporary Help                                  P&B             P&B              P&B              P&B
EXPENSE LINE ITEMS (CONTINUED)
Tenant Improvements                              TI              TI           **********       **********
Trash Removal                                   UTL             UTL              UTL              UTL
Travel                                          G&A             G&A              G&A              G&A
Turnover                                         TI              TI           **********          R&M
Unemployement Insurance                         P&B             P&B              P&B              P&B
Uniform Service                                 G&A             G&A              G&A              G&A
Utilities                                       UTL             UTL              UTL              UTL
Utility Vehicle                                 G&A             G&A              G&A              G&A
Vehicle Lease                                   G&A             G&A              G&A              G&A
Water                                           UTL             UTL              UTL              UTL
Worker's Comp                                   P&B             P&B              P&B              P&B
Yellow Pages                                    A&M             A&M              A&M              A&M
----------------------------------------------------------------------------------------------------------

                                    EXHIBIT T

                  FORM OF INTERIM DELINQUENT LOAN STATUS REPORT

                         CMSA INVESTOR REPORTING PACKAGE
                          DELINQUENT LOAN STATUS REPORT

                            AS OF __________________
                               (LOAN LEVEL REPORT

---------------------------------------------
    S4          L8

   LOAN        PAID       COMMENTS
PROSPECTUS     THRU
    ID         DATE

LOAN(S) DELINQUENT AS OF MONTH END
---------------------------------------------

                                    EXHIBIT U

                     FORM OF CMSA LOAN PERIODIC UPDATE FILE

                   COMMERCIAL MORTGAGE SECURITIES ASSOCIATION
                        CMSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                             Cross Referenced as "L"

----------------------------------------------------------------------------------------------------------------------------------
    SPECIFICATION                                            DESCRIPTION/COMMENTS
----------------------------------------------------------------------------------------------------------------------------------
Acceptable Media Types                    Magnetic Tape, Diskette, Electronic Transfer
Character Set                             ASCII
Field Delineation                         Comma
Density (Bytes-Per-Inch)                  1600 or 6250
Magnetic Tape Label                       None (unlabeled)
Magnetic Tape Blocking Factor             10285 (17 records per block)
Physical Media Label                      Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                          Factor; Record Length
Return Address Label                      Required for return of physical media (magnetic tape or diskette)
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                          FIELD                  FORMAT
           FIELD NAME                     NUMBER    TYPE         EXAMPLE
------------------------------------------------------------------------------
------------------------------------------------------------------------------
Transaction Id                               1        AN           XXX97001
Group Id                                     2        AN           XXX9701A
Loan Id                                      3        AN        00000000012345
Prospectus Loan Id                           4        AN             123
Distribution Date                            5        AN           YYYYMMDD
Current Beginning Scheduled Balance          6      Numeric       100000.00
Current Ending Scheduled Balance             7      Numeric       100000.00
Paid To Date                                 8        AN           YYYYMMDD
Current Index Rate                           9      Numeric          0.09
Current Note Rate                           10      Numeric          0.09
Maturity Date                               11        AN           YYYYMMDD
Servicer and Trustee Fee Rate               12      Numeric        0.00025
Fee Rate/Strip Rate 1                       13      Numeric        0.00001
Fee Rate/Strip Rate 2                       14      Numeric        0.00001
Fee Rate/Strip Rate 3                       15      Numeric        0.00001
Fee Rate/Strip Rate 4                       16      Numeric        0.00001
Fee Rate/Strip Rate 5                       17      Numeric        0.00001
Net Rate                                    18      Numeric         0.0947
Next Index Rate                             19      Numeric          0.09
Next Note Rate                              20      Numeric          0.09
Next Rate Adjustment Date                   21        AN           YYYYMMDD
Next Payment Adjustment Date                22        AN           YYYYMMDD
Scheduled Interest Amount                   23      Numeric        1000.00
Scheduled Principal Amount                  24      Numeric        1000.00
Total Scheduled P&I Due                     25      Numeric        1000.00
------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
               FIELD NAME                                                    DESCRIPTION/COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
Transaction Id                              Unique Issue Identification Mnemonic
Group Id                                    Unique Identification Number Assigned To Each Loan Group Within An Issue
Loan Id                                     Unique Servicer Loan Number Assigned To Each Collateral Item In A Pool
Prospectus Loan Id                          Unique Identification Number Assigned To Each Collateral Item In The Prospectus
Distribution Date                           Date Payments Made To Certificateholders
Current Beginning Scheduled Balance         Outstanding Sched Prin Bal at Beginning of current period that is part of the trust
Current Ending Scheduled Balance            Outstanding Sched Prin Bal at End of current period that is part of the trust
Paid To Date                                Date loan is paid through. One frequency < the date the loan is due for next payment
Current Index Rate                          Index Rate Used In The Determination Of The Current Period Gross Interest Rate
Current Note Rate                           Annualized Gross Rate Applicable To Calculate The Current Period Scheduled Interest
Maturity Date                               Date Collateral Is Scheduled To Make Its Final Payment
Servicer and Trustee Fee Rate               Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                       Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate/Strip Rate 2                       Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate/Strip Rate 3                       Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate/Strip Rate 4                       Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate/Strip Rate 5                       Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Net Rate                                    Annualized Interest Rate Applicable To Calculate The Current Period Remittance Int.
Next Index Rate                             Index Rate Used In The Determination Of The Next Period Gross Interest Rate
Next Note Rate                              Annualized Gross Interest Rate Applicable To Calc Of The Next Period Sch. Interest
Next Rate Adjustment Date                   Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date                Date Scheduled P&I Amount Is Next Scheduled To Change
Scheduled Interest Amount                   Scheduled Gross Interest Payment Due For The Current Period that goes to the trust
Scheduled Principal Amount                  Scheduled Principal Payment Due For The Current Period that goes to the trust
Total Scheduled P&I Due                     Scheduled Principal & Interest Payment Due For Current Period for the trust
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                  FIELD                    FORMAT
            FIELD NAME                            NUMBER    TYPE           EXAMPLE
------------------------------------------------------------------------------------
Neg am/Deferred Interest Amount                     26      Numeric        1000.00
Unscheduled Principal Collections                   27      Numeric        1000.00
Other Principal Adjustments                         28      Numeric        1000.00
Liquidation/Prepayment Date                         29        AN           YYYYMMDD
Prepayment Penalty/Yld Maint Rec'd                  30      Numeric        1000.00
Prepayment Interest Excess (Shortfall)              31      Numeric        1000.00
Liquidation/Prepayment Code                         32      Numeric           1
Most Recent ASER Amount                             33      Numeric        1000.00
Blank                                               34        AN            Blank
Cumulative ASER Amount                              35      Numeric        1000.00
Actual Balance                                      36      Numeric       100000.00
Total P&I Advance Outstanding                       37      Numeric        1000.00
Total T&I Advance Outstanding                       38      Numeric        1000.00
Other Expense Advance Outstanding                   39      Numeric        1000.00
Status of Loan                                      40        AN              1
In Bankruptcy                                       41        AN              Y
Foreclosure Date                                    42        AN           YYYYMMDD
REO Date                                            43        AN           YYYYMMDD
Bankruptcy Date                                     44        AN           YYYYMMDD
Net Proceeds Received on Liquidation                45      Numeric       100000.00
Liquidation Expense                                 46      Numeric       100000.00
Realized Loss to Trust                              47      Numeric        10000.00
Date of Last Modification                           48        AN           YYYYMMDD
Modification Code                                   49      Numeric           1
Modified Note Rate                                  50      Numeric          0.09
Modified Payment Rate                               51      Numeric          0.09
Preceding Fiscal Year Revenue                       52      Numeric        1000.00
Preceding Fiscal Year Operating Expenses            53      Numeric        1000.00
Preceding Fiscal Year NOI                           54      Numeric        1000.00
Preceding Fiscal Year Debt Svc Amount               55      Numeric        1000.00
Preceding Fiscal Year DSCR (NOI)                    56      Numeric          2.55
Preceding Fiscal Year Physical Occupancy            57      Numeric          0.85
Preceding Fiscal Year Financial As of Date          58        AN           YYYYMMDD
Second Preceding Fiscal Year Revenue                59      Numeric        1000.00
Second Preceding Fiscal Year Operating Expenses     60      Numeric        1000.00
Second Preceding Fiscal Year NOI                    61      Numeric        1000.00
Second Preceding Fiscal Year Debt Service Amount    62      Numeric        1000.00
Second Preceding Fiscal Year DSCR (NOI)             63      Numeric          2.55
Second Preceding Fiscal Year Physical Occupancy     64      Numeric          0.85
Second Preceding Fiscal Year Financial As of Date   65        AN           YYYYMMDD
Most Recent Revenue                                 66      Numeric        1000.00
Most Recent Operating Expenses                      67      Numeric        1000.00
Most Recent NOI                                     68      Numeric        1000.00
Most Recent Debt Service Amount                     69      Numeric        1000.00
Most Recent DSCR (NOI)                              70      Numeric          2.55
Most Recent Physical Occupancy                      71      Numeric          0.85
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           FIELD NAME                                                       DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Neg am/Deferred Interest Amount                     Negative Amortization/Deferred Interest Amount Due For The Current Period
Unscheduled Principal Collections                   Unscheduled Payments Of Principal Received During The Related Collection Period
Other Principal Adjustments                         Unscheduled Principal Adjustments For The Related Collection Period
Liquidation/Prepayment Date                         Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd                  Additional Payment Req'd From Borrower Due To Prepayment Of Loan Prior To
                                                    Maturity
Prepayment Interest Excess (Shortfall)              Interest Shortfall or Excess as calculated by Servicer per the Trust documents
Liquidation/Prepayment Code                         See Liquidation/Prepayment Codes Legend
Most Recent ASER Amount                             Appraisal Subordinated Entitlement Reduction - The difference between a full advance and the reduced advance is the ASER or as defined in the Trust documents
Blank                                               Left blank on purpose. (Note: was previously Most Recent ASER Date. Field not considered applicable to ASER.)
Cumulative ASER Amount                              Cumulative Appraisal Subordinated Entitlement Reduction
Actual Balance                                      Outstanding Actual Principal Balance At The End Of The Current Period
Total P&I Advance Outstanding                       Outstanding P&I Advances At The End Of The Current Period
Total T&I Advance Outstanding                       Outstanding Taxes & Insurance Advances At The End Of The Current Period
Other Expense Advance Outstanding                   Other Outstanding Advances At The End Of The Current Period
Status of Loan                                      See Status Of Loan Legend
In Bankruptcy                                       Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
Foreclosure Date                                    P27 -  If Multiple properties have the same date then print that date otherwise leave empty
REO Date                                            P28 -  If Multiple properties have the same date then print that date otherwise leave empty
Bankruptcy Date                                     Date Of Bankruptcy
Net Proceeds Received on Liquidation                Net Proceeds Rec'd On Liquidation To Be Remitted to the Trust per the Trust
                                                    Document
Liquidation Expense                                 Expenses Associated With The Liq'n To Be Netted from the Trust per the Trust
                                                    Document
Realized Loss to Trust                              Liquidation Balance Less Net Liquidation Proceeds Received (as defined in Trust documents)
Date of Last Modification                           Date Loan Was Modified
Modification Code                                   See Modification Codes Legend
Modified Note Rate                                  Note Rate Loan Modified To
Modified Payment Rate                               Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                       P54 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Preceding Fiscal Year Operating Expenses            P55 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Preceding Fiscal Year NOI                           P56 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Preceding Fiscal Year Debt Svc Amount               P57 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Preceding Fiscal Year DSCR (NOI)                    P58 - If Multiple properties populate using the "DSCR Indicator Legend" rule.
                                                    Preceding Fiscal Yr Debt Svc Cvrge Ratio using NOI
Preceding Fiscal Year Physical Occupancy            P59 - If Multiple properties, Use weighted average by using the calculation [
                                                    Current Allocated % (Prop) * Occupancy (Oper) ] for each Property, if missing any then leave empty
Preceding Fiscal Year Financial As of Date          P53 - If Multiple properties and all the same then print the date, if missing any the leave empty
Second Preceding Fiscal Year Revenue                P61 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Second Preceding Fiscal Year Operating Expenses     P62 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Second Preceding Fiscal Year NOI                    P63 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Second Preceding Fiscal Year Debt Service Amount    P64 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Second Preceding Fiscal Year DSCR (NOI)             P65 - If Multiple properties populate using the "DSCR Indicator Legend" rule.
                                                    Second Preceding Fiscal Year Debt Service Coverage Ratio using NOI
Second Preceding Fiscal Year Physical Occupancy     P66 - If Multiple properties, Use weighted average by using the calculation [
                                                    Current Allocated % (Prop) * Occupancy (Oper) ] for each Property, if missing any then leave empty
Second Preceding Fiscal Year Financial As of Date   P60 - If Multiple properties and all the same then print the date, if missing any the leave empty
Most Recent Revenue                                 P68 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Most Recent Operating Expenses                      P69 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Most Recent NOI                                     P70 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Most Recent Debt Service Amount                     P71 -  If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Most Recent DSCR (NOI)                              P72 - If Multiple properties populate using the "DSCR Indicator Legend" rule.
                                                    Most Recen Debt Service Coverage Ratio using NOI
Most Recent Physical Occupancy                      P29 - If Multiple properties, Use weighted average by using the calculation [
                                                    Current Allocated % (Prop) * Occupancy (Oper) ] for each Property, if missing any then leave empty
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                   FIELD                    FORMAT
              FIELD NAME                          NUMBER     TYPE          EXAMPLE
------------------------------------------------------------------------------------

Most Recent Financial As of Start Date              72        AN           YYYYMMDD
Most Recent Financial As of End Date                73        AN           YYYYMMDD
Most Recent Appraisal Date                          74        AN           YYYYMMDD
Most Recent Appraisal Value                         75      Numeric       100000.00
Workout Strategy Code                               76      Numeric           1
Most Recent Special Servicer Transfer Date          77        AN           YYYYMMDD
Most Recent Master Servicer Return Date             78        AN           YYYYMMDD
Date Asset Expected to Be Resolved or Foreclosed    79        AN           YYYYMMDD
Blank                                               80        AN            Blank
Current Hyper Amortizing Date                       81        AN           YYYYMMDD
Most Recent Financial Indicator                     82        AN            T or Y
Last Setup Change Date                              83        AN           YYYYMMDD
Last Loan Contribution Date                         84        AN           YYYYMMDD
Last Property Contribution Date                     85        AN           YYYYMMDD
Number of Properties                                86      Numeric           13.00
Preceding Year DSCR Indicator                       87        AN              Text
Second Preceding Year DSCR Indicator                88        AN              Text
Most Recent DSCR Indicator                          89        AN              Text
NOI/NCF Indicator                                   90        AN              Text
Date of Assumption                                  91        AN           YYYYMMDD
Preceding Fiscal Year NCF                           92      Numeric         1000.00
Preceding Fiscal Year DSCR (NCF)                    93      Numeric           2.55
Second Preceding Fiscal Year NCF                    94      Numeric         1000.00
Second Preceding Fiscal Year DSCR (NCF)             95      Numeric           2.55
Most Recent NCF                                     96      Numeric         1000.00
Most Recent DSCR (NCF)                              97      Numeric         1000.00
Defeasance Status                                   98        AN              Text
ARA Amount                                          99      Numeric         1000.00
ARA Date                                           100        AN           YYYYMMDD
Credit Tenant Lease                                101        AN               Y
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
             FIELD NAME                                                      DESCRIPTION/COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------
Most Recent Financial As of Start Date                P73 - If Multiple properties and all the same then print the date, if missing any then leave empty
Most Recent Financial As of End Date                  P74 - If Multiple properties and all the same then print the date, if missing any then leave empty
Most Recent Appraisal Date                            P24 - If Multiple properties and all the same then print the date, if missing any then leave empty
Most Recent Appraisal Value                           P25 - If Multiple properties then sum the value, if missing any then leave empty
Workout Strategy Code                                 See Workout Strategy Codes Legend
Most Recent Special Servicer Transfer Date            Date Transferred To The Special Servicer
Most Recent Master Servicer Return Date               Date Returned To The Master Servicer or Primary Servicer
Date Asset Expected to Be Resolved or Foreclosed      P26 - If Multiple properties then print the latest date from the affiliated properties. If in Foreclosure - Expected Date of Foreclosure and if REO -
                                                      Expected Sale Date.
Blank                                                 Left blank on purpose. (Note : was previousl Year Renovated. Use the Property
                                                      File field 15 instead)
Current Hyper Amortizing Date                         S79 - Current Anticipated Repayment Date. Date will be the same as setup file unless the loan is modified and a new date assigned
Most Recent Financial Indicator                       P75 - T= Trailing 12 months Y = Year to Date , Check Start & End Date Applies to field L6 to L73. If Multiple properties and all the same then print the value, if missing any or if the values are not the same, then leave empty
Last Setup Change Date                                S82 - Distribution Date that information changed last in the setup file by loan
Last Loan Contribution Date                           Date the loan was contributed
Last Property Contribution Date                       P67 - Date the latest property or properties were contributed. For Multiple properties print the latest date from the affiliated properties
Number of Properties                                  S54 - The Number of Properties Underlying the Mortgage Loan
Preceding Year DSCR Indicator                         Flag used to explain how the DSCR was calculated when there are multiple properties. See DSCR Indicator Legend.
Second Preceding Year DSCR Indicator                  Flag used to explain how the DSCR was calculated when there are multiple properties. See DSCR Indicator Legend.
Most Recent DSCR Indicator                            Flag used to explain how the DSCR was calculated when there are multiple properties. See DSCR Indicator Legend.
NOI/NCF Indicator                                     Indicates how NOI or Net Cash Flow was calculated should be the same for each financial period. See NOI/NCF Indicator Legend. P84 - If Multiple Properties
                                                      and all the same then print value, if missing any or if the values are not the same, then leave empty.
Date of Assumption                                    Date the loan last assumed by a new borrower - empty if never assumed
Preceding Fiscal Year NCF                             P78 - Preceding Fiscal Year Net Cash Flow related to Financial As of Date L58.
                                                      If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Preceding Fiscal Year DSCR (NCF)                      P79 - Preceding Fiscal Yr Debt Service Coverage Ratio using NCF related to
                                                      Financial As of Date L58. If Multiple properties populate using the "DSCR
                                                      Indicator Legend" rule.
Second Preceding Fiscal Year NCF                      P80 - Second Preceding Fiscal Year Net Cash Flow related to Financial As of
                                                      Date L65. If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule
Second Preceding Fiscal Year DSCR (NCF)               P81 - Second Preceding Fiscal Year Debt Service Coverage Ratio using Net
                                                      Cash Flow related to Financial As of Date L65. If Multiple properties populate using the "DSCR Indicator Legend" rule.
Most Recent NCF                                       P82 - Most Recent Net Cash Flow related to Financial As of Ending Date L73. If
                                                      Multiple properties then sum the value, if missing an then populate using the
                                                      "DSCR Indicator Legend" rule
Most Recent DSCR (NCF)                                P83 - Most Recent Debt Service Coverage Ratio using Net Cash Flow related to
                                                      Financial As of Ending Date L73. If Multiple properties populate using the
                                                      "DSCR Indicato Legend" rule.
Defeasance Status                                     See Defeasance Status Legend
ARA Amount                                            Appraisal Reduction Amount - Excess of the principal balance over the defined appraisal % or as defined in the trust documents
ARA Date                                              Date of appraisal used to calculate ARA
Credit Tenant Lease                                   S87 - Y=Yes, N=No
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               WORKOUT STRATEGY CODE LEGEND
--------------------------------------------------------------------------------
1              Modification
2              Foreclosure
3              Bankruptcy
4              Extension
5              Note Sale
6              DPO
7              REO
8              Resolved
9              Pending Return to Master Servicer
10             Deed In Lieu Of Foreclosure
11             Full Payoff
12             Reps and Warranties
13             Other or TBD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               LIQUIDATION/PREPAYMENT CODE
                         LEGEND
--------------------------------------------------------------------------------
1              Partial Liq'n (Curtailment)
2              Payoff Prior To Maturity
3              Disposition
4              Repurchase/ Substitution
5              Full Payoff At Maturity
6              DPO
7              Liquidation
8              Payoff w/ penalty
9              Payoff w/ yield Maintenance
10             Curtailment w/ Penalty
11             Curtailment w/ Yield Maintenance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 DEFEASANCE STATUS
                      LEGEND
--------------------------------------------------------------------------------
P              Partial Defeasance
F              Full Defeasance
N              No Defeasance Occurred
X              Defeasance not Allowable
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      STATUS OF MORTGAGE LOAN
                              LEGEND
--------------------------------------------------------------------------------
A              Payment Not Received But Still In Grace Period
B              Late Payment But Less Than 30 days Delinquent
0              Current
1              30-59 Days Delinquent
2              60-89 Days Delinquent
3              90+ Days Delinquent
4              Assumed Scheduled Payment (Performing Matured Balloon)
7              Foreclosure
9              REO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 MODIFICATION CODE
      LEGEND
--------------------------------------------------------------------------------
1                      Maturity Date Extension
2                      Amortization Change
3                      Principal Write-Off
4                      Combination
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DSCR INDICATOR
   LEGEND
--------------------------------------------------------------------------------
P                      Partial - Not all properties received financials,
                       servicer to leave empty
A                      Average - Not all properties received financials,
                       servicer allocates Debt Service only to properties
                       where financials are received.
F                      Full - All Statements Collected for all properties
W                      Worst Case - Not all properties received financials,
                       servicer allocates 100% of Debt Service to all properties
                       where financials are received.
N                      None Collected - no financials were received
C                      Consolidated - All properties reported on one "rolled up
                       financial from the borrower
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               NOI/NCF INDICATOR
                                    LEGEND
--------------------------------------------------------------------------------
CMSA                Calculated using CMSA standard
PSA                 Calculated using a definition given in the PSA
U/W                 Calculated using the underwriting method
--------------------------------------------------------------------------------

                                   EXHIBIT V-1

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE

                          REQUEST BY BENEFICIAL HOLDER

                                                                          [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services (CMBS), Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

Wachovia Bank, National Association
8739 Research Drive - URP4
Charlotte, North Carolina 28288

Lennar Partners, Inc.
760 NW 107th Avenue
Miami, Florida   33172

         Re:      Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 2003-C3

                  In accordance with Section 3.15 of the Pooling and Servicing Agreement dated as of February 11, 2003 (the "Pooling and Servicing Agreement"), among Wachovia Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, with respect to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

         1.       The undersigned is a beneficial owner of the Class ____
         Certificates.

         2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

         3. In consideration of the [Trustee's] [Master Servicer's] [Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part

                                     V-1-1
         of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

         4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

         5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                           ____________________________________
                                                  BENEFICIAL HOLDER OF A
                                                       CERTIFICATE

                                           By: _________________________________
                                               Name:  __________________________
                                               Title: __________________________
                                               Phone: __________________________

                                     V-1-2

                                   EXHIBIT V-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE

                                                                     [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn: Corporate Trust Services (CMBS), Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3

Wachovia Bank, National Association
8739 Research Drive - URP4
Charlotte, North Carolina 28288

Lennar Partners, Inc.
760 NW 107th Avenue
Miami, Florida   33172

         Re:      Wachovia Bank Commercial Mortgage Trust
                  Commercial Mortgage Pass-Through Certificates,
                  Series 2003-C3 (the "Certificates")

                  In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of February 11, 2003 (the "Pooling and Servicing Agreement"), among Wachovia Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee, with respect to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is contemplating an investment in the Class __ Certificates.

                  2. The undersigned is requesting access to the information posted to the Trustee's Internet Website pursuant to
         Section 4.02 of the Pooling and Servicing Agreement, or the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

                  3. In consideration of the [Trustee's] [Master Servicer's] [Special Servicer's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from its agents and auditors), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be disclosed by the undersigned or by its officers, directors, partners

                                     V-2-1
         employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

                  4. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                           ____________________________________
                                                 [PROSPECTIVE PURCHASER]

                                           By: _________________________________
                                               Name: ___________________________
                                               Title: __________________________
                                               Phone: __________________________

                                     V-2-2

                                    EXHIBIT W

                          FORM OF CMSA BOND FILE REPORT

                                      CSSA
                             BOND LEVEL FILE LAYOUT
               BOND LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS
                             VERSION 1.0 (12/31/98)

-------------------------------------------------  -----------------------------
                                                                       FORMAT
                 FIELD NAME                        #       TYPE       EXAMPLE
-------------------------------------------------  -----------------------------
Character Set                                             ASCII
Field Delineation                                         Comma
-------------------------------------------------  -----------------------------
Transaction Id                                       1      AN         XXX97001
Distribution Date                                    2      AN         YYYYMMDD
Record Date                                          3      AN         YYYYMMDD
Class Name/Class Id                                  4      AN              A-1
Cusip                                                5      AN        999999AA1
Original Balance                                     6    Numeric    1000000.00
Notional Flag                                        7      AN                Y
Beginning Balance                                    8    Numeric     100000.00
Scheduled Principal                                  9    Numeric       1000.00
Unscheduled Principal                               10    Numeric       1000.00
Total Principal Distribution                        11    Numeric       1000.00
Deferred Interest                                   12    Numeric       1000.00
Realized Loss (Gain)                                13    Numeric       1000.00
Cumulative Realized Losses                          14    Numeric     100000.00
Ending Balance                                      15    Numeric       1000.00
Current Index Rate                                  16    Numeric         0.055
Current Remittance Rate / Pass-Through Rate         17    Numeric         0.075
Accrual Method                                      18    Numeric             1
Current Accrual Days                                19    Numeric            30
Interest Accrued                                    20    Numeric       1000.00
Prepayment Penalty/Premium Allocation               21    Numeric       1000.00
Yield Maintenance Allocation                        22    Numeric       1000.00
Other Interest Distribution                         23    Numeric       1000.00
Prepayment Interest Shortfall                       24    Numeric       1000.00
Appraisal Reduction Allocation                      25    Numeric       1000.00
Other Interest Shortfall                            26    Numeric       1000.00
Total Interest Distribution                         27    Numeric       1000.00
Cumulative Appraisal Reduction                      28    Numeric       1000.00
Cumulative Prepayment Penalty/Premium Allocation    29    Numeric       1000.00
Cumulative Yield Maintenance Allocation             30    Numeric       1000.00
Beginning Unpaid Interest Balance                   31    Numeric       1000.00
Ending Unpaid Interest Balance                      32    Numeric       1000.00
DCR - Original Rating                               33      AN              AAA
DCR - Most Recent Rating                            34      AN              AAA
DCR - Date Transmitted from Rating Agency           35      AN         YYYYMMDD

-------------------------------------------------  ---------------------------------------------------------------------------------
                FIELD NAME                                                   DESCRIPTION/COMMENTS
-------------------------------------------------  ---------------------------------------------------------------------------------
Character Set
Field Delineation
-------------------------------------------------  ---------------------------------------------------------------------------------

Transaction Id                                     Unique Issue Identification Mnemonic (Consistent With CSSA Periodic Loan File)
Distribution Date                                  Date Payments Made To Certificateholders
Record Date                                        Date Class Must Be Held As Of To Be Considered Holder Of Record
Class Name/Class Id                                Unique Class Identification Mnemonic
Cusip                                              Cusip # (Null If No Cusip Exists)
Original Balance                                   The Class Balance At Inception Of The Issue
Notional Flag                                      "Y" For Notional
Beginning Balance                                  The Outstanding Principal Balance Of The Class At The Beginning Of The Current
                                                    Period
Scheduled Principal                                The Scheduled Principal Paid
Unscheduled Principal                              The Unscheduled Principal Paid
Total Principal Distribution                       Total Principal Payment Made
Deferred Interest                                  Any Interest Added To The Class Balance Including Negative Amortization
Realized Loss (Gain)                               The Total Realized Loss of (Gain) Allocated
Cumulative Realized Losses                         Realized Losses Allocated Cumulative-To-Date.
Ending Balance                                     Outstanding Principal Balance Of The Class At The End Of The Current Period
Current Index Rate                                 The Current Index Rate Applicable To The Calculation Of Current Period Remittance
                                                   Interest Rate
Current Remittance Rate / Pass-Through Rate        Annualized Interest Rate Applicable To The Calculation Of Current Period
                                                   Remittance Interest
Accrual Method                                     1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual, 5=Actual/366
Current Accrual Days                               The Number Of Accrual Days Applicable To The Calculation Of Current Period
                                                   Remittance Interest
Interest Accrued                                   The Amount Of Accrued Interest
Prepayment Penalty/Premium Allocation              Total Amount Of Prepayment Penalties Allocated
Yield Maintenance Allocation                       Total Amount Of Yield Maintenance Penalties Allocated
Other Interest Distribution                        Other Specific Additions To Interest
Prepayment Interest Shortfall                      Total Interest Adjustments For PPIS
Appraisal Reduction Allocation                     Total Current Appraisal Reduction Allocated
Other Interest Shortfall                           Total Interest Adjustments Other Than PPIS
Total Interest Distribution                        The Total Interest Payment Made
Cumulative Appraisal Reduction                     Total Cumulative Appraisal Reduction Allocated
Cumulative Prepayment Penalty/Premium Allocation   Total Amount Of Prepayment Penalties Allocated To Date
Cumulative Yield Maintenance Allocation            Total Amount Of Yield Maintenance Penalties Allocated To Date
Beginning Unpaid Interest Balance                  Outstanding Interest Shortfall At The Beginning Of The Current Period
Ending Unpaid Interest Balance                     Outstanding Interest Shortfall At The End Of The Current Period
DCR - Original Rating                              The Original Rating Of The Class By Duff & Phelps
DCR - Most Recent Rating                           The Most Recent Rating Of The Class By Duff & Phelps
DCR - Date Transmitted from Rating Agency          The Date On Which The Most Recent Rating Was Provided To The Trustee By Duff &
                                                   Phelps

Fitch - Original Rating                             36      AN              AAA
Fitch - Most Recent Rating                          37      AN              AAA
Fitch - Date Transmitted from Rating Agency         38      AN         YYYYMMDD
Moody's - Original Rating                           39      AN              AAA
Moody's - Most Recent Rating                        40      AN              AAA
Moody's - Date Transmitted from Rating Agency       41      AN         YYYYMMDD
Standard & Poors - Original Rating                  42      AN              AAA
Standard & Poors - Most Recent Rating               43      AN              AAA
Standard & Poors - Date Transmitted from Rating     44      AN         YYYYMMDD
------------------  -----------------------------  -----------------------------

Fitch - Original Rating                           The Original Rating Of The Class By Fitch
Fitch - Most Recent Rating                        The Most Recent Rating Of The Class By Fitch
Fitch - Date Transmitted from Rating Agency       The Date On Which The Most Recent Rating Was Provided To The Trustee By Fitch
Moody's - Original Rating                         The Original Rating Of The Class By Moody's
Moody's - Most Recent Rating                      The Most Recent Rating Of The Class By Moody's
Moody's - Date Transmitted from Rating Agency     The Date On Which The Most Recent Rating Was Provided To The Trustee By Moody's
Standard & Poors - Original Rating                The Original Rating Of The Class By Standard & Poors
Standard & Poors - Most Recent Rating             The Most Recent Rating Of The Class By Standard & Poors
Standard & Poors - Date Transmitted from Rating   The Date On Which The Most Recent Rating Was Provided To The Trustee By Agency
                                                  Standard & Poor
------------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT X

                      FORM OF CMSA COLLATERAL SUMMARY FILE

                                      CSSA
                         COLLATERAL SUMMARY FILE LAYOUT
         COLLATERAL LEVEL SUMMARY - SUMMARIZES CSSA 100.1 PERIODIC FILE
                             VERSION 1.0 (12/31/98)

--------------------------------------            ------------  ----------------------------
                                                    PERIODIC
                                                      FIELD                         FORMAT
            FIELD NAME                             REFERENCE #   #        TYPE      EXAMPLE
--------------------------------------            ------------  ----------------------------
Character Set                                                             ASCII
Field Delineation                                                         Comma
--------------------------------------            ------------  ----------------------------
Transaction Id                                                   1         AN      XXX97001
Group Id                                                         2         AN      XXX97001
Distribution Date                                                3         AN      YYYYMMDD
Original Loan Count                                              4      Numeric      100
Ending current period loan count                                 5      Numeric       99
Ending current period collateral  balance              7         6      Numeric   1000000.00
1 month Delinquent - number                                      7      Numeric       1
1 month Delinquent - scheduled                                   8      Numeric    1000.00
balance
2 months Delinquent - number                                     9      Numeric       1
2 months Delinquent - scheduled                                 10      Numeric    1000.00
balance
3 months Delinquent - number                                    11      Numeric       1
3 months Delinquent - scheduled                                 12      Numeric    1000.00
balance
Foreclosure - number                                            13      Numeric       1
Foreclosure - scheduled balance                                 14      Numeric    1000.00
REO - number                                                    15      Numeric       1
REO - scheduled balance                                         16      Numeric    1000.00
Specially serviced - number                                     17      Numeric       1
Specially serviced - scheduled balance                          18      Numeric    1000.00
In Bankruptcy - number                                          19      Numeric       1
In Bankruptcy - scheduled balance                               20      Numeric    1000.00
Prepaid loans - number                                          21      Numeric       1
Prepaid loans - principal                                       22      Numeric    1000.00
Total unscheduled principal                          27+28      23      Numeric    1000.00
Total Penalty for the period                                    24      Numeric    1000.00
Current realized losses (gains)                       47        25      Numeric    1000.00
Cumulative realized losses                                      26      Numeric    1000.00
Appraisal Reduction Amount                            33        27      Numeric    1000.00
Cumulative Appraisal Reduction                        35        28      Numeric    1000.00
Total P&I Advance Outstanding                         37        29      Numeric    1000.00

--------------------------------------      ---------------------------------------------------------------------------------------
           FIELD NAME                                                   DESCRIPTION/COMMENTS
--------------------------------------      ---------------------------------------------------------------------------------------
Character Set
Field Delineation
--------------------------------------      ---------------------------------------------------------------------------------------
Transaction Id                              Unique Issue Identification Mnemonic
Group Id                                    Unique Identification Number Assigned To Each Loan Group Within An Issue
Distribution Date                           Date Payments Made To Certificateholders
Original Loan Count                         Number of loans at time of securitization
Ending current period loan count            Number of loans at end of current period
Ending current period collateral balance    Aggregate scheduled balance of loans at end of current period
1 month Delinquent - number                 Number of loans one month delinquent
1 month Delinquent - scheduled balance      Scheduled principal balance of loans one month delinquent
2 months Delinquent - number                Number of loans two months delinquent
2 months Delinquent - scheduled balance     Scheduled principal balance of loans two months delinquent
3 months Delinquent - number                Number of loans three months delinquent
3 months Delinquent - scheduled  balance    Scheduled principal balance of loans three months delinquent
Foreclosure - number                        Number of loans in foreclosure - overrides loans in delinquency
Foreclosure - scheduled balance             Scheduled principal balance of loans in foreclosure - overrides loans in delinquency
REO - number                                Number of REOs - overrides loans in delinquency or foreclosure
REO - scheduled balance                     Book value of REOs - overrrides loans in delinquency or foreclosure
Specially serviced - number                 Number of specially serviced loans - includes loans in delinquency, foreclosure, REO
Specially serviced - scheduled balance      Scheduled principal of Specially Serviced loans
In Bankruptcy - number                      Number of loans in bankruptcy - included in  delinquency aging category
In Bankruptcy - scheduled balance           Scheduled principal balance of loans in bankruptcy - included in delinquency aging category
Prepaid loans - number                      Number of prepayments in full for the current period
Prepaid loans - principal                   Principal balance of loans prepaid in full for the current period.
Total unscheduled principal                 Includes prepayments in full, partial pre-payments, curtailments in the current perio
Total Penalty for the period                The aggregate prepayment or yield maintenance penalties on the loans for the period.
Current realized losses (gains)             Realized losses (gain) in the current period
Cumulative realized losses                  Cumulative realized losses
Appraisal Reduction Amount                  Total Current Appraisal Reduction Allocated
Cumulative Appraisal Reduction              Total Cumulative Appraisal Reduction Allocated
Total P&I Advance Outstanding               Outstanding P&I Advances At The End Of The
                                            Current Period

Total T&I Advance Outstanding             38         30       Numeric    1000.00
Other Expense Advance Outstanding         39         31       Numeric    1000.00
Reserve Balances                                     32       Numeric    1000.00
LOC Balances                                         33       Numeric    1000.00
Amortization WAM                                     34       Numeric      333
Maturity WAM                                         35       Numeric      333
Calculated WAC                                       36       Numeric     0.105
-----------------------------------  -----------   ---------------------------

Total T&I Advance Outstanding             Outstanding Taxes & Insurance Advances At The End Of The Current Period
Other Expense Advance Outstanding         Other Outstanding Advances At The End Of The Current Period
Reserve Balances                          Balance of cash or equivalent reserve accounts pledged as credit enhancement
LOC Balances                              Balance of letter of credit reserve accounts pledged as credit enhancement
Amortization WAM                          Weighted average maturity based on amortization term
Maturity WAM                              Weighted average maturity based on term to maturity
Calculated WAC                            Weighted average coupon used to calculate gross
                                          interest
--------------------------------------    ------------------------------------------------------------------------------------------

                                    EXHIBIT Y

                           FORM OF CMSA FINANCIAL FILE

                                  ATTACHMENT A:
                   CMSA FINANCIAL FILE - CATEGORY CODE MATRIX

---------------------------------------------------------------------------------------------------------------------
                                                                                 PROPERTY TYPE
                                                              -------------------------------------------------------
             CODE/                                                            MULTI-       HEALTH
           SORT ORDER              DESCRIPTION                COMMERCIAL      FAMILY        CARE         LODGING
---------------------------------------------------------------------------------------------------------------------
INCOME
           010GROSRNT       Gross Potential Rent                  --             -            -
           020VACANCY       Less: Vacancy/Collection Loss         -              -            -
           030BASERNT       Base Rent                             -              -
           040EXPREMB       Expense Reimbursement                 -
           050PCTRENT       Percentage Rent                       -
           060ROOMREV       Room Revenue                                                                    -
           070FOODBEV       Food & Beverage Revenues                                                        -
           080PHONE         Telephone Revenue                                                               -
           090OTHDREV       Other Departmental Revenue                                                      -
           100PVTPAY        Private Pay                                                       -
           110MEDCARE       Medicare/Medicaid                                                 -
           120NURSING       Nursing/Medical Income                                            -
           130MEALS         Meals Income                                                      -
           140LAUNDRY       Laundry/Vending Income                               -
           150PARKING       Parking Income                        -              -
           160OTHERIN       Other Income                          -              -            -             -

EXPENSES
           270ROOMS         Room (Department)                                                               -
           280FOODBEV       Food & Beverage (Departmental)                                                  -
           290PHONE         Telephone Expenses (Departmental)                                               -
           300OTHDEPT       Other Dept. Expenses                                                            -
           310RETAXES       Real Estate Taxes                     -              -            -             -
           320PROPINS       Property Insurance                    -              -            -             -
           330UTILITI       Utilities                             -              -            -             -
           340REPAIRS       Repairs and Maintenance               -              -            -             -
           350JANITOR       Janitorial                            -
           360FRANCHI       Franchise Fee                                                                   -
           370MANAGEM       Management Fees                       -              -            -             -
           380PAYROLL       Payroll & Benefits                    -              -            -             -
           390MARKETI       Advertising & Marketing               -              -            -             -
           400PROFESS       Professional Fees                     -              -            -             -
           410GENERAL       General and Administrative            -              -            -             -
           420ROOMS         Room Expense - Housekeeping                                       -
           430MEALS         Meal expense                                                      -
           440OTHEREX       Other Expenses                                       -            -             -
           450GROUNDR       Ground Rent                           -              -            -             -

RESRV
  &
CAPEX
           490LEASING       Leasing Commissions                   -
           500TENANTI       Tenant Improvements                   -
           510CAPEX         Capital Expenditures                  -              -            -             -
           520EXCAPEX       Extraordinary Capital
                            Expenditures                          -              -            -             -
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DATA TYPES
--------------------------------------------------------------------------------
   YTD        Current Year - Year to Date
    AN        Annual (prior 12 months' data...fiscal year - audited)
    TR        Trailing 12 months' data
    UB        Underwriting Base Line

              STATEMENT TYPES
   BOR        Borrower's Statement (as submitted)
   ADJ        Adjustments to Borrower's Statement
   NOR        Normalized Statement (to CMSA format)
--------------------------------------------------------------------------------

                                  ATTACHMENT B:
                       CMSA FINANCIAL FILE SPECIFICATIONS

----------------------------------------------------------------------------------------------------
                                           RECORD LAYOUT
----------------------------------------------------------------------------------------------------
Fields:      Trans ID              From CMSA Loan Setup File, Field #1
             Loan #                From CMSA Property File, Field #2
             Property Seq #        001 - 999
             YYYYMM                Financial Statement Beginning Date
             YYYYMM                Financial Statement Ending Date
             Data Type             See attached values
             Stmt Type             See attached values
             Category Code         See attached values
             Amount                Example : 999999.99 (Enter as an Absolute Value)
----------------------------------------------------------------------------------------------------
Key:         Trans ID
             Loan #
             Property Seq #
             YYYYMM                Financial Statement Ending Date
             Data Type
             Statement Type
             Category Code
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SAMPLE ASCII PRESENTATION (PREFERRED)
--------------------------------------------------------------------------------

XX97D4, 12768-34,001,199901,199903,YTD,NOR,010GROSRNT,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,020VACANCY,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,030BASERNT,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,160OTHERIN,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,310RETAXES,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,320PROPINS,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,330UTILITI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,340REPAIRS,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,350JANITOR,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,370MANAGEM,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,380PAYROLL,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,390MARKETI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,410GENERAL,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,440OTHEREX,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,500TENANTI,999999.99
XX97D4, 12768-34,001,199901,199903,YTD,NOR,510CAPEX,999999.99
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                  SAMPLE SPREADSHEET PRESENTATION
-------------------------------------------------------------------------------------------------------
                                   BEGIN         ENDING      DATA    STMT
TRANS ID      LOAN #    PROP #     YYYYMM        YYYYMM      TYPE    TYPE    CATEGORY       AMOUNT
-------------------------------------------------------------------------------------------------------
XX97D4       12768-34    001       199901        199903       YTD     NOR    010GROSRNT    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    020VACANCY    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    030BASERNT    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    160OTHERIN    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    310RETAXES    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    320PROPINS    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    330UTILITI    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    340REPAIRS    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    350JANITOR    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    370MANAGEM    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    380PAYROLL    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    390MARKETI    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    410GENERAL    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    440OTHEREX    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    500TENANTI    999999.99
XX97D4       12768-34    001       199901        199903       YTD     NOR    510CAPEX      999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    010GROSRNT    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    020VACANCY    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    030BASERNT    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    160OTHERIN    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    310RETAXES    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    320PROPINS    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    330UTILITI    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    340REPAIRS    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    350JANITOR    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    370MANAGEM    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    380PAYROLL    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    390MARKETI    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    410GENERAL    999999.99
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
XX97D4       12768-34    002       199901        199903       YTD     NOR    440OTHEREX    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    500TENANTI    999999.99
XX97D4       12768-34    002       199901        199903       YTD     NOR    510CAPEX      999999.99
-------------------------------------------------------------------------------------------------------

                                    EXHIBIT Z

                          FORM OF CMSA LOAN SETUP FILE
                             CMSA "LOAN SETUP" FILE
                              (DATA RECORD LAYOUT)
                             CROSS REFERENCED AS "S"

----------------------------------------------------------------------------------------------------
      SPECIFICATION                                      DESCRIPTION/COMMENTS
----------------------------------------------------------------------------------------------------
Acceptable Media Types            Magnetic Tape, Diskette, Electronic Transfer
Character Set                     ASCII
Field Delineation                 Comma
Density (Bytes-Per-Inch)          1600 or 6250
Magnetic Tape Label               None (unlabeled)
Magnetic Tape Blocking Factor     10285 (17 records per block)
Physical Media Label              Servicer Name; Data Type (Collection Period Data); Density
                                  (Bytes-Per-Inch); Blocking Factor; Record Length
Return Address Label              Required for return of physical media (magnetic tape or diskette)
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                     FIELD                        FORMAT
      FIELD NAME                                     NUMBER      TYPE             EXAMPLE
----------------------------------------------------------------------------------------------------
Transaction Id                                         1         AN              XXX97001
Group Id                                               2         AN              XXX9701A
Loan Id                                                3         AN           00000000012345
Prospectus Loan Id                                     4         AN                123
Original Note Amount                                   5       Numeric          1000000.00
Original Term Of Loan                                  6       Numeric             240
Original Amortization Term                             7       Numeric             360
Original Note Rate                                     8       Numeric            0.095
Original Payment Rate                                  9       Numeric            0.095
First Loan Payment Due Date                           10         AN              YYYYMMDD
Grace Days Allowed                                    11       Numeric              10
Interest Only (Y/N)                                   12         AN                 Y
Balloon (Y/N)                                         13         AN                 Y
Interest Rate Type                                    14       Numeric              1
Interest Accrual Method Code                          15       Numeric              1
Interest in Arrears (Y/N)                             16         AN                 Y
Payment Type Code                                     17       Numeric              1
Prepayment Lock-out End Date                          18         AN              YYYYMMDD
Yield Maintenance End Date                            19         AN              YYYYMMDD
Prepayment Premium End Date                           20         AN              YYYYMMDD
Prepayment Terms Description                          21         AN                Text
ARM Index Code                                        22         AN                 A
----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
     FIELD NAME                                                               DESCRIPTION/COMMENTS
---------------------------------------------------------------------------------------------------------------------------------
Transaction Id                                Unique Issue Identification Mnemonic
Group Id                                      Unique Indentification Number Assigned To Each Loan Group Within An Issue
Loan Id                                       Unique Servicer Loan Number Assigned To Each Collateral Item In A Pool
Prospectus Loan Id                            Unique Identification Number Assigned To Each Collateral Item In The Prospectus
Original Note Amount                          The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan                         Original Number Of Months Until Maturity Of Loan
Original Amortization Term                    Original Number Of Months Loan Amortized Over
Original Note Rate                            The Note Rate At Inception Of The Note
Original Payment Rate                         Original Rate Payment Calculated On
First Loan Payment Due Date                   First Payment Date On The Mortgage Loan
Grace Days Allowed                            Number Of Days From Due Date Borrower Is Permitted To Remit Payment
Interest Only (Y/N)                           Y=Yes, N=No
Balloon (Y/N)                                 Y=Yes, N=No
Interest Rate Type                            1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code                  1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual, 5=Actual/366, 6=Simple,
                                              7=78's
Interest in Arrears (Y/N)                     Y=Yes, N=No
Payment Type Code                             See Payment Type Code Legend
Prepayment Lock-out End Date                  Date After Which Loan Can Be Prepaid
Yield Maintenance End Date                    Date After Which Loan Can Be Prepaid Without Yield Maintenance
Prepayment Premium End Date                   Date After Which Loan Can Be Prepaid Without Penalty
Prepayment Terms Description                  Should reflect the information in Annex A or use the format of LO(36), YM(28),
                                              7(12), O(3). If manually derived, the Cutoff Date should be the start date for period counting.
ARM Index Code                                See Arm Index Code Legend
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                     FIELD                        FORMAT
              FIELD NAME                            NUMBER      TYPE             EXAMPLE
-----------------------------------------------------------------------------------------------
First Rate Adjustment Date                            23         AN              YYYYMMDD
First Payment Adjustment Date                         24         AN              YYYYMMDD
ARM Margin                                            25       Numeric            0.025
Lifetime Rate Cap                                     26       Numeric             0.15
Lifetime Rate Floor                                   27       Numeric             0.05
Periodic Rate Increase Limit                          28       Numeric             0.02
Periodic Rate Decrease Limit                          29       Numeric             0.02
Periodic Pay Adjustment Max-%                         30       Numeric             0.03
Periodic Pay Adjustment Max-$                         31       Numeric           5000.00
Payment Frequency                                     32       Numeric              1
Rate Reset Frequency                                  33       Numeric              1
Pay Reset Frequency                                   34       Numeric              1
Rounding Code                                         35       Numeric              1
Rounding Increment                                    36       Numeric           0.00125
Index Look Back In Days                               37       Numeric              45
Negative Amortization Allowed (Y/N)                   38         AN                 Y
Max Neg Allowed (% Of Orig Bal)                       39       Numeric            0.075
Maximum Negate Allowed ($)                            40       Numeric           25000.00
Remaining Term At Contribution                        41       Numeric             240
Remaining Amort Term At Contribution                  42       Numeric             360
Maturity Date At Contribution                         43         AN              YYYYMMDD
Scheduled Principal Balance At Contribution           44       Numeric          1000000.00
Note Rate At Contribution                             45       Numeric            0.095
Servicer And Trustee Fee Rate                         46       Numeric           0.00025
Fee Rate / Strip Rate 1                               47       Numeric           0.00001
Fee Rate / Strip Rate 2                               48       Numeric           0.00001
Fee Rate / Strip Rate 3                               49       Numeric           0.00001
Fee Rate / Strip Rate 4                               50       Numeric           0.00001
Fee Rate / Strip Rate 5                               51       Numeric           0.00001
Net Rate At Contribution                              52       Numeric            0.0947
Periodic P&I Payment At Contribution                  53       Numeric           3000.00
# Of Properties at Contribution                       54       Numeric              13
Property Name                                         55         AN                Text
Property Address                                      56         AN                Text
Property City                                         57         AN                Text
Property State                                        58         AN                Text
Property Zip Code                                     59         AN                Text
Property County                                       60         AN                Text
Property Type Code                                    61         AN                 MF
Net Square Feet At Contribution                       62       Numeric            25000
# Of Units/Beds/Rooms At Contribution                 63       Numeric              75
-----------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                FIELD NAME                                              DESCRIPTION/COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
First Rate Adjustment Date                    Date Note Rate Originally Changed
First Payment Adjustment Date                 Date Payment Originally Changed
ARM Margin                                    Rate Added To Index Used In The Determination Of The Gross Interest Rate
Lifetime Rate Cap                             Maximum Rate That The Borrower Must Pay On An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                           Minimum Rate That The Borrower Must Pay On An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit                  Maximum Periodic Increase To The Note Rate Allowed Per The Loan Agreement
Periodic Rate Decrease Limit                  Minimum Periodic Decrease To The Note Rate Allowed Per The Loan Agreement
Periodic Pay Adjustment Max-%                 Max Periodic % Increase To The P&I Payment Allowed Per The Loan Agreement
Periodic Pay Adjustment Max-$                 Max Periodic Dollar Increase To The P&I Payment Allowed Per The Loan Agreement
Payment Frequency                             1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually ...
Rate Reset Frequency                          1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually, 365=Daily
Pay Reset Frequency                           1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually, 365=Daily
Rounding Code                                 Rounding Method For Sum Of Index Plus Margin (See Rounding Code Legend)
Rounding Increment                            Used In Conjunction With Rounding Code
Index Look Back In Days                       Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization Allowed (Y/N)           Y=Yes, N=No
Max Neg Allowed (% Of Orig Bal)               Max Lifetime % Increase to the Original Balance Allowed Per The Loan Agreement
Maximum Negate Allowed ($)                    Max Lifetime Dollar Increase to the Original Balance Allowed Per The Loan
                                              Agreement
Remaining Term At Contribution                Remaining Number Of Months Until Maturity Of Loan At Cutoff
Remaining Amort Term At Contribution          Remaining Number Of Months Loan Amortized Over At Cutoff
Maturity Date At Contribution                 The Scheduled Maturity Date Of The Mortgage Loan At Contribution
Scheduled Principal Balance At Contribution   The Scheduled Principal Balance Of The Mortgage Loan At Contribution
Note Rate At Contribution                     Cutoff Annualized Gross Interest Rate Applicable To The Calculation Of Scheduled
                                              Interest
Servicer And Trustee Fee Rate                 Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1                       Cutoff Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate / Strip Rate 2                       Cutoff Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate / Strip Rate 3                       Cutoff Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate / Strip Rate 4                       Cutoff Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Fee Rate / Strip Rate 5                       Cutoff Annualized Fee/Strip Netted Against Current Note Rate = Net Rate
Net Rate At Contribution                      Cutoff Annualized Interest Rate Applicable To The Calculation Of Remittance
                                              Interest
Periodic P&I Payment At Contribution          The Periodic Scheduled Principal & Interest Payment at Contribution
# Of Properties at Contribution               L86 - The Number Of Properties Underlying The Mortgage Loan
Property Name                                 P7 - If Multiple properties print "Various"
Property Address                              P8 - If Multiple properties print "Various"
Property City                                 P9 - If Multiple properties have the same city then print the city, otherwise print "Various". Missing information print "Incomplete"
Property State                                P10 - If Multiple properties have the same state then print the state, otherwise print "XX" to represent various. Missing information print "ZZ"
Property Zip Code                             P11 - If Multiple properties have the same zip code then print the zip code, otherwise print "Various". Missing information print "Incomplete"
Property County                               P12 - If Multiple properties have the same county then print the county, otherwise print "Various". Missing information print "Incomplete"
Property Type Code                            P13 -  If Multiple properties have the same property type code then print the property code, otherwise print "XX" to represent various. Missing information print "ZZ"
Net Square Feet At Contribution               P16 - For Multiple properties, if all the same Property Type, sum the values, if missing any leave empty
# Of Units/Beds/Rooms At Contribution         P17 - For Multiple properties, if all the same Property Type, sum the values, if missing any leave empty
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                     FIELD                        FORMAT
          FIELD NAME                                NUMBER      TYPE             EXAMPLE
----------------------------------------------------------------------------------------------------
Year Built                                            64         AN                YYYY
NOI At Contribution                                   65       Numeric          100000.00
DSCR (NOI) At Contribution                            66       Numeric             2.11
Appraisal Value At Contribution                       67       Numeric          1000000.00
Appraisal Date At Contribution                        68         AN              YYYYMMDD
Physical Occupancy At Contribution                    69       Numeric             0.88
Revenue At Contribution                               70       Numeric          100000.00
Operating Expenses At Contribution                    71       Numeric          100000.00
Contribution Financials As Of Date                    72         AN              YYYYMMDD
Recourse (Y/N)                                        73         AN                 Y
Ground Lease (Y/S/N)                                  74         AN                 Y
Cross-Collateralized Loan Grouping                    75         AN                Text
Collection Of Escrows (Y/N)                           76         AN                 Y
Collection Of Other Reserves (Y/N)                    77         AN                 Y
Lien Position At Contribution                         78       Numeric              1
Hyper Amortizing Begin Date                           79         AN              YYYYMMDD
Defeasance Option Start Date                          80         AN              YYYYMMDD
Defeasance Option End Date                            81         AN              YYYYMMDD
Last Setup Change Date                                82         AN              YYYYMMDD
NCF At Contribution                                   83       Numeric          100000.00
DSCR (NCF) At Contribution                            84       Numeric             2.11
DSCR Indicator at Contribution                        85         AN                Text
Loan Contributor to Securitization                    86         AN                Text
Credit Tenant Lease                                   87         AN                 Y
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
          FIELD NAME                                                        DESCRIPTION/COMMENTS
----------------------------------------------------------------------------------------------------------------------------------
Year Built                                    P14 - If Multiple properties have the same Year Built then print Year Built else leave empty
NOI At Contribution                           P47 - If Multiple properties sum the values, if missing any then populate using
                                              the "DSCR Indicator Legend" rule.   Should match the prospectus if available.
DSCR (NOI) At Contribution                    P48 - If Multiple properties populate using the "DSCR Indicator Legend" rule.
                                              DSCR At Contribution using NOI.   Should match the prospectus if available.
Appraisal Value At Contribution               P49 - If Multiple properties sum the values , if missing any then leave empty
Appraisal Date At Contribution                P50 - If Multiple properties and all the same then print the date, if missing any then leave empty
Physical Occupancy At Contribution            P51 - If Multiple properties, Use weighted average by using the calculation
                                              [Current Allocated % (Prop) * Occupancy (Oper)] for each Property, if missing one then leave empty
Revenue At Contribution                       P45 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule. Should match the prospectus if available.
Operating Expenses At Contribution            P46 - If Multiple properties then sum the value, if missing any then populate using the "DSCR Indicator Legend" rule. Should match the prospectus if available.
Contribution Financials As Of Date            P44 - If Multiple properties and all the same then print the date, if missing any then leave empty
Recourse (Y/N)                                Y=Yes, N=No
Ground Lease (Y/S/N)                          Y=Yes, S=Subordinate, N= No ground lease, P22 - If Multiple properties and any one property is "Y" or "S" print "Y"
Cross-Collateralized Loan Grouping            P6 - All Loans With The Same Value Are Crossed, For example : "X02-1" would be populated in this field for all related loans, "X02-2" would be populated for the next group of related loans.
Collection Of Escrows (Y/N)                   Y=Yes, N=No - Referring to Taxes and Insurance
Collection Of Other Reserves (Y/N)            Y=Yes, N=No - Referring to Reserves other than Taxes and Insurance. If any property has a value > 0 in P23, this field should be "Y"
Lien Position At Contribution                 1=First, 2=Second ...
Hyper Amortizing Begin Date                   L81 - Date used to track Anticipated Repayment Date Loans
Defeasance Option Start Date                  Date loan can start defeasance
Defeasance Option End Date                    Date that defeasance ends
Last Setup Change Date                        L83 - Distribution Date that the information was last changed by loan
NCF At Contribution                           P76 - If Multiple properties sum the values, if missing any then populate using the "DSCR Indicator Legend" rule. Net Cash Flow At Contribution. Should match the prospectus if available.
DSCR (NCF) At Contribution                    P77 - If Multiple properties populate using the "DSCR Indicator Legend" rule.
                                              DSCR At Contribution using NCF to calculate. Should match the prospectus if available.
DSCR Indicator at Contribution                Flag used to explain how the DSCR was calculated when there are multiple properties. See DSCR Indicator Legend.
Loan Contributor to Securitization            Name of entity ultimately responsible for the reps and warranties of the loan contributed
Credit Tenant Lease                           L101 - Y=Yes, N=No
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              ROUNDING CODE
                                 LEGEND
--------------------------------------------------------------------------------
1                      Unrounded
2                      Nearest Percentage Increment
3                      Up To Nearest Percentage Increment
4                      Down To Nearest Percentage Increment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        PROPERTY TYPES CODE
                              LEGEND
--------------------------------------------------------------------------------
MF                      Multifamily
RT                      Retail
HC                      Health Care
IN                      Industrial
WH                      Warehouse
MH                      Mobile Home Park
OF                      Office
MU                      Mixed Use
LO                      Lodging
SS                      Self Storage
OT                      Other
SE                      Securities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ARM INDEX CODE
                                      LEGEND
--------------------------------------------------------------------------------
A                          11 FHLB COFI (1 Month)
B                          11 FHLB COFI (6 Month)
C                          1 Year CMT Weekly Average Treasury
D                          3 Year CMT Weekly Average Treasury
E                          5 Year CMT Weekly Average Treasury
F                          Wall Street Journal Prime Rate
G                          1 Month LIBOR
H                          3 Month LIBOR
I                          6 Month LIBOR
J                          National Mortgage Index Rate
                           All Others Use Short Text Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PAYMENT TYPE CODE
                                       LEGEND
--------------------------------------------------------------------------------
1                          Fully Amortizing
2                          Amortizing Balloon
3                          Interest Only / Balloon
4                          Interest Only / Amortizing
5                          Interest Only / Amortizing / Balloon
6                          Principal Only
7                          Hyper-Amortization
9                          Other
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
DSCR INDICATOR
   LEGEND
--------------------------------------------------------------------------------
P                   Partial - Not all properties received financials, servicer to leave empty
A                   Average - Not all properties received financials, servicer allocates Debt Service only to properties where financials are received.
F                   Full - All Statements Collected for all properties
W                   Worst Case - Not all properties received financials,
                    servicer allocates 100% of Debt Service to all properties
                    where financials are received.
N                   None Collected - no financials were received
C                   Consolidated-All properties reported on 1 "rolled up"
                    financial from the borrower
--------------------------------------------------------------------------------

                                   EXHIBIT AA

                            INITIAL COMPANION HOLDERS

         Capital Lease Funding, LLC shall be the initial Companion Holder of the Companion Loans.

                                   EXHIBIT BB

                       CLASS IO-II REFERENCE RATE SCHEDULE

  INTEREST                                     INTEREST
  ACCRUAL    DISTRIBUTION     CLASS IO-II      ACCRUAL       DISTRIBUTION     CLASS IO-II
   PERIOD       DATE        REFERENCE RATE      PERIOD          DATE        REFERENCE RATE
-------------------------   --------------     --------------------------   --------------
 1              3/15/03         5.94456           43            9/15/06          6.14452
 2              4/15/03          6.1463           44           10/15/06          5.94574
 3              5/15/03         5.94758           45           11/15/06          6.14446
 4              6/15/03         6.14617           46           12/15/06          5.94568
 5              7/15/03         5.94745           47            1/15/07          5.94564
 6              8/15/03         6.14605           48            2/15/07          5.94561
 7              9/15/03         6.14600           49            3/15/07          5.94631
 8             10/15/03         5.94728           50            4/15/07          6.14429
 9             11/15/03         6.14588           51            5/15/07          5.94549
10             12/15/03         5.94716           52            6/15/07          6.14422
11              1/15/04         6.14576           53            7/15/07          5.94542
12              2/15/04         5.94704           54            8/15/07          6.14415
13              3/15/04         5.94715           55            9/15/07          6.14145
14              4/15/04         6.14557           56           10/15/07          5.94271
15              5/15/04         5.94684           57           11/15/07          6.14135
16              6/15/04         6.14545           58           12/15/07          5.94246
17              7/15/04         5.94671           59            1/15/08          6.14394
18              8/15/04         6.14532           60            2/15/08          5.96189
19              9/15/04         6.14529           61            3/15/08          5.96215
20             10/15/04         5.94656           62            4/15/08          6.16112
21             11/15/04         6.14520           63            5/15/08          5.96181
22             12/15/04         5.94648           64            6/15/08          6.16107
23              1/15/05         5.94643           65            7/15/08          5.96175
24              2/15/05         5.94639           66            8/15/08          6.16102
25              3/15/05         5.94696           67            9/15/08          6.16100
26              4/15/05         6.14501           68           10/15/08          5.96167
27              5/15/05         5.94629           69           11/15/08          6.16095
28              6/15/05         6.14496           70           12/15/08          5.96161
29              7/15/05         5.94623           71            1/15/09          5.96157
30              8/15/05         6.14490           72            2/15/09          5.96154
31              9/15/05         6.14487           73            3/15/09          5.96242
32             10/15/05         5.94613           74            4/15/09          6.16079
33             11/15/05         6.14481           75            5/15/09          5.96143
34             12/15/05         5.94606           76            6/15/09          6.16073
35              1/15/06         5.94602           77            7/15/09          5.96136
36              2/15/06         5.94599           78            8/15/09          6.16067
37              3/15/06         5.94664           79            9/15/09          6.16064
38              4/15/06         6.14465           80           10/15/09          5.95296
39              5/15/06         5.94589           81           11/15/09          6.15201
40              6/15/06         6.14459           82           12/15/09          5.95289
41              7/15/06         5.94583           83            1/15/10          5.96202
42              8/15/06         6.14454           84            2/15/10          5.97314

                                   EXHIBIT CC

                         FORM OF PURCHASE OPTION NOTICE
                            PURSUANT TO SECTION 3.18

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Wachovia Bank, National Association
NC 1075
8739 Research Drive URP4
Charlotte, North Carolina 28262-1075
Attention: Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-
           Through Certificates, Series 2003-C3

           Re:    Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates, Series 2003-C3

Ladies and Gentlemen:

           The undersigned hereby acknowledges that it is the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section 3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of February 11, 2003, by and among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank Minnesota, N.A., as trustee, Lennar Partners, Inc., as special servicer, and Wachovia Bank, National Association, as master servicer. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

           The undersigned Option Holder [is the Special Servicer] [is the Majority Subordinate Certificateholder] [acquired its Purchase Option from the [Special Servicer] [Majority Subordinate Certificateholder] on _________].

           The undersigned Option Holder is exercising its Purchase Option at the cash price of $______________, which amount equals or exceeds the Option Price, as defined in Section 3.18(c) of the Pooling and Servicing Agreement. Within ten (10) Business Days of the date hereof, [the undersigned Option Holder] [______________, an Affiliate of the undersigned Option Holder] will deliver the Option Price to or at the direction of the Special Servicer in exchange for the release of the Mortgage Loan, the related Mortgaged Property and delivery of the related Mortgage Loan File.

           The undersigned Option Holder agrees that it shall prepare and provide the Special Servicer with such instruments of transfer or assignment, in each case without recourse, as shall be reasonably necessary to vest in it or its designee the ownership of Mortgage Loan ____, together with such other documents or instruments as the Special Servicer shall reasonably require to consummate the purchase contemplated hereby.

           The undersigned Option Holder acknowledges and agrees that its exercise of its Purchase Option Notice may not be revoked and that the undersigned Option Holder, or its designee, shall be obligated to close its purchase of Mortgage Loan ___ in accordance with the terms and conditions of this letter and Section 3.18 of the Pooling and Servicing Agreement.

                               Very truly yours,

                               [Option Holder]

                               By: ____________________________________________
                                   Name:
                                   Title:

           [By signing this letter in the space provided below, the [Special Servicer] [Majority Subordinate Certificateholder] hereby acknowledges and affirms that it transferred its Purchase Option to the Option Holder identified above on [_________].

[_____________________]

By:
Name:
Title:

                                   EXHIBIT DD

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

                  To:   Fitch Ratings
                        One State Street Plaza, 31st Floor
                        New York, New York  10004
                        Attn:  Commercial Mortgage Surveillance

                  From: Wachovia Bank, National Association, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of February 11, 2003 (the "Pooling and Servicing Agreement"), among the Master Servicer, Wells Fargo Bank Minnesota, N.A., as Trustee, and others.

                  Date: _________, 20___

                  Re:   Wachovia Bank Commercial Mortgage Trust,
                        Commercial Mortgage Pass-Through Certificates Series 2003-C3

                        Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________
                             ____________________

                  Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                  As Master Servicer under the Pooling and Servicing Agreement, we hereby:

                  (a) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

                  ____ a full defeasance of the entire principal balance of the Mortgage Loan; or

                  ____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

                  (b) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  (i) The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  (ii)     The defeasance was consummated on __________, 20__.

                  (iii)    The defeasance collateral consists of securities that
         (i) constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance,
         (iii) are rated 'AAA' by S&P, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and
         (v) are not subject to prepayment, call or early redemption.

                  (iv) The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

                  (v) The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  (vi) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

                  (vii) The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and
         (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  (viii) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  (ix) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee's Distribution Date Statement received by us (the "Current Report").

                  (x) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

                  (c) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

                  (d) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

                  (e) Agree to provide copies of all items listed in Exhibit B to you upon request.

                  IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                    WACHOVIA BANK, NATIONAL ASSOCIATION

                                    By: ________________________________________
                                        Name:
                                        Title:

                                   EXHIBIT EE

                            FORM CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

                    Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates
                          Series 2003-C3 (the "Trust")

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the servicing information required to be provided to the trustee by the servicer and the special servicer under the pooling and servicing agreement is included in these reports;

4. I am responsible for reviewing the activities performed by the master servicer and the special servicer under the pooling and servicing agreement and based upon the review required under [Section 3.13]* of the pooling and servicing agreement, and except as disclosed in the report, the master servicer and the special servicer have fulfilled their obligations in all material respects under the pooling and servicing agreement in the year such review applies;

5. I have disclosed to the master servicer's or the special servicer's certified public accountants all significant deficiencies relating to the master servicer's or special servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.

Date:    _________________________
__________________________________
[Signature]
[Title]

* If master servicer is providing certification.

                                   EXHIBIT FF

                           FORM OF CERTIFICATION TO BE
                              PROVIDED TO DEPOSITOR

                    Wachovia Bank Commercial Mortgage Trust,
                  Commercial Mortgage Pass-Through Certificates
                          Series 2003-C3 (the "Trust")

                  I, [identify the certifying individual], a [title] of [Wells Fargo Bank Minnesota, N.A. as trustee] [master servicer] [special servicer] certify to Wachovia Commercial Mortgage Securities, Inc. [and Wells Fargo Bank Minnesota, N.A., as trustee] [add for certifications signed by an officer of the master servicer], [add for certifications signed by an officer of the special servicer] and [its][their] [add for certifications signed by an officer of the master servicer] [add for certifications signed by an officer of the special servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. [To be certified by the trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by that annual report, of the Trust;]

2. [To be certified by the trustee] [Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;]

3. [[To be certified by the trustee] [Based on my knowledge, the servicing information needed to prepare the distribution date statements under the pooling and servicing agreement and received by the trustee has been reflected in the distribution date statement and included in the reports on Form 8-K;]] [[To be certified by the master servicer] [Based on my knowledge and assuming, with respect to any specially serviced mortgage loan or reo loan, the certification provided by the special servicer is accurate, the servicing information required to be provided to the trustee under the pooling and servicing agreement has been provided to the trustee;]] [[To be certified by the special servicer] [Based on my knowledge, the servicing information required to be provided to the master servicer under the pooling and servicing agreement has been provided to the master servicer;]]

4.* [To be certified by the master servicer [the special servicer]] [I am responsible for reviewing the activities performed by the [master servicer] [special servicer] under the pooling and servicing agreement and based upon the review required under Section 3.13 of the pooling and servicing agreement, and except as disclosed in the officer's certificate delivered to the trustee pursuant to Section 3.13 of the pooling and servicing, to the best

------------------
* The master servicer and the special servicer shall only certify as to Sections 4 and 5 above as such Sections relate to the master servicer and the special servicer,as the case may be.

         of my knowledge, based on such review, the [master servicer] [special servicer] has fulfilled in all material respects its obligations under the pooling and servicing agreement in the year to which such review applies;] and

5.* [To be certified by the [master servicer] [the special servicer]] [I have disclosed to the [master servicer's] [special servicer's] certified public accountants all significant deficiencies of which I have knowledge relating to the [master servicer's] [special servicer's] compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the pooling and servicing agreement.]

Date: _________________________

[WELLS FARGO BANK MINNESOTA, N.A.]
[MASTER SERVICER]
[SPECIAL SERVICER]

_______________________________
[Signature]
[Title]

------------------------
* The master servicer and the special servicer shall only certify as to Sections 4 and 5 above as such Sections relate to the master servicer and the special servicer, as the case may be.

                                      FF-2